As filed with the Securities and Exchange Commission on November 6, 2017

Registration No. 333-220499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7371	95-4484725
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	100 Canal Pointe Blvd., Suite 108 Princeton, New Jersey 08540 (732) 243-9250
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

	Giri Devanur President and Chief Executive Officer 100 Canal Pointe Boulevard, Suite 108 Princeton, New Jersey 08540 (732) 243-9250
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

	Copies to:

Adam W. Finerman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, New York 10019 (212) 451-2300	Stephen E. Older McGuireWoods LLP 1345 Avenue of the Americas New York, New York 10105 (212) 548-2122

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.01 per share	_______ shares(2)	$____ per share	$8,000,000	$996.00(3)
Common Stock Purchase Warrants	_______ warrants	$0.01 per warrant	$12,289	$1.53
Shares of Common Stock, $0.01 par value per share, underlying the Common Stock Purchase Warrants	_______ shares(2)	$____ per share	$10,000,000	$1,245.00
TOTAL			$18,012,289	$2,242.53(3)

__________

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)	Including shares of common stock that may be purchased by the underwriters to cover over-allotments.

(3)	The Registrant previously paid $1,159.00 in connection with the registration fee due for this Form S-1 Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 6, 2017

Shares
Common Stock
Ameri Holdings, Inc.
Warrants to Purchase
_________ Shares of
Common Stock

We are offering an aggregate of _________ shares of our common stock, $0.01 par value per share at a price of $___ per share, and warrants to purchase up to an aggregate _________ shares of our common stock at a price of $0.01 per warrant. Each share of our common stock is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an exercise price of $_________ per share (_________ % of the public offering price of our common stock and assuming a public offering price of $_________ per share), will be exercisable upon issuance and will expire five years from the date of issuance. The shares of our common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is presently quoted on the OTCQB under the symbol “AMRH”. On November 3, 2017, the last reported sale price for our common stock on the OTCQB was $6.51 per share. We have applied to have our common stock and warrants offered hereby listed on The NASDAQ Capital Market under the symbol “AMRH” and “AMRHW”, respectively. No assurance can be given that our application will be approved. There is no established public trading market for the warrants. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, will be subject to reduced public reporting requirements.

Investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about the risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Underwriting discounts and commissions(1)	Proceeds to issuer(1)
Initial public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us	$	$	$	$

(1)	We refer you to “Underwriting” beginning on page 76 of this prospectus for additional information regarding total underwriter compensation.

We have granted a 30-day “over-allotment” option to the underwriters to purchase up to an additional _______ shares of common stock and/or warrants to cover allotments, if any. The underwriters expect to deliver the shares and warrants to purchasers in this offering on or about ___________, 2017.

Sole Bookrunner Northland Capital Markets
Co-Manager Barrington Research

The date of this prospectus is ____________, 2017.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless the context indicates otherwise, the terms “Ameri”, “the Company”, “we”, “us” and “our” refer to Ameri Holdings, Inc., a Delaware corporation and its subsidiaries.

Our Company

We specialize in delivering SAP cloud, digital and enterprise services to clients worldwide.

SAP is a leader in providing enterprise resource planning (“ERP”) software and technologies to enterprise customers worldwide. We deliver a wide range of solutions and services across multiple domains and industries. Our services center around SAP and include technology consulting, business intelligence, cloud services, application development/integration and maintenance, implementation services, infrastructure services, and independent validation services, all of which can be delivered as a set of managed services or on an on-demand service basis, or a combination of both.

Our SAP focus allows us to provide technological solutions to a broad and growing base of clients. We are headquartered in Princeton, NJ, and have offices across the United States, which are supported by delivery centers in India. Our model inverts the conventional global delivery model wherein offshore information technology (“IT”) service providers are based abroad and maintain a minimal presence in the United States. With a strong SAP focus, our client partnerships anchor around SAP cloud and digital services. In 2017, we signed a strategic partnership agreement with NEC America to offer SAP HANA (a next generation enterprise database system) migration services. This partnership will allow us to offer our clients a broader spectrum of services. We pursue an acquisition strategy that seeks to disrupt the established business model of offshore IT service providers.

Our primary business objective is to provide our clients with a competitive advantage by enhancing their business capabilities and technologies with our expanding consulting services portfolio, which is aided by our business acquisitions. Our strategic acquisitions allow us to bring global service delivery, SAP S/4 HANA and high-end SAP consulting capabilities to a broader geographic market and customer base. We continue to leverage our growing geographical footprint and technical expertise to simultaneously expand our service and product offering. With each acquisition, our goal is to identify business synergies that will allow us to bring new services and products from one subsidiary to customers at our other subsidiaries. While we generate revenues from the consulting businesses of each of our acquired subsidiaries, we believe that additional revenues will be generated through new business relationships and services developed through our business combinations.

As of July 31, 2017, we employed approximately 275 employees in 11 locations in the United States, Canada and India. For the twelve months ended December 31, 2016 and the twelve months ended December 31, 2015, we generated revenues of $36,145,589 and $20,261,172, respectively, and incurred comprehensive net losses of $2,788,112 and $814,075 respectively. For the six months ended June 30, 2017 and the six months ended June 30, 2016, we generated revenues of $24,609,186 and $13,699,902, respectively, and incurred comprehensive net losses of $5,003,010 and $2,370,074 respectively.

Our Growth Strategy

Our growth strategy is based on customer-driven business expansion and strategic acquisitions of SAP services companies. We introduce specific key account management strategies to grow organically by cross selling and upselling different services across business units. It is our goal to be a leader in the SAP cloud, digital and enterprise services market. We use strategic acquisitions, alliances and partnerships to achieve this goal.

We have complementary near-term and longer-term strategies. In the short-term, we continue to focus on high-end consulting and solutions in the SAP space. Our medium-term focus will be to make an entry into cloud engagements and HANA. Signing up with NEC as a strategic partner for the SAP HANA migration will be critical to achieving this objective. Additionally, we plan to gain market share in high-growth areas within the SAP ecosystem such as Hybris, Success Factors and BI/BW/SAP HANA. In the long-term, we plan to identify and acquire firms in the areas of Artificial Intelligence (AI) and robotics to bolster our AIR (AI + internet of things + robotics) practice. We believe that during each phase of our growth strategy business and market conditions will require our plans to evolve or change, and we plan to be agile in addressing both opportunities and exigencies.

The integration of each of our acquisitions into our business enterprise requires establishing our company’s standard operating procedures at each acquired entity, seamlessly transitioning each acquired entity’s branding to the “Ameri100” brand and assessing any necessity to transition account management. The integration process also requires us to evaluate any product-line expansions made possible by the acquired entity and how to bring new product lines to the broader customer base of the entire Company. With the integration of each acquisition, we face challenges of maintaining cross-company visibility and cooperation, creating a cohesive corporate culture, handling unexpected customer reactions and changes and aligning the interests of the acquired entity’s leadership with the interests of the Company. To date, these challenges have been manageable, and we are becoming more adept at managing integration issues with each new acquisition.

Background

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which was a shell company immediately prior to our completion of a “reverse merger” transaction on May 26, 2015, in which we caused Ameri100 Acquisition, Inc., a Delaware corporation and our newly created, wholly owned subsidiary, to be merged with and into Ameri and Partners Inc (“Ameri and Partners”), a Delaware corporation (the “Merger”). As a result of the Merger, Ameri and Partners became our wholly owned subsidiary with Ameri and Partners’ former stockholders acquiring a majority of the outstanding shares of our common stock. The Merger was consummated under Delaware law, pursuant to an Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015 (the “Merger Agreement”), and in connection with the Merger we changed our name to AMERI Holdings, Inc. and do business under the brand name “Ameri100”.

Ameri Holdings Inc., along with its eleven subsidiaries, Ameri and Partners, Ameri Consulting Service Private Ltd., Ameri100 Georgia Inc., Bellsoft India Solutions Private Ltd., BSI Global IT Solutions Inc., Linear Logics, Corp., Ameri100 Virtuoso Inc., Ameri100 Arizona LLC, Bigtech Software Private Limited, Ameri100 California Inc. and Ameritas Technologies India Private Limited, provides SAP cloud, digital and enterprise services to clients worldwide.

Organizational Chart

Additional Information

Our principal executive offices are located at 100 Canal Pointe Blvd., Suite 108, Princeton, New Jersey 08540, and our telephone number is (732) 243-9250. Our website is www.ameri100.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

Unless the context indicates otherwise, as used in this prospectus, the terms the “Company,” “we,” “us,” and “our” refer to AMERI Holdings, Inc., a Delaware corporation, and its subsidiaries taken as a whole, unless otherwise noted.

Recent Acquisitions

Acquisition of Ameri California

On March 10, 2017, we acquired 100% of the shares of ATCG Technology Solutions, Inc. (“Ameri California”), a Delaware corporation, pursuant to the terms of a Share Purchase Agreement among the Company, Ameri California, all of the stockholders of Ameri California (the “Stockholders”), and the Stockholders’ representative. In July 2017, the name of ATCG Technology Solutions, Inc. was changed to Ameri100 California Inc. Ameri California provides U.S. domestic, offshore and onsite SAP consulting services and has its main office in Folsom, California. Ameri California specializes in providing SAP Hybris, SAP Success Factors and business intelligence services.

The aggregate purchase price for the acquisition of Ameri California was $8,784,533, consisting of:

(a)	576,923 shares of our common stock, valued at approximately $3.8 million based on the closing price of our common stock on the closing date of the acquisition;

(b)	Unsecured promissory notes issued to certain of Ameri California’s selling stockholders for the aggregate amount of $3,750,000 (which notes bear interest at a rate of 6% per annum and mature on June 30, 2018);

(c)	Earn-out payments in shares of our common stock (up to an aggregate value of $1,200,000 worth of shares) to be paid, if earned, in each of 2018 and 2019 based on certain revenue and earnings before interest taxes, depreciation and amortization (“EBITDA”) targets as specified in the purchase agreement. We estimate those targets will be fully achieved; and

(d)	An additional cash payment of $55,687 for cash that was left in Ameri California at closing.

Acquisition of Ameri Arizona

On July 29, 2016, we acquired 100% of the membership interests of DC&M Partners, L.L.C. (“Ameri Arizona”), an Arizona limited liability company, pursuant to the terms of a Membership Interest Purchase Agreement by and among us, Ameri Arizona, all of the members of Ameri Arizona, Giri Devanur and Srinidhi “Dev” Devanur, our President and Chief Executive Officer and Executive Vice Chairman, respectively. In July 2017, the name of DC&M Partners, L.L.C. was changed to Ameri100 Arizona LLC. Ameri Arizona is an SAP consulting company headquartered in Chandler, Arizona. Ameri Arizona provides its clients with a wide range of information technology development, consultancy and management services with an emphasis on the design, build and rollout of SAP implementations and related products. Ameri Arizona is also an SAP-certified software partner, having launched its SAP reporting, extraction and distribution tool called “IRIS”. Ameri Arizona services clients in diverse industries, including retail, apparel/footwear, third-party logistics providers, chemicals, consumer goods, energy, high-tech electronics, media/entertainment and aerospace.

The aggregate purchase price for the acquisition of Ameri Arizona was $15,816,000, consisting of:

(a)	A cash payment in the amount of $3,000,000 at closing;

(b)	1,600,000 shares of our common stock (valued at approximately $10.4 million based on the $6.51 closing price of our common stock on the closing date of the acquisition), which are to be issued on July 29, 2018 or upon a change of control of our company (whichever occurs earlier); and

(c)	Earn-out payments of $1,500,000 payable in cash each year to be paid, if earned, through the achievement of annual revenue and gross margin targets in 2017 and 2018.

Acquisition of Virtuoso

On July 22, 2016, we, through wholly-owned acquisition subsidiaries, acquired all of the outstanding membership interests of Virtuoso, L.L.C. (“Virtuoso”), a Kansas limited liability company, pursuant to the terms of an Agreement of Merger and Plan of Reorganization, by and among us, Virtuoso Acquisition Inc., Ameri100 Virtuoso Inc., Virtuoso and the sole member of Virtuoso (the “Sole Member”). Virtuoso is an SAP consulting firm specialized in providing services on SAP S/4 HANA finance, enterprise mobility and cloud migration and is based in Leawood, Kansas. In connection with the merger, Virtuoso’s name was changed to Ameri100 Virtuoso Inc. The Virtuoso acquisition did not constitute a significant acquisition for the Company for purposes of Regulation S-X.

The total purchase price paid to the Sole Member for the acquisition of Virtuoso was $1,831,881, consisting of:

(a)	A cash payment in the amount of $675,000 which was due within 90 days of closing and was paid on October 21, 2016;

(b)	101,250 shares of our common stock at closing, valued at approximately $700,000 based on the $6.51 closing price of our common stock on the closing date of the acquisition; and

(c)	Earn-out payments in cash and stock of $450,000 and approximately $560,807, respectively, to be paid, if earned, through the achievement of annual revenue and gross margin targets in 2017, 2018 and 2019. Out of the total contingent consideration of approximately $1,000,000, we only considered 50% of the earn-out in the purchase price, mainly due to the reorganization of Virtuoso. The Virtuoso earn-out payments for 2016 amounted to $64,736 in cash and 12,408 shares of common stock as compared to the potential earn-out of $231,968 under the terms of the purchase agreement.

Acquisition of Bigtech Software Private Limited

On June 23, 2016, we entered into a definitive agreement to purchase Bigtech Software Private Limited (“Bigtech”), a pure-play SAP services company providing a wide range of SAP services including turnkey implementations, application management, training and basis ABAP support. Based in Bangalore, India, Bigtech offers SAP services to improve business operations at companies of all sizes and verticals. The acquisition of Bigtech was effective as of July 1, 2016, and the total consideration for the acquisition of Bigtech was $850,000, consisting of:

(a)	A cash payment in the amount of $340,000 which was due within 90 days of closing and was paid on September 22, 2016;

(b)	Warrants for the purchase of 51,000 shares of our common stock (valued at approximately $250,000 based on the $6.51 closing price of our common stock on the closing date of the acquisition), with such warrants exercisable for two years; and

(c)	$255,000, which may become payable in cash earn-outs to the sellers of Bigtech, if Bigtech achieves certain pre-determined revenue and EBITDA targets in 2017 and 2018. We estimate the earn-out payments to be earned at 100% of the targets set forth in the purchase agreement.

Bigtech’s financial results are included in our condensed consolidated financial results starting July 1, 2016.  The Bigtech acquisition did not constitute a significant acquisition for the Company for purposes of Regulation S-X. The valuation of Bigtech was made on the basis of its projected revenues.

Acquisition of Ameri Georgia

On November 20, 2015, we completed the acquisition of Bellsoft, Inc., a consulting company based in Lawrenceville, Georgia with over 175 consultants specialized in the areas of SAP software, business intelligence, data warehousing and other enterprise resource planning services. Following the acquisition, the name of Bellsoft, Inc. was changed to Ameri100 Georgia Inc. (“Ameri Georgia”). Ameri Georgia has operations in the United States, Canada and India. For financial accounting purposes, we recognized September 1, 2015 as the effective date of the acquisition. The total consideration for the acquisition of Ameri Georgia was $9,910,817, consisting of:

(a)	A cash payment in the amount of $3,000,000, which was paid at closing;

(b)	235,295 shares of our common stock issued at closing, valued at approximately $1,000,000 based on the closing price of our common stock on the closing date of the acquisition;

(c)	$250,000 quarterly cash payments to be paid on the last day of each calendar quarter of 2016;

(d)	A $1,000,000 cash reimbursement to be paid 5 days following closing to compensate Ameri Georgia for a portion of its approximate cash balance as of September 1, 2015;

(e)	Approximately $2,910,817 paid within 30 days of closing in connection with the excess of Ameri Georgia’s accounts receivable over its accounts payable as of September 1, 2015; and

(f)	Earn-out payments of approximately $500,000 a year for 2016 and 2017, if earned through the achievement of annual revenue and EBITDA targets specified in the purchase agreement, subject to downward or upward adjustment depending on actual results. We estimate the earn-out payments to be earned at 100% of the targets set forth in the purchase agreement.

Recent Developments

We are currently in the process of finalizing our financial results for the three months ended September 30, 2017. Based on preliminary unaudited information and management estimates for the three months ended September 30, 2017, and subject to the completion of our financial closing procedures, we expect revenue of approximately $12.3 million to $12.7 million, gross margins of approximately 19% to 21%, net loss attributable to our common stockholders of approximately $4.4 million to $4.8 million, and adjusted EBITDA loss of approximately $200,000 to $500,000 for the three months ended September 30, 2017. In arriving at the adjusted EBITDA loss, we added back the following items, consistent with our past practice, to our GAAP net loss attributable to our common stockholders: dividends on shares of our Series A Preferred Stock of approximately $550,000, net interest expense of approximately $100,000, depreciation and amortization of approximately $800,000, stock-based compensation expense of approximately $2.7 million and net acquisition related expenses of approximately $100,000.

For the three months ended September 30, 2016, we reported revenues of $10.0 million, gross margins of 16.9%, net loss attributable to our common stockholders of $1.8 million, and adjusted EBITDA profit of $0.7 million. In arriving at the adjusted EBITDA profit, we added back the following items, consistent with our past practice, to our GAAP net loss attributable to our common stockholders: net interest expense of approximately $300,000, depreciation and amortization of approximately $500,000, stock-based compensation expense of approximately $500,000 and net acquisition related expenses of approximately $1.2 million.

We have provided ranges and approximate values for our preliminary results because our financial closing procedures for the three months ended September 30, 2017 are not yet complete. The above information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, our expectations for the three months ended September 30, 2017. Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the above information, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the above information. In addition, the foregoing information is subject to revision as we complete our financial closing procedures for the three months ended September 30, 2017. The results and other disclosures for the three months ended September 30, 2017 may differ materially from the above information as a result of, among other things, the important factors discussed under “Risk Factors” and elsewhere in this prospectus. We disclaim any obligation to update these forward-looking statements.

The above information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, the above information is not necessarily indicative of the results to be achieved for any future period and is subject to risks and uncertainties, many of which are not within our control. The above information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

The non-GAAP financial measure “adjusted EBITDA” should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP. The non-GAAP financial measure used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measure is included as a supplemental metric. Adjusted EBITDA may be used to evaluate our performance. Adjusted EBITDA does not include interest, taxes, depreciation, amortization, preferred stock dividends, stock-based compensation expenses and acquisition related expenses. While we may have these types of items and charges in the future, we believe that they are not reflective of the day-to-day offering of our products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of our core business. We believe the exclusion of the items described above from “adjusted EBITDA” is a very common measure utilized in the investment community and it helps our management to benchmark our operations and results with the industry. The limitation associated with using non-GAAP financial measures is that they exclude items that impact our current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with GAAP “net income (loss)” because non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.

The Offering

Common stock offered by us	__________ shares of common stock

Warrants offered by us	Warrants to purchase up to _____________ shares of our common stock (or __________ shares if the underwriters exercise their over-allotment option in full). Each warrant will have an exercise price of $_______ per share (____% of the public offering price of our common stock and assuming a public offering price of $_____ per share), will be exercisable upon issuance and will expire five years from the date of issuance.

Common stock outstanding prior to this offering	15,856,249 shares(1)

Common stock outstanding after this offering	__________ shares(1)

Use of proceeds	We intend to use the net proceeds of this offering to finance possible acquisitions of, or investments in, competitive businesses and for working capital and general corporate purposes. We currently have no commitments in place with respect to any acquisitions or investments.

OTCQB Marketplace symbol

AMRH

We have applied for the listing of our common stock and warrants offered hereby on The Nasdaq Capital Market under the symbol “AMRH” and “AMRHW”, respectively, and expect such listing to occur concurrently with this offering. There is no established public trading market for the warrants.

Risk factors	See “Risk Factors” beginning on page 10 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)	Based on 15,856,249 shares outstanding on November 2, 2017, the number of shares to be outstanding after this offering excludes the following:

•	_______ shares of common stock issuable upon exercise of warrants in this offering;.

•	309,642 shares of common stock reserved for issuance upon the exercise of outstanding stock options and the settlement of restricted stock units under our 2015 Equity Incentive Award Plan;

•	1,000,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants (for which cash would need to be remitted for us to exercise); and

•	_______ shares of common stock reserved for issuance under the underwriters’ over-allotment option.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2016 and 2015 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the consolidated statement of operations data for the six months ended June 30, 2016 and 2017 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of June 30, 2017 are derived from our consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended June 30, 2017 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2017 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

	Fiscal Years Ended December 31,
	2016	2015
Consolidated Statement of Operations Data:
Total Revenues	$36,145,589	$20,261,172
Total Cost of Revenues	29,608,932	13,391,504
Gross Profit (Loss)	6,536,657	6,869,668
Total Operating Expenses	11,916,520	7,663,650
Income (Loss) From Operations	(5,379,863)	(793,982)
Total Other Income (Expense)	(1,145,287)	(148,553)
Net income (loss) before income taxes	(6,525,150)	(942,535)
Income tax benefit (provision)	3,747,846	128,460
Net income (loss)	$(2,777,304)	$(814,075)
Non-controlling interest	(3,382)	—
Net income (loss) attributable to the Company	$(2,780,686)	$(814,075)
Foreign exchange translation adjustment	(7,426)	—
Comprehensive income (loss)	$(2,788,112)	$(814,075)

Net Loss Applicable to Common Stock Per Common Share
Basic and Diluted	$(0.21)	$(0.07)
Weighted Average Shares Outstanding	13,068,597	11,101,198
Basic and Diluted	$(0.21)	$(0.07)

	Six Months Ended June 30,
	2017	2016
Consolidated Statement of Operations Data:
Total Revenues	$24,609,186	$13,699,902
Total Cost of Revenues	18,975,045	10,926,845
Gross Profit (Loss)	5,634,141	2,773,057
Total Operating Expenses	9,772,964	4,691,012
Income (Loss) From Operations	(4,138,823)	(1,917,955)
Total Other Income (Expense)	149,326	(386,421)
Net income (loss) before income taxes	(3,989,497)	(2,304,376)
Income tax benefit (provision)	—	—
Net income (loss)	$(3,989,497)	$(2,304,376)
Non-controlling interest	(11,872)	—
Net income (loss) attributable to the Company	$(4,001,369)	$(2,304,376)
Dividend on preferred stock	(1,004,791)	—
Net income (loss) attributable to common stockholders	(5,006,160)	(2,304,376)
Foreign exchange translation adjustment	3,150	(65,698)
Comprehensive income (loss)	$(5,003,010)	$(2,370,074)

Net Loss Applicable to Common Stock Per Common Share
Basic and Diluted	$(0.35)	$(0.19)
Weighted Average Shares Outstanding
Basic and Diluted	$14,352,573	$12,359,709

	As of June 30, 2017
	Actual	As Adjusted(1)
Consolidated Balance Sheet Data:
Cash	$1,041,133	$7,681,133
Total other assets	46,251,707	46,251,707
Total liabilities	33,672,974	33,672,974
Series A preferred stock	3,737	3,737
Total stockholders’ equity	13,619,866	20,259,866

———————

(1)	As adjusted amounts give effect to (a) the issuance of 1,205,837 shares of our common stock on September 26, 2017 in connection with the cashless exercise of a warrant, and (b) the sale of all the shares offered in this offering based on an assumed public offering price of $6.51 per share. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering.

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows and our prospects could be harmed. In that event, the price of our securities could decline and you could lose part or all of your investment.

Risks Relating to Our Business and Industry

We recorded a net loss for the twelve months ended December 31, 2016 and the six months ended June 30 2017, and there can be no assurance that our future operations will result in net income.

For the twelve months ended December 31, 2016, we had net revenue of $36,145,589 and comprehensive loss of $2,788,112. For the six months ended June 30, 2017 and the six months ended June 30, 2016, we generated revenues of $24,609,186 and $13,699,902, respectively, and incurred comprehensive net losses of $5,003,010 and $2,370,074 respectively. At June 30, 2017, we had stockholders’ equity of $13,619,866. There can be no assurance that our future operations will result in net income. Our failure to increase our revenues or improve our gross margins will harm our business. We may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer. The fee we charge for our solutions and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our solutions at acceptable prices relative to our costs, or if we fail to develop and introduce new solutions on a timely basis and services from which we can derive additional revenues, our financial results will suffer.

We and our subsidiaries have limited operating histories and therefore we cannot ensure the long-term successful operation of our business or the execution of our business plan.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as the technology consulting markets in which we operate. We must meet many challenges including:

•	establishing and maintaining broad market acceptance of our solutions and services and converting that acceptance into direct and indirect sources of revenue;

•	establishing and maintaining adoption of our technology solutions in a wide variety of industries and on multiple enterprise architectures;

•	timely and successfully developing new solutions and services and increasing the functionality and features of existing solutions and services;

•	developing solutions and services that result in high degree of enterprise client satisfaction and high levels of end-customer usage;

•	successfully responding to competition, including competition from emerging technologies and solutions;

•	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our solutions and services; and

•	identifying, attracting and retaining talented personnel at reasonable market compensation rates in the markets in which we employ.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We face working capital constraints and may not have sufficient working capital in the long term and there is no assurance that we will be able to obtain additional financing, which could negatively impact our business.

We currently face working capital constraints and are not current in all payments to our vendors, a few of which have threatened legal action against us, commenced legal actions against us and/or stopped working with us. We are working with these vendors to negotiate longer payment terms until we are able to raise more capital. We are making efforts to mitigate our working capital constraints overall by raising more capital and streamlining our operations to provide greater cash savings. There can be no assurance that we will be able to secure additional sources of capital or that cost savings will provide sufficient working capital. In the event we continue to be unable to pay all outstanding vendor payables, additional vendors may take legal action against us or stop doing business with us, and those vendors who have commenced legal action against us may obtain judgments against us, all of which may have a negative impact on our revenue and financial results.

It is likely we may require additional funds in the long term depending upon the growth of our revenues and our business strategy. We can give no assurance that we will be able to obtain sufficient debt or equity capital now or in the future to support our operations. Should we be unable to raise sufficient debt or equity capital, we could be forced to cease operations. Our plan regarding these matters is to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that such financing will be available under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the future, our business and financial condition could be harmed.

The economic environment, pricing pressures, and decreased employee utilization rates could negatively impact our revenues and operating results.

Spending on technology products and services is subject to fluctuations depending on many factors, including the economic environment in the markets in which our clients operate.

Reduced ERP spending in response to a challenging economic environment leads to increased pricing pressure from our clients, which may adversely impact our revenue, gross profits, operating margins and results of operations.

In addition to the business challenges and margin pressure resulting from economic slowdown in the markets in which our clients operate and the response of our clients to such slowdown, there is also a growing trend among consumers of ERP services towards consolidation of technology service providers in order to improve efficiency and reduce costs. Our success in the competitive bidding process for new projects or in retaining existing projects is dependent on our ability to fulfil client expectations relating to staffing, delivery of services and more stringent service levels. If we fail to meet a client’s expectations in such projects, this would likely adversely impact our business, revenues and operating margins. In addition, even if we are successful in winning the mandates for such projects, we may experience significant pressure on our operating margins as a result of the competitive bidding process.

Moreover, our ability to maintain or increase pricing is restricted as clients often expect that as we do more business with them, they will receive volume discounts or lower rates. In addition, existing and new customers are also increasingly using third-party consultants with broad market knowledge to assist them in negotiating contractual terms. Any inability to maintain or increase pricing on account of this practice may also adversely impact our revenues, gross profits, operating margins and results of operations.

Uncertain global SAP consulting market conditions may continue to adversely affect demand for our services.

We rely heavily on global demand for ERP services, especially SAP consulting by customers. Any weakness for these ERP services by global customers will adversely affect our revenue projections and hence our profits. SAP AG is adapting itself to the changes in the market especially towards cloud offerings. These changes may lead to SAP losing its market share to other competitors like Oracle, Microsoft, Salesforce and WorkDay among many other newer players. With these setbacks to SAP, we may face uncertain future due to dramatic changes in the market place which in turn will affect our revenues and profits.

Our success depends largely upon our highly-skilled technology professionals and our ability to hire, attract, motivate, retain and train these personnel.

Our ability to execute projects, maintain our client relationships and acquire new clients depends largely on our ability to attract, hire, train, motivate and retain highly skilled technology professionals, particularly project managers and other mid-level professionals. If we cannot hire, motivate and retain personnel, our ability to bid for projects, obtain new projects and expand our business will be impaired and our revenues could decline.

Increasing worldwide competition for skilled technology professionals and increased hiring by technology companies may affect our ability to hire and retain an adequate number of skilled and experienced technology professionals, which may in turn have an adverse effect on our business, results of operations and financial condition.

In addition, the demands of changes in technology, evolving standards and changing client preferences may require us to redeploy and retrain our technology professionals. If we are unable to redeploy and retrain our technology professionals to keep pace with continuing changes in technology, evolving standards and changing client preferences, this may adversely affect our ability to bid for and obtain new projects and may have a material adverse effect on our business, results of operations and financial condition.

Our strategy to increase our growth through acquisitions may be unsuccessful and could adversely affect our business and results.

As part of our growth strategy, we intend to further acquire other businesses; however, there is no assurance that we will be able to identify appropriate acquisition targets, successfully acquire identified targets or successfully integrate the business of acquired companies to realize the full benefits of the combined businesses.

While we recently acquired Ameri California, Ameri Arizona, Virtuoso and Bigtech in connection with our growth strategy to acquire other businesses, we can provide no assurance that we will identify appropriate acquisition targets, successfully complete any future acquisitions or successfully integrate the business of companies we do acquire. Even if we successfully acquire a business entity, there is no assurance that our combined business will become profitable. The process of completing the integration of acquired businesses could cause an interruption of, or loss of momentum in, the activities of our company and the loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with the pursuit of business acquisitions and the integration of acquired businesses, and the incurrence of significant, acquisition related costs in connection with proposed and completed acquisitions, could have an adverse effect on our business, financial condition or results of operations.

We face intense competition from other service providers.

We are subject to intense competition in the industry in which we operate which may adversely affect our results of operations, financial condition and cash flows. We operate in a highly competitive industry, which is served by numerous global, national, regional and local firms. Our industry has experienced rapid technological developments, changes in industry standards and customer requirements. The principal competitive factors in the IT markets include the range of services offered, size and scale of service provider, global reach, technical expertise, responsiveness to client needs, speed in delivery of IT solutions, quality of service and perceived value. Many companies also choose to perform some or all of their back-office IT and IT-enabled operations internally. Such competitiveness requires us to keep pace with technological developments and maintains leadership; enhance our service offerings, including the breadth of our services and portfolio, and address increasingly sophisticated customer requirements in a timely and cost-effective manner.

We market our service offerings to large and medium-sized organizations. Generally, the pricing for the projects depends on the type of contract, which includes time and material contracts, annual maintenance contracts (fixed time frame), fixed price contracts and transaction price based contracts. The intense competition and the changes in the general economic and business conditions can put pressure on us to change our prices. If our competitors offer deep discounts on certain services or provide services that the marketplace considers more valuable, we may need to lower prices or offer other favorable terms in order to compete successfully. Any broad-based change to our prices and pricing policies could cause revenues to decline and may reduce margins and could adversely affect results of operations, financial condition and cash flows. Some of our competitors may bundle software products and services for promotional purposes or as a long-term pricing strategy or provide guarantees of prices and product implementations. These practices could, over time, significantly constrain the prices that we can charge for certain services. If we do not adapt our pricing models to reflect changes in customer use of our services or changes in customer demand, our revenues and cash flows could decrease.

Our competitors may have significantly greater financial, technical and marketing resources and greater name recognition and, therefore, may be better able to compete for new work and skilled professionals. Similarly, if our competitors are successful in identifying and implementing newer service enhancements in response to rapid changes in technology and customer preferences, they may be more successful at selling their services. If we are unable to respond to such changes our results of operations may be harmed. Further, a client may choose to use its own internal resources rather than engage an outside firm to perform the types of services we provide. We cannot be certain that we will be able to sustain our current levels of profitability or growth in the face of competitive pressures, including competition for skilled technology professionals and pricing pressure from competitors employing an on-site/offshore business model.

In addition, we may face competition from companies that increase in size or scope as the result of strategic alliances such as mergers or acquisitions. These transactions may include consolidation activity among hardware manufacturers, software companies and vendors and service providers. The result of any such vertical integration may be greater integration of products and services that were once offered separately by independent vendors. Our access to such products and services may be reduced as a result of such an industry trend, which could adversely affect our competitive position. These types of events could have a variety of negative effects on our competitive position and our financial results, such as reducing our revenue, increasing our costs, lowering our gross margin percentage and requiring us to recognize impairments on our assets.

Our business could be adversely affected if we do not anticipate and respond to technology advances in our industry and our clients’ industries.

The IT and global outsourcing and SAP consulting services industries are characterized by rapid technological change, evolving industry standards, changing client preferences and new product introductions. Our success will depend in part on our ability to develop IT solutions that keep pace with industry developments. We may not be successful in addressing these developments on a timely basis or at all. In addition, products or technologies developed by others may not render our services noncompetitive or obsolete. Our failure to address these developments could have a material adverse effect on our business, results of operations, financial condition and cash flows.

A significant number of organizations are attempting to migrate business applications to advanced technologies. As a result, our ability to remain competitive will be dependent on several factors, including our ability to develop, train and hire employees with skills in advanced technologies, breadth and depth of process and technology expertise, service quality, knowledge of industry, marketing and sales capabilities. Our failure to hire, train and retain employees with such skills could have a material adverse impact on our business. Our ability to remain competitive will also be dependent on our ability to design and implement, in a timely and cost- effective manner, effective transition strategies for clients moving to advanced architectures. Our failure to design and implement such transition strategies in a timely and cost-effective manner could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our operations and assets in India expose us to regulatory, economic, political and other uncertainties in India, which could harm our business.

We have an offshore presence in India where a number of our technical professionals are located. In the past, the Indian economy has experienced many of the problems confronting the economies of developing countries, including high inflation and varying gross domestic product growth. Salaries and other related benefits constitute a major portion of our total operating costs. Many of our employees based in India where our wage costs have historically been significantly lower than wage costs in the United States and Europe for comparably skilled professionals, and this has been one of our competitive advantages. However, wage increases in India or other countries where we have our operations may prevent us from sustaining this competitive advantage if wages increase. We may need to increase the levels of our employee compensation more rapidly than in the past to retain talent. If such events occur, we may be unable to continue to increase the efficiency and productivity of our employees and wage increases in the long term may reduce our profit margins.

Our clients may seek to reduce their dependence on India for outsourced IT services or take advantage of the services provided in countries with labor costs similar to or lower than India.

Clients which presently outsource a significant proportion of their IT services requirements to vendors in India may, for various reasons, including in response to rising labor costs in India and to diversify geographic risk, seek to reduce their dependence on one country. We expect that future competition will increasingly include firms with operations in other countries, especially those countries with labor costs similar to or lower than India, such as China, the Philippines and countries in Eastern Europe. Since wage costs in our industry in India are increasing, our ability to compete effectively will become increasingly dependent on our reputation, the quality of our services and our expertise in specific industries. If labor costs in India rise at a rate that is significantly greater than labor costs in other countries, our reliance on the labor in India may reduce our profit margins and adversely affect our ability to compete, which would, in turn, have a negative impact on our results of operations.

Our business could be materially adversely affected if we do not or are unable to protect our intellectual property or if our services are found to infringe upon or misappropriate the intellectual property of others.

Our success depends in part upon certain methodologies and tools we use in designing, developing and implementing applications systems in providing our services. We rely upon a combination of nondisclosure and other contractual arrangements and intellectual property laws to protect confidential information and intellectual property rights of ours and our third parties from whom we license intellectual property. We enter into confidentiality agreements with our employees and limit distribution of proprietary information. The steps we take in this regard may not be adequate to deter misappropriation of proprietary information and we may not be able to detect unauthorized use of, protect or enforce our intellectual property rights. At the same time, our competitors may independently develop similar technology or duplicate our products or services. Any significant misappropriation, infringement or devaluation of such rights could have a material adverse effect upon our business, results of operations, financial condition and cash flows.

Litigation may be required to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time consuming and costly. Although we believe that our services do not infringe or misappropriate on the intellectual property rights of others and that we have all rights necessary to utilize the intellectual property employed in our business, defense against these claims, even if not meritorious, could be expensive and divert our attention and resources from operating our company. A successful claim of intellectual property infringement against us could require us to pay a substantial damage award, develop non-infringing technology, obtain a license or cease selling the products or services that contain the infringing technology. Such events could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Any disruption in the supply of power, IT infrastructure and telecommunications lines to our facilities could disrupt our business process or subject us to additional costs.

Any disruption in basic infrastructure, including the supply of power, could negatively impact our ability to provide timely or adequate services to our clients. We rely on a number of telecommunications service and other infrastructure providers to maintain communications between our various facilities and clients in India, the United States and elsewhere. Telecommunications networks are subject to failures and periods of service disruption, which can adversely affect our ability to maintain active voice and data communications among our facilities and with our clients. Such disruptions may cause harm to our clients’ business. We do not maintain business interruption insurance and may not be covered for any claims or damages if the supply of power, IT infrastructure or telecommunications lines is disrupted. This could disrupt our business process or subject us to additional costs, materially adversely affecting our business, results of operations, financial condition and cash flows.

System security risks and cyber-attacks could disrupt our information technology services provided to customers, and any such disruption could reduce our expected revenue, increase our expenses, damage our reputation and adversely affect our stock price and the value of our warrants.

Security and availability of IT infrastructure is of the utmost concern for our business, and the security of critical information and infrastructure necessary for rendering services is also one of the top priorities of our customers.

System security risks and cyber-attacks could breach the security and disrupt the availability of our IT services provided to customers. Any such breach or disruption could allow the misuse of our information systems, resulting in litigation and potential liability for us, the loss of existing or potential clients, damage to our reputation and diminished brand value and could have a material adverse effect on our financial condition.

Our network and our deployed security controls could also be penetrated by a skilled computer hacker or intruder. Further, a hacker or intruder could compromise the confidentiality and integrity of our protected information, including personally identifiable information; deploy malicious software or code like computer viruses, worms or Trojan horses, etc. may exploit any security vulnerabilities, known or unknown, of our information system; cause disruption in the availability of our information and services; and attack our information system through various other mediums.

We also procure software or hardware products from third party vendors that provide, manage and monitor our services. Such products may contain known or unfamiliar manufacturing, design or other defects which may allow a security breach or cyber-attack, if exploited by a computer hacker or intruder, or may be capable of disrupting performance of our IT services and prevent us from providing services to our clients.

In addition, we manage, store, process, transmit and have access to significant amounts of data and information that may include our proprietary and confidential information and that of our clients. This data may include personal information, sensitive personal information, personally identifiable information or other critical data and information, of our employees, contractors, officials, directors, end customers of our clients or others, by which any individual may be identified or likely to be identified. Our data security and privacy systems and procedures meet applicable regulatory standards and undergo periodic compliance audits by independent third parties and customers. However, if our compliance with these standards is inadequate, we may be subject to regulatory penalties and litigation, resulting in potential liability for us and an adverse impact on our business.

We are still susceptible to data security or privacy breaches, including accidental or deliberate loss and unauthorized disclosure or dissemination of such data or information. Any breach of such data or information may lead to identity theft, impersonation, deception, fraud, misappropriation or other offenses in which such information may be used to cause harm to our business and have a material adverse effect on our financial condition, business, results of operations and cash flows.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

Our revenues are concentrated in a limited number of clients and our revenues may be significantly reduced if these clients decrease their IT spending.

Our client contracts are based on time and materials expenses. We do not have long-term client contracts. Our client contracts contain standard payment terms, and our clients only pay us for services rendered. We have limited exposure for non-payment by our clients and do not have any unresolved client debts. While our client contracts can be terminated with little or no notice, it is uncommon for our clients to terminate an engagement in the middle of the implementation of services.

For the twelve-month period ended December 31, 2016, sales to five major customers accounted for 52.75% of our total revenue, and for the six-month period ended June 30, 2017, sales to five major customers accounted for 42% of our total revenue. Consequently, if our top clients reduce or postpone their IT spending significantly, this may lower the demand for our services and negatively affect our revenues and profitability. Further, any significant decrease in the growth of the financial services or other industry segments on which we focus may reduce the demand for our services and negatively affect our revenues, profitability and cash flows.

Our client contracts can typically be terminated without cause and with little or no notice or penalty, which could negatively impact our revenues and profitability.

Our clients typically retain us on a non-exclusive, project-by-project basis. Many of our client contracts can be terminated with or without cause.Our business is dependent on the decisions and actions of our clients, and there are a number of factors relating to our clients that are outside of our control which might lead to termination of a project or the loss of a client, including:

•	financial difficulties for a client;

•	a change in strategic priorities, resulting in a reduced level of technology spending;

•	a demand for price reductions; or an unwillingness to accept higher pricing due to various factors such as higher wage costs, higher cost of doing business;

•	a change in outsourcing strategy by moving more work to the client’s in-house technology departments or to our competitors;

•	the replacement by our clients of existing software with packaged software supported by licensors;

•	mergers and acquisitions;

•	consolidation of technology spending by a client, whether arising out of mergers and acquisitions, or otherwise; and

•	sudden ramp-downs in projects due to an uncertain economic environment.

Our inability to control the termination of client contracts could have a negative impact on our financial condition and results of operations.

Our engagements with customers are typically singular in nature and do not necessarily provide for subsequent engagements.

Our clients generally retain us on a short-term, engagement-by-engagement basis in connection with specific projects, rather than on a recurring basis under long-term contracts. Although a substantial majority of our revenues are generated from repeat business, which we define as revenues from a client who also contributed to our revenues during the prior fiscal year, our engagements with our clients are typically for projects that are singular in nature. Therefore, we must seek out new engagements when our current engagements are successfully completed or terminated, and we are constantly seeking to expand our business with existing clients and secure new clients for our services. In addition, in order to continue expanding our business, we may need to significantly expand our sales and marketing group, which would increase our expenses and may not necessarily result in a substantial increase in business. If we are unable to generate a substantial number of new engagements for projects on a continual basis, our business and results of operations would likely be adversely affected.

Our results of operations may fluctuate from quarter to quarter, which could affect our business, financial condition and results of operations.

Our results of operations may fluctuate from quarter to quarter depending upon several factors, some of which are beyond our control. These factors include the timing and number of client projects commenced and completed during the quarter, the number of working days in a quarter, employee hiring, attrition and utilization rates and the mix of time-and-material projects versus fixed price deliverable projects and maintenance projects during the quarter. Additionally, periodically our cost increases due to both the hiring of new employees and strategic investments in infrastructure in anticipation of future opportunities for revenue growth.

These and other factors could affect our business, financial condition and results of operations, and this makes the prediction of our financial results on a quarterly basis difficult. Also, it is possible that our quarterly financial results may be below the expectations of public market analysts.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price and the value of our warrants to suffer.

If we lose Giri Devanur, our President and Chief Executive Officer, or Viraj Patel, our Chief Financial Officer, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals. We do not currently maintain key man insurance. If we were to lose any of our key personnel, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

Certain key employees of our recently acquired subsidiaries may terminate their employment with us after their applicable “earn-out” periods end, which could negatively impact our business.

Certain key employees of our recently acquired subsidiaries are entitled to earn-out compensation upon the achievement of certain financial targets by the acquired subsidiary following the closing of the acquisition. Upon the completion of the applicable earn-out period, these key employees may terminate their employment with us. The loss of these key employees could negatively impact our business due to the related loss of the historical associations of those key employees with markets and customers of our subsidiaries.

Our international sales and operations are subject to applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect its operations.

We must comply with all applicable international trade, customs, export controls and economic sanctions laws and regulations of the United States and other countries. We are also subject to the Foreign Corrupt Practices Act and other anti-bribery laws that generally bar bribes or unreasonable gifts to foreign governments or officials. Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in modifications to compliance programs. Violation of these laws or regulations could result in sanctions or fines and could have a material adverse effect on our financial condition, results of operations and cash flows.

Our income tax returns are subject to review by taxing authorities, and the final determination of our tax liability with respect to tax audits and any related litigation could adversely affect our financial results.

Although we believe that our tax estimates are reasonable and that we prepare and submit our tax filings on a timely basis and in accordance with all applicable tax laws, the final determination with respect to any tax audits, and any related litigation, could be materially different from our estimates or from our historical income tax provisions and accruals. The results of an audit or litigation could have a material effect on operating results and/or cash flows in the periods for which that determination is made. In addition, future period earnings may be adversely impacted by litigation costs, settlements, penalties and/or interest assessments.

Failure of our customers to pay the amounts owed to us in a timely manner may adversely affect our financial condition and operating results.

We generally provide payment terms ranging from 30 to 75 days. We do not have any bad client debts and we do not have significant aged accounts receivable. As a result, we generate significant accounts receivable from sales to our customers, representing approximately 80% of current assets as of December 31, 2016 and approximately 81% of current assets as of June 30, 2017. Accounts receivable from sales to customers were $8,059,910 as of December 31, 2016 and $8,720,203 as of June 30, 2017. As of June 30, 2017, the largest amount owed by a single customer was approximately 10% of total accounts receivable. As of June 30, 2017, we had no allowance for doubtful accounts. If any of our significant customers have insufficient liquidity, we could encounter significant delays or defaults in payments owed to us by such customers, and we may need to extend our payment terms or restructure the receivables owed to us, which could have a significant adverse effect on our financial condition. Any deterioration in the financial condition of our customers will increase the risk of uncollectible receivables. Global economic uncertainty could also affect our customers’ ability to pay our receivables in a timely manner or at all or result in customers going into bankruptcy or reorganization proceedings, which could also affect our ability to collect our receivables.

If we are unable to collect our dues or receivables from or invoice our unbilled services to our clients, our results of operations and cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payments from our clients of the amounts they owe us for work performed. We evaluate the financial condition of our clients and usually bill and collect on relatively short cycles. Macroeconomic conditions, such as a potential credit crisis in the global financial system, could result in financial difficulties for our clients, including limited access to the credit markets, insolvency or bankruptcy. Such conditions could cause clients to delay payment, request modifications of their payment terms, or default on their payment obligations to us, all of which could increase our receivables. If we experience delays in the collection of, or are unable to collect, our client balances, our results of operations and cash flows could be adversely affected. In addition, if we experience delays in billing and collection for our services, our cash flows could be adversely affected.

Goodwill that we carry on our balance sheet could give rise to significant impairment charges in the future.

Goodwill is subject to impairment review at least annually. Impairment testing under standards as issued by the Financial Accounting Standards Board may lead to impairment charges in the future. Any significant impairment charges could have a material adverse effect on our results of operations

Our revenue and operating results may be affected by the rate of growth in the use of technology in business and the type and level of technology spending by our clients.

Our business depends, in part, upon continued reliance on the use of technology in business by our clients and prospective clients as well as their customers and suppliers. In particular, the success of our new service offerings requires continued demand for such services and our ability to meet this demand in a cost-effective manner. In challenging economic environments, our clients may reduce or defer their spending on new technologies in order to focus on other priorities and prospective clients may decide not to engage our services. Also, many companies have already invested substantial resources in their current means of conducting commerce and exchanging information, and they may be reluctant or slow to adopt new approaches that could disrupt existing personnel, processes and infrastructures. If the growth of technology usage in business, or our clients’ spending on such technology, declines, or if we cannot convince our clients or potential clients to embrace new technological solutions, our revenue and operating results could be adversely affected.

Our business will suffer if we fail to anticipate and develop new services and enhance existing services in order to keep pace with rapid changes in technology and the industries on which we focus.

The ERP services market is characterized by rapid technological changes, evolving industry standards, changing client preferences and new product and service introductions. Our future success will depend on our ability to anticipate these advances and enhance our existing offerings or develop new product and service offerings to meet client needs. We may not be successful in anticipating or responding to these advances on a timely basis, or, if we do respond, the services or technologies we develop may not be successful in the marketplace. We may also be unsuccessful in stimulating customer demand for new and upgraded products, or seamlessly managing new product introductions or transitions. Further, products, services or technologies that are developed by our competitors may render our services non-competitive or obsolete. Our failure to address the demands of the rapidly evolving information technology environment, particularly with respect to digital technology, the internet of things, artificial intelligence, cloud computing and storage, mobility and applications and analytics, could have a material adverse effect on our business, results of operations and financial condition.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including non-U.S. governments. In particular, we are required to comply with certain Securities and Exchange Commission (the “SEC”) and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our international operations subject us to exposure to foreign currency fluctuations.

We have operations in three countries and as we expand our international operations, more of our customers pay us in foreign currencies. Transactions in currencies other than U.S. dollars subject us to fluctuations in currency exchange rates. Accordingly, changes in exchange rates between the U.S. dollar and other currencies could have a material adverse effect on our revenues and net income, which may in turn have a negative impact on our business, results of operations, financial condition and cash flows. The exchange rate between the U.S. dollar and other currencies has changed substantially in recent years and may fluctuate in the future. We expect that the vast majority of our revenues will continue to be generated in U.S. dollars for the foreseeable future and that a significant portion of our expenses, including personnel costs, as well as capital and operating expenditures, will continue to be denominated in other currencies such as Indian Rupee. The hedging strategies that we may implement in the future to mitigate foreign currency exchange rate risks may not reduce or completely offset our exposure to foreign exchange rate fluctuations and may expose our business to unexpected market, operational and counterparty credit risks. Accordingly, we may incur losses from our use of foreign exchange derivate contracts that could have a material adverse effect on our business, results of operations and financial condition.

Acquisitions, expansions or infrastructure investments may require us to increase our level of indebtedness or issue additional equity.

As we continue to consummate additional acquisition opportunities, undertake additional expansion activities or make substantial investments in our infrastructure, our capital needs continue to expand. Accordingly, we may need to draw down additional borrowings under our credit facility or access public or private debt or equity markets. There can be no assurance, however, that we will be successful in raising additional debt or equity, or that we will be able to raise such funds on terms that we would consider acceptable.

An increase in the level of indebtedness, if any, could, among other things:

•	make it difficult for us to obtain financing in the future for acquisitions, working capital, capital expenditures, debt service requirements or other purposes;

•	limit our flexibility in planning for or reacting to changes in our business;

•	limit our ability to pay dividends;

•	make us more vulnerable in the event of a downturn in our business; and

•	affect certain financial covenants with which we must comply in connection with our credit facilities.

Additionally, any further equity offering would dilute your ownership interest in our company.

Risk Factors Relating to Our Indebtedness

We have a substantial amount of indebtedness, which may limit our operating flexibility and could adversely affect our results of operations and financial condition.

As of June 30, 2017, we had approximately $5.8 million in borrowings outstanding under our $10 million credit facility (the “Credit Facility”), which provides for up to $8 million in principal for revolving loans (the “Revolving Loans”) for general working capital purposes, up to $2 million in principal pursuant to a term loan (the “Term Loan”) for the purpose of a permitted business acquisition and up to $200,000 for letters of credit.

Our indebtedness could have important consequences to our investors, including, but not limited to:

•	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

•	requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business, the competitive environment and the industry in which we operate;

•	placing us at a competitive disadvantage as compared to our competitors that are not as highly leveraged; and

•	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

A breach of a covenant or restriction contained in our senior secured credit facility could result in a default that could in turn permit the affected lender to accelerate the repayment of principal and accrued interest on our outstanding loans and terminate its commitments to lend additional funds. If the lender under such indebtedness accelerates the repayment of our borrowings, we cannot assure you that we will have sufficient assets to repay those borrowings as well as any other indebtedness.

Interest under the Credit Facility is payable monthly in arrears and accrues as follows:

(a)	in the case of Revolving Loans, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 2.00%;

(b)	in the case of the Term Loan, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 3.75%; and

(c)	in the case of other obligations under the Credit Facility, a rate per annum equal to the sum of (i) the greater of (A) 3.25% or (B) Wall Street Journal Prime Rate plus (ii) 3.75%.

The Credit Facility also requires the payment of certain fees, including, but not limited to letter of credit fees and an unused Revolving Loans fee. An increase in interest rates would adversely affect our profitability. To the extent that our access to credit is restricted because of our own performance or conditions in the capital markets generally, our financial condition would be materially adversely affected.

To date, we are not in compliance with the financial covenants contained in the loan agreement with Sterling National Bank. We received a waiver from Sterling National Bank for our non-compliance with the loan agreement for the quarters ended March 31, 2017 and June 30, 2017 in exchange for the payment of a fee of $5,000 for each quarterly waiver. We do not expect to be in compliance with the terms of the loan agreement following the conclusion of the terms of the waivers granted by Sterling National Bank. We are continuing to work with Sterling National Bank to address our on-going non-compliance. In the event Sterling National Bank were to discontinue granting us waivers and call a default on the loan agreement, we would be forced to find another lender to take its place and we would face greater short-term working capital constraints, which could adversely affect our operations and our financial results.

In addition, we have an outstanding aggregate of $1,250,000 in 8% Convertible Unsecured Promissory Notes (the “2017 Notes”), which were issued to four accredited investors, including one of the Company’s directors, Dhruwa N. Rai. The 2017 Notes bear interest at 8% per annum until maturity in March 2020, with interest being paid annually on the first, second and third anniversaries of the issuance of the 2017 Notes beginning in March 2018. From and after an event of default and for so long as the event of default is continuing, the 2017 Notes will bear default interest at the rate of 10% per annum. The 2017 Notes can be prepaid by us at any time without penalty.

The 2017 Notes are convertible into shares of our common stock at a conversion price equal to $_____ (equal to 68% of the price per share of the common stock sold in this offering). Upon the effectiveness of this registration statement, the holders of the 2017 Notes have the right, at their option, at any time and from time to time to convert, in part or in whole, the outstanding principal amount and all accrued and unpaid interest under the 2017 Notes into shares of the Company’s common stock at the then applicable conversion price.

The 2017 Notes rank junior to our secured credit facility with Sterling National Bank. The 2017 Notes also include certain negative covenants including, without the investors’ approval, restrictions on dividends and other restricted payments and reclassification of its stock.

Our level of indebtedness may make it difficult to service our debt and may adversely affect our ability to obtain additional financing, use operating cash flow in other areas of our business or otherwise adversely affect our operations.

Our Credit Facility contains restrictive covenants that may impair our ability to conduct business.

The Credit Facility contains a number of customary affirmative and negative covenants that, among other things, will limit or restrict our ability to: incur additional indebtedness (including guaranty obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to transactions approved by the lender); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business, in each case, subject to certain limited exceptions. As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. Failure to comply with such restrictive covenants may lead to default and acceleration under our Credit Facility and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, we may not be able to obtain waivers from the lenders and/or amend the covenants, which may adversely affect our financial condition.

Upon the occurrence of an event of default under our Credit Facility, our lender could elect to accelerate payments due and terminate all commitments to extend further credit. Consequently, we may not have sufficient assets to repay the Credit Facility.

Upon the occurrence of an event of default under our Credit Facility, the lender thereunder could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lender under the Credit Facility could proceed against the collateral granted to them to secure that indebtedness. The Company has pledged substantially all of its assets as collateral under the Credit Facility. If the lender accelerates the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the Credit Facility.

Risks Relating to this Offering, our Common Stock and our Warrants

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock and warrants will be substantially higher than the net tangible book value per share of our common stock immediately after this offering. Therefore, if you purchase our common stock and warrants in this offering, you will incur an immediate dilution of $7.53 (or 116%) in net tangible book value per share from the price you paid, based on an assumed public offering price of $6.51 per share. The exercise of outstanding warrants and options, the settlement of outstanding restricted stock units, conversion of the 2017 Notes and issuance of shares of our common stock pursuant to our acquisition agreements may result in further dilution of your investment. In addition, if we raise funds by issuing additional shares or convertible securities in the future, the newly issued shares may further dilute your ownership interest.

We may apply the proceeds of this offering to uses that ultimately do not improve our operating results or increase the value of your investment.

We intend to use the net proceeds from this offering to fund additional acquisition opportunities and for working capital and general corporate purposes. Depending on several factors, including the availability of alternate sources of capital and the possibility that the execution or timing of our business plans may change, management may use these proceeds in a manner different than originally intended. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of your investment.

There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to qualify for listing on The Nasdaq Capital Market, which could make it more difficult for investors to sell their shares.

Our common stock is currently quoted on the OTCQB Marketplace. There is a limited trading market for our common stock and currently no established public trading market for the warrants. We have submitted an initial listing application on The Nasdaq Capital Market in connection with this offering. Our initial listing application may not be granted, as we may not meet the required listing criteria of The Nasdaq Capital Market. In the event the listing of our common stock and our warrants is approved by The Nasdaq Capital Market or other exchange, there can be no assurance that trading of our common stock and warrants on such market will be sustained or desirable. In the event that our common stock or warrants fail to qualify for initial or continued listing, our common stock and/or warrants could thereafter only be quoted on the OTC Bulletin Board or on what are commonly referred to as the “pink sheets” operated by OTC Markets Group, Inc. Under such circumstances, you may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock and/or warrants, and our common stock and/or warrants would become substantially less attractive to certain purchasers, such as financial institutions, hedge funds and other similar investors.

Our common stock may be affected by limited trading volume and price fluctuations, each of which could adversely impact the value of our common stock.

There has been very limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

Our stock price may be volatile, which could result in substantial losses for investors.

The market price of our common stock may be volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock, including management shares;

•	limited availability of freely-tradable “unrestricted” shares of our common stock to satisfy purchase orders and demand;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors;

•	our ability to manage the costs of maintaining adequate internal financial controls and procedures in connection with the acquisition of additional businesses; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

Holders of our warrants will have no rights as a common stockholder until they exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

Each warrant will have an exercise price per share of $________ (____% of the public offering price of our common stock and assuming a public offering price of $______ per share), will be exercisable upon issuance and will expire five years from the date of issuance. In the event the price of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no established public trading market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering. We may not be successful in our application to list the warrants included in this offering on The NASDAQ Capital Market or any other exchange. Without an active trading market, the liquidity of the warrants will be limited.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. When this offering is completed, we will have a total of __________ shares of common stock outstanding and additional outstanding warrants to purchase up to an aggregate _________ shares of our common stock, assuming the sale of __________ shares of our common stock at the price of $____ per share and the sale of ________ warrants at the price of $ 0.01 per warrant, no exercise of the underwriters’ over-allotment option and no exercise of outstanding stock options and warrants, settlement of outstanding restricted stock units or conversion of the 2017 Notes. The _______ shares and warrants offered by this prospectus, assuming the sale of our common stock at the price of $___ per share and the sale of our warrants at $0.01 per warrant, and no exercise of the underwriters’ over-allotment option, will be freely tradeable unless they are purchased by our “affiliates,” as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). An additional 3,193,179 shares currently outstanding are freely tradeable unless they are purchased by our “affiliates,” as defined in Rule 144 under the Securities Act of 1933, as amended. We anticipate that an additional approximately 2.1 million shares currently outstanding will further become freely tradeable promptly following this offering, unless they are purchased by our "affiliates." Our remaining currently outstanding shares of common stock are “restricted,” which means they were originally sold in offerings, or issued as acquisition consideration, that were not subject to a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act or under an available exemption from registration, such as provided through Rule 144.

In addition, 4,784,172 shares are issuable upon exercise of options and warrants, settlement of restricted stock units and conversion of the 2017 Notes. Pursuant to an effective registration statement, 1,000,000 shares issuable upon exercise of outstanding warrants are freely tradeable unless they are purchased by our “affiliates,” as defined in Rule 144 under the Securities Act. If any options are exercised, restricted stock units are settled or the 2017 Notes are converted, the shares issued upon such exercise, settlement or conversion (as applicable) will also be restricted, but may be sold under Rule 144 after the shares have been held for six months. Sales under Rule 144 may be subject to volume limitations and other conditions.

In addition to the possibility that actual sales of significant amounts of our common stock in the public market could harm our common stock price, the fact that our stockholders have the ability to make such sales could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We do not expect to pay dividends in the future. As a result, any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. In addition, no dividends will be declared or paid or set apart for payment on our common stock unless all accumulated accrued and unpaid dividends in respect of our Series A Preferred Stock are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past dividend periods with respect to which full dividends were not paid on the Series A Preferred Stock in cash. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

The terms of our financing agreements may limit our ability to pay dividends on the Series A Preferred Stock.

Financing agreements, whether ours or those of our subsidiaries and whether in place now or in the future may include restrictions on our ability to pay cash dividends on our capital stock, including the Series A Preferred Stock. These limitations may cause us to be unable to pay dividends on the Series A Preferred Stock unless we can refinance amounts outstanding under those agreements. We do not intend to pay cash dividends to the extent we are restricted by any of our financing arrangements.

We currently have Series A Preferred Stock outstanding and our certificate of incorporation authorizes our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. We currently have outstanding Series A Preferred Stock which gives its holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of additional series of preferred stock with such rights preferential to the rights of our common stock, including the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

Our directors, executive officers and principal stockholders, and their respective affiliates, beneficially own approximately 81.00% of our outstanding shares of common stock before giving effect to the sale of our common stock pursuant to this offering. After this offering, our directors, executive officers and principal stockholders, and their respective affiliates, collectively, will control approximately 75.58% of our voting securities (assuming the sale of all shares offered in this offering at a price of $6.51 per share). Accordingly, our executive officers, directors and principal stockholders, and their respective affiliates, will have significant influence on the ability to control the Company and the outcome of issues submitted to our stockholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have research coverage by securities and industry analysts and you should not invest in our common stock in anticipation that we will obtain such coverage. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

If the benefits of any proposed acquisition of do not meet the expectations of investors, stockholders or financial analysts, the market price of our common stock may decline.

If the benefits of any proposed acquisition of do not meet the expectations of investors or securities analysts, the market price of our common stock prior to the closing of the proposed acquisition may decline. The market values of our common stock at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our consolidated financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

Being a public company results in additional expenses, diverts management’s attention and could also adversely affect our ability to attract and retain qualified directors.

As a public reporting company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These requirements generate significant accounting, legal and financial compliance costs and make some activities more difficult, time consuming or costly and may place significant strain on our personnel and resources. The Exchange Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.

As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations. These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

As a public reporting company with less than $1,070,000,000 in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1,070,000,000 in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, stock price and the value of our warrants.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we are required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until year-end 2017. However, as an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the end of the fiscal year for which our second annual report is due or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

To comply with the requirements of being a public company, we have undertaken various actions, and may need to take additional actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the Financial Industry Regulatory Agency, the SEC or other regulatory authorities, which could require additional financial and management resources.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) of the Exchange Act. Our management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Our internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions and dispositions of our assets; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles; providing reasonable assurance that receipts and expenditures are made in accordance with authorizations of management and our directors; and providing reasonable assurance that unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements would be prevented or detected on a timely basis. As a result of this assessment, our management concluded that, as of December 31, 2016, our internal control over financial reporting was not yet effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. This is largely due to the fact that we are acquiring privately held companies as part of our growth strategy and our control procedures over all acquired subsidiaries will not be effective until such time as we are able to fully integrate the acquisition with our company and set processes and procedures for the acquired entities. We are working to improve and harmonize our financial reporting controls and procedures across all of our companies.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings;

•	providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Specifically, forward-looking statements may include statements relating to:

•	our future financial performance (including the prospective financial measures disclosed under “Summary—Recent Developments”);

•	changes in the market for our products;

•	our expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the level of demand for our products;

•	competition in our markets;

•	our ability to grow and manage growth profitably;

•	our ability to access additional capital;

•	changes in applicable laws or regulations;

•	our ability to attract and retain qualified personnel;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

Use of Proceeds

We estimate the net proceeds to us from the sale of the common stock and the warrants in this offering will be approximately $6,652,000, or approximately $__________ if the underwriters’ over-allotment option is exercised in full, based on an assumed public offering price of $6.51 per share and after deducting the underwriting discount and our estimated offering expenses.

In addition, if all of the warrants offered pursuant to this prospectus are exercised in full for cash, we will receive approximately an additional $__________ in cash.

We intend to use the net proceeds from this offering for the following purposes and in the following order of priority:

Purpose	Estimated Amount	Estimated Percentage of Net Proceeds
Funding of potential acquisitions	$4,652,289	70.0%
Working capital and general corporate purposes	$2,000,000	30.0%
Total	$6,652,289	100.0%

We plan to use a significant portion of the net proceeds of this offering to finance acquisitions of, or investments in, competitive and complementary businesses as a part of our growth strategy. We currently have no commitments in place with respect to any such acquisitions or investments.

Working capital and general corporate purposes include amounts required to pay for research and development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.

Investors are cautioned that expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including our potential investments in new businesses, remaining payments in connection with prior acquisitions, interest payments on our outstanding debt, the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

•	our ability to negotiate definitive agreements with acquisition candidates;

•	the availability and terms of debt financing to fund a portion of the purchase price(s) for potential acquisitions;

•	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and

•	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending the use of net proceeds of this offering, we intend to invest most of the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

Dividend Policy

The Company has not paid any dividends on its common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the board of directors declaring any dividends in the foreseeable future on its common stock. In addition, certain of our loan agreements restrict the payment of dividends and the terms of the Company’s Series A Preferred Stock may from time to time prevent it from paying cash dividends on its common stock.

Capitalization

The following table summarizes our cash and cash equivalents and capitalization as of June 30, 2017:

•	on an actual basis; and

•

on an as adjusted basis, giving effect to our (a) issuance of 1,205,837 shares of our common stock on September 26, 2017 in connection with the cashless exercise of the LSVI Replacement Warrant and (b) receipt of the net proceeds from the sale by us in this offering of shares of common stock at the assumed public offering price of $6.51 per share and warrants at the assumed public offering price of $0.01 per warrant, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2017

	Actual	As Adjusted(2)

	(in thousands, except per share amounts)

Cash and cash equivalents	$1,041	$7,693

Short-term debt, including current portion of long-term debt	$4,511	4,511
Long-term debt, less current portion	1,334	1,334
Stockholders’ equity:
Preferred stock, par value $0.01; 1,000,000 shares authorized, 373,708 shares issued and outstanding, actual; 1,000,000 authorized, 373,708 shares issued and outstanding, as adjusted	4	4
Common stock; par value $0.01; 100,000,000 shares authorized, 14,650,412 shares issued and outstanding, actual; 100,000,000 shares authorized, 15,856,249 shares issued and outstanding, as adjusted(1)	147	171
Additional paid-in capital	22,290	31,088
Accumulated deficit	(8,828)	(10,998)
Accumulated other comprehensive income (loss)	(4)	(4)
Non-controlling interest	11	11

Total stockholders’ equity	13,620	20,272

Total capitalization	$19,465	$26,117

(1)	The number of shares issued and outstanding and the additional paid-in capital exclude (a) 1,690,358 shares of common stock reserved for issuance upon the exercise of stock options and the settlement of restricted stock units outstanding under our 2015 Equity Incentive Award Plan, (b) 1,000,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants (for which cash would need to be remitted to us for exercise), and (c) shares of common stock reserved for issuance under the underwriters’ over-allotment option.

(2)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $1,228,878 assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering.

Price Range of Common Stock

The Company’s common stock is currently quoted on the OTCQB Marketplace under the symbol “AMRH”. Prior to May 26, 2015, when we completed a reverse merger and changed our corporate name from Spatializer Audio Laboratories, Inc., our trading symbol was SPZR. We have applied to list our common stock on The Nasdaq Capital Market, and expect such listing to occur concurrently with this offering.

The following table sets forth for the periods indicated, the reported high and low closing prices per share for our common stock.

Period	High	Low
2016:
First Quarter	$7.00	$5.00
Second Quarter	$7.00	$5.50
Third Quarter	$7.00	$5.00
Fourth Quarter	$7.50	$5.00
2017:
First Quarter	$6.55	$6.51
Second Quarter	$9.00	$6.51
Third Quarter	$9.00	$6.50
Fourth Quarter (through November 3, 2017)	$6.52	$6.50

On November 3, 2017, the closing price of our common stock was $6.51. As of November 2, 2017, there were 15,856,249 shares of common stock outstanding, held of record by 534 holders.

Dilution

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of June 30, 2017 was $(22,924,966) or $(1.56) per share of common stock, based upon 14,650,412 shares outstanding. After giving effect to the sale of the shares in this offering at an assumed public offering price of $6.51 per share, at June 30, 2017, and the sale of the warrants in this offering at an public offering price of $0.01 per warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2017 would have been approximately $(16,272,677), or $(1.02) per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.54 per share to our existing stockholders, and an immediate dilution of $7.53 per share to investors purchasing shares in the offering.

Dilution in as adjusted net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing securities in the offering:

Assumed public offering price per share		$6.51
Net tangible book value per share as of June 30, 2017	$(1.56)
Increase in net tangible book value per share attributable to this offering	$0.54
As adjusted net tangible book value per share after this offering		$(1.02)
Dilution in pro forma net tangible book value per share to new investors		$7.53

The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering.

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to $(1.02) per share, representing an immediate increase to existing stockholders of $0.54 per share and an immediate dilution of $7.53 per share to new investors. If any shares are issued upon exercise of outstanding options or warrants, new investors will experience further dilution.

Investors in this offering will be subject to increased dilution upon the exercise of outstanding stock options, settlement of restricted stock units, exercise of warrants (including the warrants in this offering) and issuance of shares of our common stock pursuant to our acquisition agreements. As of November 2, 2017, these stock options, restricted stock units, warrants and acquisition agreements represent an additional 4,592,160 shares that could be issued in the future. In addition, conversion of the 2017 Notes will result in further dilution of your investment.

Description of Business

Our Company

We specialize in delivering SAP cloud, digital and enterprise services to clients worldwide.

SAP is a leader in providing enterprise resource planning (“ERP”) software and technologies to enterprise customers worldwide. We deliver a wide range of solutions and services across multiple domains and industries. Our services center around SAP and include technology consulting, business intelligence, cloud services, application development/integration and maintenance, implementation services, infrastructure services, and independent validation services, all of which can be delivered as a set of managed services or on an on-demand service basis, or a combination of both.

Our SAP focus allows us to provide technological solutions to a broad and growing base of clients. We are headquartered in Princeton, NJ, and have offices across the United States, which are supported by delivery centers in India. Our model inverts the conventional global delivery model wherein offshore information technology (“IT”) service providers are based abroad and maintain a minimal presence in the United States. With a strong SAP focus, our client partnerships anchor around SAP cloud and digital services. In 2017, we signed a strategic partnership agreement with NEC America to offer SAP HANA (a next generation enterprise database system) migration services. This partnership will allow us to offer our clients a broader spectrum of services. We pursue an acquisition strategy that seeks to disrupt the established business model of offshore IT service providers.

Our primary business objective is to provide our clients with a competitive advantage by enhancing their business capabilities and technologies with our expanding consulting services portfolio, which is aided by our business acquisitions. Our strategic acquisitions allow us to bring global service delivery, SAP S/4 HANA and high-end SAP consulting capabilities to a broader geographic market and customer base. We continue to leverage our growing geographical footprint and technical expertise to simultaneously expand our service and product offering. With each acquisition, we identify business synergies that will allow us to bring new services and products from one subsidiary to customers at our other subsidiaries. While we generate revenues from the consulting businesses of each of our acquired subsidiaries, we believe that additional revenues will be generated through new business relationships and services developed through our business combinations.

Background

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which was a shell company immediately prior to our completion of a “reverse merger” transaction on May 26, 2015, in which we caused Ameri100 Acquisition, Inc., a Delaware corporation and our newly created, wholly owned subsidiary, to be merged with and into Ameri and Partners, a Delaware corporation. As a result of the Merger, Ameri and Partners became our wholly owned subsidiary with Ameri and Partners’ former stockholders acquiring a majority of the outstanding shares of our common stock. The Merger was consummated under Delaware law, pursuant to the Merger Agreement, and in connection with the Merger we changed our name to AMERI Holdings, Inc. and do business under the brand name “Ameri100”.

As part of the Merger, we purchased 24.9% of the outstanding shares of common stock of Ameri Consulting Service Private Ltd. (“Ameri India”), a corporation organized under the laws of India which was owned by Srinidhi “Dev” Devanur, our Executive Vice Chairman, for aggregate consideration consisting of $1.00 and the consideration being furnished by us to the stockholders of Ameri and Partners under the Merger Agreement, pursuant to the terms of a Stock Purchase Agreement, dated as of May 26, 2015, by and between us and Mr. Devanur. Subject to obtaining various regulatory approvals for foreign ownership required under India’s Foreign Exchange Management Act, we agreed to purchase the remaining 75.1% of the outstanding shares of Ameri India (with the exception of one share of Ameri India that was retained by Mr. Devanur as a nominee holder for the Company due to a requirement of Indian law for a corporation to have a minimum of two shareholders) for similar consideration, which transaction was completed in 2016.

Concurrently with the closing of the Merger, we issued a 5% Unsecured Convertible Note due May 26, 2017, in the principal amount of $5,000,000 (the “Convertible Note”) bearing interest at 5% per annum, maturing on May 26, 2017 and at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, together with a warrant to purchase shares of our common stock (the “Original Warrant”) to purchase up to 2,777,777 shares of our common stock, at an exercise price equal to $1.80 per share, in a private placement (the “Private Placement”) to Lone Star Value Investors, LP (“LSVI”), pursuant to the terms of a Securities Purchase Agreement, dated as of May 26, 2015. Prior to the Merger, LSVI was our majority shareholder.

On May 13, 2016, LSVI completed an early partial exercise of an Original Warrant for 1,111,111 shares the Company’s common stock at a price of $1.80 per share, for total consideration to the Company of $2,000,000, and LSVI was issued a replacement warrant for the remaining 1,666,666 shares under the Original Warrant on the same terms as the Original Warrant (the “Replacement Warrant”). LSVI also agreed to an amendment of the Convertible Note, to extend the maturity of the Convertible Note for two years in exchange for (i) the right to request that the Board of Directors of the Company (the “Board”) expand the size of the Board to nine directors from the current eight, with LSVI having the right to designate up to four of the nine directors, and (ii) the issuance of an additional warrant (the “Additional Warrant”) for the purchase of 1,000,000 shares of the Company’s common stock at a price of $6.00 per share, on substantively the same terms as the Original Warrant. LSVI’s Registration Rights Agreement, dated May 26, 2015, with us was also amended and restated to include the shares of common stock issuable under the Additional Warrant.

On December 30, 2016, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with LSVI, pursuant to which the Convertible Note was returned to the Company and cancelled in exchange for 363,611 shares of the Company’s Series A Preferred Stock, which is non-convertible and perpetual preferred stock of the Company. As a result of the exchange transaction, no principal or interest remained outstanding or payable under the Convertible Note and the Convertible Note was no longer convertible into shares of common stock of the Company. The Company issued 10,097 and 10,277 shares of Series A Preferred Stock to LSVI in May 2017 and September 2017, respectively, as payments of a dividend on the shares of Series A Preferred Stock held by LSVI as of March 31, 2017 and June 30, 2017, respectively.

On September 26, 2017, LSVI completed a cashless exercise of the full Replacement Warrant, of which there was a total of 1,666,666 shares of common stock underlying, in exchange for the issuance of 1,205,837 shares of our common stock.

Our Industry

Background

We operate in an intensely competitive IT outsourcing services industry, which competes on quality, service and costs. Most offshore IT services providers have undertaken a “forward integration” to boost their capabilities and presence in their client geographies (large offshore presence with a small local presence). Large U.S. players on the other hand focus on “backward integration” to scale and boost their offshore narrative (offshore being the “back office” for the local operations). Today the IT services industry is marked by the following characteristics:

Characteristic		Description
Mature Market	●	Many multinational companies have already outsourced what they wanted to outsource.
Commoditized Business Model	●	North America and Europe continue to be the markets with attractive spending potential. However, increased regulations and visa dependencies prove to be a major drawback of the model.
●

The benefits realized from the business model are largely based on labor arbitrage and productivity benefits. These have become central characteristics of the business model as IT services have become more commoditized.

Insourcing	●	Extremely rapid changes in technology are forcing IT services–traditionally an outsourcing business—to adopt an insourcing model.

Rapid Technology Shifts	●	Cloud and digital services are increasingly in demand as part of outsourcing engagements.
	●	Social media, cloud computing, mobility and big data will continue to be mainstays for any IT ecosystem.
	●	The convergence of cloud computing, virtualization (applications and infrastructure) and utility computing is around the corner. The ability of a vendor to offer an integrated basket of services on a SaaS model, will be a key differentiator.
	●	Enterprises are becoming more digital. There is a strong convergence of human and machine intelligence thanks to drivers like advanced sensors and machine learning. Operations and technology are converging.
Contracts & Decision Making	●	Large multi-year contracts will be renegotiated and broken down into shorter duration contracts and will involve multiple vendors rather than sole sourcing.
	●	The ability to demonstrate value through Proof of Concepts (POCs) and willingness to offer outcome based pricing are becoming critical considerations for decision making. Requests for Proposal (RFP)-driven decisions are increasingly rare.

The SAP Industry

SAP as an ERP product has become an industry by itself. The core SAP enterprise offering has been reinforced with cloud-based products that make the entire SAP ecosystem extremely attractive from our perspective due to the following attributes:

•	The alignment of SAP to enterprises is extremely strong. Given the reliance of enterprises on applications, clients are increasingly using SAP as an enterprise solution.

•	There are over 17,000 partner firms that service the SAP ecosystem representing a very fragmented supply environment.

•	A significant number of SAP customers are likely to move to S/4 HANA by 2025.

Our Approach

We have adopted a “strategic acquisition model”, pursuant to which we acquire companies that support our goals. These businesses are then realigned to fit within our operating model. We believe that our strategic service portfolio, deep industry experience and strong global talent pool offer a compelling proposition to clients. In 2016, we acquired three companies: Virtuoso and Ameri Arizona in the U.S., and Bigtech Software Pvt. Ltd. in India. These strategic acquisitions have brought global delivery presence, SAP S/4 HANA and high-end SAP consulting capabilities to our service portfolio. In 2017, we signed a strategic partnership agreement with NEC America to offer SAP HANA (a next generation enterprise database system) migration services. This partnership enables us to offer our clients a broader spectrum of services.

Our Portfolio of Service Offerings

Our portfolio of service offerings expanded significantly in 2016 with our acquisitions of Ameri Georgia, Ameri Arizona, Virtuoso and Bigtech. We anticipate our future service offerings to evolve as we continue to pursue our acquisitive growth strategy.

Our current portfolio of services is divided into three categories:

Cloud Services

An increasing trend in the IT services market is the adoption of cloud services. Historically clients have resorted to on-premise software solutions, which required capital investments in infrastructure and data centers. Cloud services enable clients to build and host their applications at much lower costs. Our product offerings leverage the low cost and flexibility of cloud computing.

We have expertise in deploying SAP’s public, private and hybrid cloud services, as well as SAP HANA cloud migration services. Our teams are experienced in the rapid delivery of cloud services. We perform SAP application and cloud support and SAP cloud development. Additionally, we provide cloud automation solutions that focus on business objectives and organizational growth. We believe that our strategic partnership with NEC will enable us to offer an attractive HANA migration service to our clients.

Digital Services

We have developed several mobile solutions, including Simple Advance Planning and Optimization (“APO”), the IBP/ Sales and Operations Planning (“S&OP”) Mobile Analytics App and the Langer Index.

The SimpleAPO mobile application (app) provides sales professionals with real-time collaboration capabilities and customer data, on their mobile devices. It increases the efficiency of the sales process and the accuracy of customer needs forecasting.

The SAP S&OP mobile app enables the real-time management and analysis of S&OP related data from mobile devices.

The Langer Index is a mobile-supported, web-based assessment system for collecting and analyzing IT organizational effectiveness. Most customers do not have measurement metrics to assess if their IT spend is yielding value. A firm’s IT organization could be transactional, transitional or transformational depending on its investment in technology, processes and personnel. The Langer Index gives us a novel tool to measure IT maturity and focus and to help our clients ensure that their IT dollars are creating maximal value.

Enterprise Services

We design, implement and manage Business Intelligence (“BI”) and analytics solutions. BI helps our clients navigate the market better by identifying new trends and by targeting top-selling products. We also enable clients to use BI for generating instant financial reports and analytics of customer, product and cost information over time. In addition, we provide solutions for metadata repository, master data management and data quality. Finally, we determine BI demands across various platforms.

Other key enterprise services that we offer include consulting services for global and regional SAP implementations, SAP/IT solution advisory and architectural services, project management services, IT/ERP strategy and vendor selection services. Often clients have relied on us to deliver services in non-SAP packages, as well.

In addition, the broad range of experiences of our consultants is brought together to create “knowledge products” in SAP, and to deliver training programs on a customized basis for our clients. Thus, we are able to scale competencies within a client’s organization by leveraging our consultant’s expertise.

Our Growth Strategy

Our growth strategy is based on customer-driven business expansion and strategic acquisitions of SAP services companies. We introduce specific key account management strategies to grow organically by cross selling and upselling different services across business units. It is our goal to be a leader in the SAP cloud, digital and enterprise services market. We use strategic acquisitions, alliances and partnerships to achieve this goal.

We have complementary near-and longer-term strategies. In the short-term, we continue to focus on high-end consulting and solutions in the SAP space. Our medium-term focus will be to make an entry into cloud engagements and HANA. Signing up with NEC as a strategic partner for the SAP HANA migration was a critical step to achieving this objective. Additionally, we will gain market share in high-growth areas in the SAP ecosystem such as Hybris, Success Factors and BI/BW/SAP HANA. In the long-term, we will identify and acquire firms in the areas of Artificial Intelligence (AI) and robotics to bolster our AIR (AI + internet of things + robotics) practice. We believe that during each phase of our growth strategy, business and market conditions will require our plans to evolve or change, and we plan to be agile in addressing both opportunities and exigencies.

The integration of each of our acquisitions into our business enterprise requires establishing our company’s standard operating procedures at each acquired entity, seamlessly transitioning each acquired entity’s branding to the “Ameri100” brand and assessing any necessity to transition account management. The integration process also requires us to evaluate any product-line expansions made possible by the acquired entity and how to bring new product lines to the broader customer base of the entire Company. With the integration of each acquisition, we face challenges of maintaining cross-company visibility and cooperation, creating a cohesive corporate culture, handling unexpected customer reactions and changes and aligning the interests of the acquired entity’s leadership with the interests of the Company. To date, these challenges have been manageable, and we are becoming more adept at managing integration issues with each new acquisition.

Sales and Marketing

We combine traditional sales with our strength in industries and technology. Our sales function is composed of direct sales and inside sales professionals. Both work closely with our solutions directors to identify potential opportunities within each account. We currently have 85 active clients and 200 dormant accounts. Using a consultative selling methodology (working with clients to prescribe a solution that suits their needs in terms of efficiency, cost and timelines), we identify target prospects and develop a pursuit plan for each key account. We utilize a blended sales model that combines consultative selling with traditional sales methods. Once the customer has engaged us, the sales, solutions and marketing teams monitor and manage the relationship with the help of customer relationship management software.

The marketing group is tasked with building a strong, sustainable brand image for our company, positioning us in the SAP arena and facilitating business opportunities. Marketing functions include webinars, targeted email campaigns and social media vehicles including blogs, networking efforts and video sharing websites. Data gathered from these activities helps us to measure and track our market position and customer understanding of our offerings.

Revenues and Customers

We generate revenue primarily through consulting services performed in the fulfillment of written service contracts. The service contracts we enter into generally fall into two categories: (1) time-and-materials contracts and (2) fixed-price contracts.

When a customer enters into a time-and-materials or fixed-price, (or a periodic retainer-based) contract, we recognize revenue in accordance with an evaluation of the deliverables in each contract. If the deliverables represent separate units of accounting, we then measure and allocate the consideration from the arrangement to the separate units, based on vendor-specific objective evidence of the value for each deliverable.

The revenue under time-and-materials contracts is recognized as services are rendered and performed at contractually agreed upon rates. Revenue pursuant to fixed-price contracts is recognized under the proportional performance method of accounting. We routinely evaluate whether revenue and profitability should be recognized in the current period. We estimate the proportional performance on our fixed-price contracts on a monthly basis utilizing hours incurred to date as a percentage of total estimated hours to complete the project.

For the twelve months ended December 31, 2016, sales to five major customers accounted for 52.75% of our total revenue.

Technology Research and Development

We regard our services and solutions and related software products as proprietary. We rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and invention assignment agreements, distribution and software protection agreements and other intellectual property protection methods to safeguard our technology and software products. We have not applied for patents on any of our technology. We also rely upon our efforts to design and produce new applications and upon improvements to existing software products to maintain a competitive position in the marketplace.

On December 26, 2015, we entered into a license agreement with Dr. Arthur M. Langer, which grants us a license for exclusive, perpetual, irrevocable and worldwide use of the Langer Model to generate the Langer Index.

Research and product development expenditures were approximately $54,945 for the twelve months ended December 31, 2016 and $524,741 for twelve months ended December 31, 2015.

Strategic Alliances

Through our Lean Enterprise Architecture Partnership (“LEAP”) methodology, we have strategic alliances with technology specialists who perform services on an as-needed basis for clients. We partner with niche specialty firms globally to obtain specialized resources to meet client needs. Our business partners include executive recruiters, staffing firms and niche technology companies. The terms of each strategic alliance arrangement depend on the nature of the particular partnership. Such alliance arrangements typically set forth deliverables, scope of the services to be delivered, costs of services and terms and conditions of payment (generally 45 to 90 days for payment to be made). Each alliance arrangement also typically includes terms for indemnification of our company, non-solicitation of each partner’s employees by the other partner and dispute resolution by arbitration.

Alliances and partnerships broaden our offerings and make us a one-stop solution for clients. Our team constantly produces services that complement our portfolio and build strategic partnerships. Our partner companies range from digital marketing strategy consulting firms to large infrastructure players.

On any given project we evaluate a client’s needs and make our best effort to meet them with our full-time specialists. However, in certain circumstances, we may need to go outside the Company, and in this case we approach our strategic partners to tap into their pools of technology specialists. Project teams are usually composed of a mix of our full time employees and outside technology specialists. Occasionally, a project team may consist of a Company manager and a few outside technology specialists. While final accountability for any of our projects rests with the Company, the outside technology specialists are incentivized to successfully complete a project with project completion payments that are in addition to hourly billing rates we pay the outside technology specialists.

Competition

The large number of competitors and the speed of technology change make IT services and outsourcing a challenging business. Competitors in this market include systems integration firms, contract programming companies, application software companies, traditional large consulting firms, professional services groups of computer equipment companies and facilities management and outsourcing companies. Examples of our competitors in the IT services industry include Accenture PLC, Cognizant Technology Solutions Corporation, Hexaware Technologies Limited, Infosys Technologies Limited, Mindtree Limited, Tata Consultancy Services Limited, Virtusa Corporation and Wipro Limited.

We believe that the principal factors for success in the IT services and outsourcing market include performance and reliability; quality of technical support, training and services; responsiveness to customer needs; reputation and experience; strong corporate governance; and competitive pricing.

Some of our competitors have significantly greater financial, technical and marketing resources and/or greater name recognition, but we believe we are well positioned to capitalize on the following competitive strengths to achieve future growth:

•	well-developed recruiting, training and retention model;

•	successful service delivery model;

•	broad referral base;

•	continual investment in process improvement and knowledge capture;

•	investment in research and development;

•	strong corporate governance; and

•	custom strategic partnerships to provide breadth and depth of services.

Employees

As of July 31, 2017, we employed approximately 275 employees in 11 locations in the United States, Canada and India. We routinely supplement our employee consulting staff with subcontractors, which totaled 175 at July 31, 2017, most of which were from other services firms. Between our employees and subcontractors, we had 350 billable consultants at July 31, 2017. Our employees are not part of a collective bargaining arrangement and we believe our relations with our employees are good. We have employment agreements with our executive officers and certain other employees.

Properties

Our principal executive office is located in approximately 2,547 square feet of office space in Princeton, New Jersey and is situated within an office that also serves as the principal office of Ameri and Partners. We currently pay rent of $5,400 per month for our principal office. We also lease administrative, marketing and product development and support facilities totaling approximately 14,000 square feet in Atlanta, Georgia; Leawood, Kansas; Folsom, California and Chandler, Arizona in the U.S. and Chennai, Mumbai and Bangalore, India. Most of our lease commitments end by 2020.

Legal Proceedings

We are not currently a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of financial condition and results of operations of Ameri Holdings, Inc. should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus. Our actual results may not be indicative of future performance. This discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those discussed in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.

Company Overview

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which had been a shell company until May of 2015. On May 26, 2015, we completed a “reverse merger” transaction, in which we caused Ameri100 Acquisition, Inc., a Delaware corporation as our newly created, wholly owned subsidiary, to be merged with and into Ameri and Partners (doing business as Ameri100), a Delaware corporation. As a result of the Merger, Ameri and Partners became our wholly owned subsidiary with Ameri and Partners’ former stockholders acquiring a majority of the outstanding shares of our common stock. The Merger was consummated under Delaware law, pursuant to the Merger Agreement, and in connection with the Merger we changed our name to AMERI Holdings, Inc. Since the Merger, we have been an active holding company headquartered in Princeton, New Jersey, with offices across the United States that are supported by offices in India.

We specialize in delivering SAP cloud, digital and enterprise services to clients worldwide. Our SAP focus allows us to provide technological solutions to a broad and growing base of clients. Our model inverts the conventional global delivery model wherein offshore IT service providers are based abroad and maintain a minimal presence in the United States. With a strong SAP focus, our client partnerships anchor around SAP cloud and digital services. We pursue an acquisition strategy that seeks to disrupt the established business model of offshore IT service providers.

We generate revenue by providing consulting services under written service contracts with our customers. The service contracts we enter into generally fall into two categories: (1) time-and-materials contracts and (2) fixed-price contracts.

When a customer enters into a time-and-materials or fixed-price (or a periodic retainer-based) contract, the revenue is recognized in accordance with the deliverables of each contract. If the deliverables involve separate units of accounting, the consideration from the arrangement is measured and allocated to the separate units, based on vendor specific objective evidence of the value for each deliverable.

The revenue under time and materials contracts is recognized as services are rendered and performed at contractually agreed upon rates. Revenue pursuant to fixed-price contracts is recognized under the proportional performance method of accounting. We routinely evaluate whether revenue and profitability should be recognized in the current period. We estimate the proportional performance on fixed-price contracts on a monthly basis utilizing hours incurred to date as a percentage of total estimated hours to complete the project.

For the twelve months ended December 31, 2016, sales to five major customers, accounted for 52.75% of our total revenue.

We continue to explore strategic alternatives to improve the market position and profitability of our product and service offerings in the marketplace, generate additional liquidity for the Company, and enhance our valuation. We plan to pursue our goals during the next twelve months principally through organic growth and through other strategic alternatives. Some of these alternatives have included, and could continue to include, selective acquisitions. The Company has obtained financing and additional capital from the sale of equity and incurrence of indebtedness in the past, and continues to consider capital raising and financing from the sale of various types of equity and incurrence of indebtedness to provide capital for our business plans and operations in the future. The Company has also provided, and may from time to time in the future provide, information to interested parties.

Matters that May or Are Currently Affecting Our Business

The main challenges and trends that could affect or are affecting our financial results include:

•	Our ability to enter into additional technology-management and consulting agreements, to diversify our client base and to expand the geographic areas we serve;

•	Our ability to attract competent, skilled professionals and on-demand technology partners for our operations at acceptable prices to manage our overhead;

•	Our ability to acquire other technology services companies and integrate them with our existing business;

•	Our ability to raise additional equity capital, if and when we needed;

•	We may incur an impairment of the goodwill acquired from our prior business acquisitions if our acquired entities do not experience growth;

•	Our ability to control our costs of operation as we expand our organization and capabilities.

Result of Operations

Results of Operations for the Three Months Ended June 30, 2017 Compared to the Three Months Ended June 30, 2016 and for the Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

Revenue	$12,268,259	$6,686,938	$24,609,186	$13,699,902
Cost of revenue	9,935,468	5,169,538	18,975,045	10,926,845
Gross profit	2,332,791	1,517,400	5,634,141	2,773,057

Operating expenses
Selling and marketing	434,895	135,329	767,205	166,679
General and administration	4,405,377	1,977,510	7,106,522	3,696,100
Acquisition related expenses	175,136	239,815	384,480	615,220
Depreciation and amortization	825,657	101,385	1,514,757	213,013
Operating expenses	5,841,065	2,454,039	9,772,964	4,691,012
Operating income (loss)	(3,508,274)	(936,639)	(4,138,823)	(1,917,955)
Interest expenses	(164,343)	(270,514)	(255,149)	(384,260)
Changes in estimates	400,000	—	400,000	—
Other expense – net	8,624	(1,862)	4,475	(2,161)
Income (loss) before income taxes	(3,263,993)	(1,209,015)	(3,989,497)	(2,304,376)
Tax benefit / (provision)	—	—	—	—
Income after income taxes	(3,263,993)	(1,209,015)	(3,989,497)	(2,304,376)
Net income attributable to non-controlling interest	(15,388)	—	(11,872)	—
Net income (loss) attributable to the Company	(3,279,381)	(1,209,015)	(4,001,369)	(2,304,376)
Dividend on preferred stock	(504,826)	—	(1,004,791)	—
Net loss attributable to common stock holders	(3,784,207)	(1,209,015)	(5,006,160)	(2,304,376)
Other comprehensive income (loss), net of tax
Foreign exchange translation	(2,185)	(2,808)	3,150	(65,698)
Comprehensive income/(loss)	$(3,786,392)	$(1,211,823)	$(5,003,010)	$(2,370,074)
Comprehensive income/(loss) attributable to the Company	(3,771,004)	(1,211,823)	(4,991,138)	(2,370,074)
Comprehensive income/(loss) attributable to the non-controlling interest	(15,388)	—	(11,872)	—
	(3,786,392)	(1,211,823)	(5,003,010)	(2,370,074)

Basic income (loss) per share	$(0.26)	$(0.09)	$(0.35)	$(0.19)
Diluted income (loss) per share	$(0.26)	$(0.09)	$(0.35)	$(0.19)

Basic weighted average number of common shares outstanding	14,610,609	12,845,057	14,352,573	12,359,709
Diluted weighted average number of common shares outstanding	14,610,609	12,845,057	14,352,573	12,359,709

Revenues

Revenues for the three months ended June 30, 2017 increased by approximately $5.58 million as compared to the three months ended June 30, 2016.  This increase was primarily attributable to our acquisition of Ameri California, Ameri Arizona and Bigtech. For changes in revenue by entity please refer to the table below.

Revenues by subsidiary of the Company

(in millions of U.S. dollars)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Increase (Decrease)
Ameri & Partners	1.48	1.80	(0.32)
Ameri Georgia	4.73	4.89	(0.16)
Bigtech	0.29	-	0.29
Ameri Arizona	3.20	-	3.20
Ameri California	2.56	-	2.56
Total	12.27	6.69	5.58

Revenues for the six months ended June 30, 2017 increased by approximately $10.91 million as compared to the six months ended June 30, 2016. This increase was primarily attributable to our acquisition of Ameri California, Ameri Georgia and Bigtech. For changes in revenue by entity please refer to the table below.

Revenues by subsidiary of the Company (in millions of U.S. dollars)
	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	Increase (Decrease)
Ameri & Partners	3.38	3.46	(0.09)
Ameri Georgia	10.17	10.24	(0.07)
Bigtech	0.51	-	0.51
Ameri Arizona	7.03	-	7.03
Ameri California	3.52	-	3.52
Total	24.61	13.70	10.91

Gross Margin

Our gross margin was 19% for the three months ended June 30, 2017, as compared to 23% for the three months ended June 30, 2016.  Gross margin from our acquired entities was 23%; without our acquisitions our gross margin was at 15%. The decrease in gross margins from our existing business was due to higher volume discounts, end of high margin contracts and revenue mix.

Our gross margin was 23% for the six months ended June 30, 2017, as compared to 20% for the six months ended June 30, 2016. Gross margin from our acquired entities was 24%; without our acquisitions our gross margin was at 22%.

Our target gross margins are anticipated to be in the range of 25% to 30% based on the mix of project revenues and professional service revenues. However, there is no assurance that we will achieve the anticipated gross margins.

Selling and Marketing Expenses

Selling and marketing expenses were $434,895 for the three months ended June 30, 2017, compared to $135,329 for the three months ended June 30, 2016. The increase in selling and marketing expenses was directly attributable to our acquisition of Ameri Arizona and Ameri California, which occurred subsequent to the comparable prior period.

Selling and marketing expenses were $767,205 for the six months ended June 30, 2017, compared to $166,679 for the six months ended June 30, 2016. The increase in selling and marketing expenses was directly attributable to our acquisition of Ameri Arizona and Ameri California, which occurred subsequent to the comparable prior period.

General and Administration Expenses

General and Administration (“G&A”) expenses include all costs, including rent costs, which are not directly associated with revenue-generating activities, as well as the non-cash expense for stock based compensation. These include employee costs, corporate costs and facilities costs. Employee costs include administrative salaries and related employee benefits, travel, recruiting and training costs. Corporate costs include reorganization costs, legal, accounting and outside consulting fees. Facility costs primarily include rent and communications costs.

G&A expenses for the three months ended June 30, 2017 were $4,405,377 as compared to $1,977,510 for the three months ended June 30, 2016.  G&A expenses increased by $2,427,867, of which $1,562,526 was attributable to our stock based compensation expense due to grants made to our employees and accelerated expenses upon cancellation of restricted stock units. Ameri California, Ameri Arizona and Bigtech added an additional $1,018,717 to our G&A expenses for the three months ended June 30, 2017 as compared to the same period in 2016.  Our G&A expenses for the three months ended June 30, 2017 excluding these acquisitions increased due to our continued fund-raising activity and preparation of a Nasdaq listing application.

G&A expenses for the six months ended June 30, 2017 were $7,106,522 as compared to $3,696,100 for the six months ended June 30, 2016.  G&A expenses increased by $3,410,422, of which $2,027,276 was attributable to our stock based compensation expense due to grants made to our employees and accelerated expenses upon cancellation of restricted stock units. Ameri California, Ameri Arizona and Bigtech added an additional $1,736,843 to our G&A expenses for the six months ended June 30, 2017 as compared to the same period in 2016. The decrease in G&A expenses during the six months ended June 30, 2017 was attributable to the cost synergies we achieved with our previous acquisitions.

Depreciation and Amortization

Depreciation and amortization expense amounted to $825,657 for the three months ended June 30, 2017, as compared to $101,385 for the three months ended June 30, 2016. We capitalized the customer lists acquired during various acquisitions, resulting in increased amortization costs. The customer lists from each acquisition are amortized over a period of 60 months.

Depreciation and amortization expense amounted to $1,514,757 for the six months ended June 30, 2017, as compared to $213,013 for the six months ended June 30, 2016. We capitalized the customer lists acquired during various acquisitions, resulting in increased amortization costs. The customer lists from each acquisition are amortized over a period of 60 months.

Operating Income (Loss)

Our operating income (loss) was ($3,508,274) for the three months ended June 30, 2017, as compared to ($936,639) for the three months ended June 30, 2016. This increase in loss was mainly due to the increase in G&A expenses of our acquired entities.

Our operating income (loss) was ($4,138,823) for the six months ended June 30, 2017, as compared to ($1,917,955) for the six months ended June 30, 2016. This increase in loss was mainly due to the increase in G&A expenses of our acquired entities.

Interest Expense

Our interest expense for the three months ended June 30, 2017 was $164,343 as compared to $270,514 for the three months ended June 30, 2016. The decrease is mainly due to changes in interest rates charged by our lenders.

Our interest expense for the six months ended June 30, 2017 was $255,149 as compared to $384,260 for the six months ended June 30, 2016. The decrease is mainly due to changes in interest rates charged by our lenders.

Changes in Estimates

Based on our current estimates of consideration payable under the Ameri Arizona purchase agreement, we do not believe Ameri Arizona will achieve its 2017 earn-out and we have adjusted the consideration payable in connection therewith by reducing the estimates by $400,000 and reflecting the adjustment in our income statement for the quarter ended June 30, 2017.

Income taxes

Our provision for income taxes for the three months ended June 30, 2017 and the three months period ended June 30, 2016 was $0 for each period.

Our provision for income taxes for the six months ended June 30, 2017 and the six months period ended June 30, 2016 was $0 for each period.

Acquisition Related Expenses

We had acquisition related expenditures of $384,480 and $615,220 during the six months ended June 30, 2017 and June 30, 2016, respectively. These expenses included acquisition costs and legal, banking and other acquisition related fees incurred in connection with our acquisitions. The decrease is due to the decline in acquisition related activities in the six months ended June 30, 2017 as compared to the six months ended June 30, 2016.

Results of Operations for the Twelve Months Ended December 31, 2016 Compared to the Twelve Months Ended December 31, 2015

	Twelve Months Ended December 31,
	2016	2015

Net revenue	$36,145,589	$20,261,172
Cost of revenue	29,608,932	13,391,504
Gross profit	6,536,657	6,869,668

Operating expenses:
Selling and marketing	417,249	119,847
General and administration	8,552,966	5,721,633
Acquisition related expenses	1,585,136	1,655,962
Depreciation and amortization	1,361,169	166,208
Operating expenses	11,916,520	7,663,650

Operating income (loss):	(5,379,863)	(793,982)

Interest expense	(751,074)	(238,471)
Interest income/other income	—	89,918
Other income	16,604	—
Change due to estimate correction	(410,817)	—
Total other income (expenses)	(1,145,287)	(148,553)
Net income (loss) before income taxes	(6,525,150)	(942,535)
Income tax benefit (provision)	3,747,846	128,460
Net income (loss)	(2,777,304)	(814,075)
Non-controlling interest	(3,382)	—
Net income (loss) attributable to the Company	(2,780,686)	(814,075)

Foreign exchange translation adjustment	(7,426)	—
Comprehensive income (loss)	$(2,788,112)	$(814,075)

Revenues

Revenues for the twelve months ended December 31, 2016 increased by 78% from the twelve months ended December 31, 2015 to $36,145,589. As shown in the table below, a significant part of the increase in the revenue came from the businesses we acquired in 2016 and also from our acquisition of Ameri Georgia, which was completed in November 2015. Our 2016 revenues include a full year of revenue for Ameri Georgia, whereas our 2015 revenues only included Ameri Georgia’s revenue for a portion of 2015. Revenue from our wholly owned subsidiary Ameri and Partners decreased by $4.8 million in 2016, as compared to 2015, due to the completion of a significant project in 2016.

Revenues by subsidiary of the Company (in millions of U.S. dollars)
	2016	2015	Increase (Decrease)
Ameri and Partners	6.9	11.7	(4.8)
Ameri Georgia	19.9	8.6	11.4
Virtuoso	1.1	-	1.1
Ameri Arizona	7.7	-	7.7
Bigtech	0.5	-	0.5
Total	36.1	20.3	15.9

Our top five customers accounted for 52.75 % of our revenues for the twelve months ended December 31, 2016. We derived 98% of our revenues from our customers located in North America for the twelve months ended December 31, 2016.

Gross Margin

Our gross margin was $6,536,657, or 18.1%, for the twelve months ended December 31, 2016, as compared to $6,869,668, or 33.9%, for the twelve months ended December 31, 2015. The change in gross margin for 2016 was a result of lower margins for professional services and a decrease in project revenues in 2016 than in 2015.

In 2015, the company executed a large transformational project for one key customer, which yielded significant gross margins. That project ended in early 2016, resulting in gross margins for 2015 that were higher than our gross margins for 2016. In addition, the acquisition of businesses that operate on the professional services revenue model, which tends to have lower margins than the project-based revenues model, lowered our overall gross margin. We intend to change the business models of our acquired businesses to a project-based revenue model as we integrate each acquisition into our business; however, lower margins may continue to impact our results until all acquisitions have been fully converted to the project-based revenue model.

Selling and Marketing Expenses

Selling and marketing expenses were $417,249 for the twelve months ended December 31, 2016, compared to $119,847 for the twelve months ended December 31, 2015. The increase in selling and marketing expenses was directly attributable to the addition of Ameri Georgia’s selling and marketing expenses in 2016, following its acquisition in late 2015.

General and Administration Expenses

G&A expenses include all costs, including rent costs, which are not directly associated with revenue-generating activities, as well as the non-cash expense for stock based compensation. These include employee costs, corporate costs and facilities costs. Employee costs include administrative salaries and related employee benefits, travel, recruiting and training costs. Corporate costs include reorganization costs, legal, accounting and outside consulting fees. Facilities costs primarily include rent and communications costs.

G&A expenses for the twelve months ended December 31, 2016 was $8,552,966 as compared to $5,721,633 for the year ended December 31, 2015. Our consolidated G&A expenses increased due to the addition of G&A expenses of our Ameri Georgia, Ameri Arizona, Virtuoso and Bigtech subsidiaries in 2016, which added $2,653,441, $1,217,865, $445,375 and $139,497, respectively, to our total G&A expenses, and there were not comparable subsidiary G&A expenses in 2015. Our aggregate G&A expenses for 2016 also includes $1,450,000 in expense for stock based compensation paid in connection with our acquisitions. The overall growth in G&A expenses was moderated by cost synergies, including consolidating global teams for finance, recruitment and human resources.

Acquisition Related Expenses

Acquisition related expenses of $1,585,136 were incurred during the twelve months ended December 31, 2016. These expenses included acquisition costs and legal, banking and other acquisition related fees incurred in connection with our acquisitions. Increased legal costs were incurred as a result of various acquisition related activities as well as the additional incremental costs or pursuing additional acquisitions.

Our acquisitions related expenses consisted of the following:

•	$53,288 for an event in connection with integrating all acquired subsidiaries with the Company;

•	$229,440 for fees in connection with terminating our prior credit facility and replacing it with our current credit facility with Sterling National Bank;

•	$312,500 for payments to a financial advisor for its assistance in obtaining our current credit facility with Sterling National Bank;

•	$349,902 for earn-out payments to the former owners of Ameri Georgia; and

•	$640,006 for legal fees in connection with our acquisitions.

All of the foregoing expenses were specific to events of the Company that occurred in 2016 and we do not expect further ongoing expenses with those events.

Depreciation and Amortization

Depreciation and amortization expense amounted to $1,361,169 for the twelve months ended December 31, 2016, as compared to $166,208 for the twelve months ended December 31, 2015. We capitalized the customer lists received from each of our acquisitions during 2016, resulting in increased amortization costs. The customer lists from each acquisition are amortized over a period of 60 months.

Our amortization schedule is as follows:

Years ending December 31,	Amount

2017	$2,464,184
2018	2,115,592
2019	1,748,250
2020	1,621,000
2021	815,678
Total	$8,764,704

Operating income

Our operating income percentage was (14.9) % for the twelve months ended December 31, 2016, as compared to (3.9) % for the twelve months ended December 31, 2015. This change was mainly due to an increase in selling and marketing, G&A expenses and acquisition related expenses.

Income taxes

Our benefit for income taxes for the twelve months ended December 31, 2016 and the twelve months ended December 31, 2015 amounted to approximately $3,747,846 and $128,460, respectively.

Liquidity and Capital Resources

Our cash position was $1,041,133 as of June 30, 2017, as compared to $1,379,887 as of December 31, 2016, a decrease of $338,754 primarily due to use of fund towards working capital and earn-out payments.

Cash used for operating activities was $1,700,989 during the six months ended June 30, 2017 and was primarily a result of net changes in working capital requirements. Cash used in investing activities was $702,511 during the six months ended June 30, 2017. Cash provided by financing activities was $2,064,746 during the six months ended June 30, 2017 and was attributable to the increased borrowing under our line of credit with Sterling National Bank and the issuance of convertible notes.

Due to our current constraints in working capital, we have been unable to pay a few vendors and as a result some of them have threatened legal action against us, commenced legal actions against us and/or stopped working with us. We are currently working with these vendors to negotiate longer payment terms until we are able to raise more capital; we are trying to mitigate these efforts by raising more capital and through streamlining its operations which will provide cash savings going forward, however there can be no assurance that we will be able to secure additional sources of capital. In the event we continue to be unable to pay these vendors, additional vendors may take legal action against us or stop doing business with us, and those vendors who have commenced legal action against us may obtain judgments against us, all of which may have a negative impact on our revenue and financial results.

On July 1, 2016, the Company entered into a Loan and Security Agreement (the “Loan Agreement”), with its wholly-owned subsidiaries Ameri and Partners Inc and Ameri Georgia, as borrowers (the “Borrowers”), the Company and its wholly-owned subsidiary Linear Logics, Corp. serving as guarantors, the Company’s Chief Executive Officer, Giri Devanur, serving as a validity guarantor, and Sterling National Bank, N.A. (as lender and as agent, “Sterling”). The Company joined Ameri California, Virtuoso and Ameri Arizona as borrowers under the Loan Agreement following their respective acquisition.

Under the Loan Agreement, the Borrowers can borrow up to an aggregate of $10 million, which includes up to $8 million in principal for revolving loans (the “Revolving Loans”) for general working capital purposes, up to $2 million in principal pursuant to a term loan (the “Term Loan”) for the purpose of a permitted business acquisition and up to $200,000 for letters of credit. A portion of the proceeds of the Loan Agreement were also used to repay the November 20, 2015 credit facility that was entered into between the Company, its wholly-owned subsidiary Ameri Georgia and Federal National Payables, Inc.

The maturity of the loans under the Loan Agreement are as follows:

Revolving Loan Maturity Date: July 1, 2019; provided, however, that the Revolving Loan Maturity Date will extend and renew automatically for successive one-year terms on each anniversary of the initial Revolving Loan Maturity Date (each an “Anniversary Date”) thereafter, unless not less than sixty (60) days prior to any such Anniversary Date, written notice of non-renewal is given by either party to the other, in which case the Revolving Loan Maturity Date will be such next Anniversary Date.

Term Loan Maturity Date: The earliest of (a) the date following acceleration of the Term Loan and/or the Revolving Loans; (b) the Revolving Loan Maturity Date; or (c) July 1, 2019.

Interest under the Loan Agreement is payable monthly in arrears and accrues as follows:

(a)	in the case of Revolving Loans, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 2.00%;

(b)	in the case of the Term Loan, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 3.75%; and

(c)	in the case of other obligations of the Borrowers, a rate per annum equal to the sum of (i) the greater of (A) 3.25% or (B) Wall Street Journal Prime Rate plus (ii) 3.75%.

The Loan Agreement also requires the payment of certain fees, including, but not limited to letter of credit fees and an unused Revolving Loans fee.

The Loan Agreement contains financial and other covenant requirements, including, but not limited to, financial covenants that require the Borrowers to not permit capital expenditures above $150,000 in any fiscal year, maintain a fixed charge coverage ratio of not less than 2.00 to 1.00 and maintain certain debt to EBITDA ratios. The Loan Agreement also requires the Company and Borrowers to obtain Sterling’s consent before making any permitted acquisitions. The amounts borrowed by the Borrowers under the Loan Agreement are guaranteed by the guarantors, and the Loan Agreement is secured by substantially all of the Borrowers’ assets.

The principal amount of the Term Loan will be repaid as follows: (i) equal consecutive monthly installments in the amount of $33,333.33 each, paid on the first day of each calendar month and (ii) one final payment of the entire remaining principal balance, together with all accrued unpaid interest on the Term Loan maturity date.

To date, we are not in compliance with the financial covenants contained in its Loan Agreement with Sterling National Bank. We received a waiver from Sterling National Bank for our non-compliance with the Loan Agreement for the quarters ended March 31, 2017 and June 30, 2017 in exchange for the payment of a fee of $5,000 for each quarterly waiver. We do not expect to be in compliance with the terms of the Loan Agreement following the conclusion of the terms of the waivers granted by Sterling National Bank. We continue to work with Sterling National Bank to address its non-compliance.

If we are unable to obtain future waivers from Sterling National Bank, the bank could declare our loans with it to be in default and elect to claim all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we are unable to repay the outstanding amounts, Sterling National Bank could proceed against the collateral granted to it to secure our indebtedness to it. We pledged substantially all of our assets as collateral under the Loan Agreement. The Loan Agreement is also supported by a limited guaranty from Giri Devanur, our President and Chief Executive Officer. If Sterling National Bank accelerates the repayment of our loans, there is no assurance that we will have sufficient assets to repay the loans. A default under the Loan Agreement may also result in an event of default under the 2017 Notes. We are currently looking for additional sources of financing, however there is no guarantee that we will have additional financing available to us.

Interest paid on Term Loan during the period ended June 30, 2017 amounted to $69,625. Principal repaid on the Term Loan during the period ended June 30, 2017 was $200,000. The short term and long-term outstanding balances on the Term Loan as of June 30, 2017 were $399,996 and $1,323,470, respectively. The outstanding balance of the Revolving Loans as of June 30, 2017 was $3,794,042.

Bigtech, which was acquired as of July 1, 2016, had a term loan of $16,283 and a line of credit for $311,412 as of June 30, 2017. The Bigtech line of credit is with an Indian bank, HDFC Bank Limited, and was entered into on June 3, 2015 for Bigtech’s working capital requirements. The line of credit is for up to $416,667 with an interest rate of 11.85% per annum and maturity in June 2020. The Bigtech term loan accrues interest at the rate of 10.30% per annum and matures in 2020. Both the term loan and the line of credit were already in place when the Company acquired Bigtech. Interest paid during the period ended June 30, 2017 amounted to $20,543 for the term loan and line of credit held by Bigtech.

For the purpose of financing the ongoing business and operations of our company, on April 20, 2016, we entered into a Stock Purchase Agreement with Dhruwa N. Rai, pursuant to which Mr. Rai purchased 500,000 unregistered shares of our common stock, par value $0.01 per share, from us at a price per share of $6.00 for aggregate consideration to us of $3,000,000.

On May 13, 2016, LSVI completed an early partial exercise of its Original Warrant for 1,111,111 shares of our common stock at a price of $1.80 per share, for total consideration to us of $2,000,000, and LSVI was issued the Replacement Warrant for the remaining 1,666,666 shares under the Original Warrant on the same terms as the Original Warrant.

On March 7, 2017, we completed the sale and issuance of the 2017 Notes for aggregate proceeds to us of $1,250,000 from four accredited investors, including one of the Company’s directors, Dhruwa N. Rai. The 2017 Notes were issued pursuant to Securities Purchase Agreements between the Company and each investor. The 2017 Notes bear interest at 8% per annum until maturity in March 2020, with interest being paid annually on the first, second and third anniversaries of the issuance of the 2017 Notes beginning in March 2018. From and after an event of default and for so long as the event of default is continuing, the 2017 Notes will bear default interest at the rate of 10% per annum. The 2017 Notes can be prepaid by us at any time without penalty.

The 2017 Notes are convertible into shares of our common stock at a conversion price equal to $__ (equal to 68% of the price per share of the common stock sold in this offering). Upon the effectiveness of this registration statement, the holders of the 2017 Notes have the right, at their option, at any time and from time to time to convert, in part or in whole, the outstanding principal amount and all accrued and unpaid interest under the 2017 Notes into shares of the Company’s common stock at the then applicable conversion price.

The 2017 Notes rank junior to our secured credit facility with Sterling National Bank. The 2017 Notes also include certain negative covenants including, without the investors’ approval, restrictions on dividends and other restricted payments and reclassification of its stock.

Operating Activities

Our largest source of operating cash flows is cash collections from our customers for different information technology services we render under various statements of work. Our primary uses of cash from operating activities are for personnel-related expenses, leased facilities and taxes.

Future Sources of Liquidity

We expect our primary source of cash to be positive net cash flows provided by operating activities. We also continue to focus on cost reductions and have initiated steps to reduce overheads and provide cash savings.

Based on past performance and current expectations, we expect our existing cash, cash equivalents and short-term investments, and our ongoing cash flows that are not deemed permanently reinvested, to be sufficient to meet our operating liquidity requirements described above for at least the 12 months following the date of this offering.

We may raise additional capital through the private and/or public sale of equity or debt securities, borrowings from financial institutions or third parties or a combination of the foregoing. Any capital raised will be used to implement our business plan, grow current operations, make acquisitions or start new vertical businesses.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Seasonality

Our operations are generally not affected by seasonal fluctuations. However, our consultants’ billable hours are affected by national holidays and vacation policies, which vary by country.

Climate Change

We do not believe there is anything unique to our business which would result in climate change regulations having a disproportional effect on us as compared to U.S. industry overall.

Impact of Inflation

We do not believe that inflation had a significant impact on our results of operations for the periods presented. On an ongoing basis, we attempt to minimize any effects of inflation on our operating results by controlling operating costs and, whenever possible, seeking to ensure that billing rates reflect increases in costs due to inflation.

For all significant foreign operations, the functional currency is the local currency. Assets and liabilities of these operations are translated at the exchange rate in effect at each period end. Statements of Operations accounts are translated at the exchange rate prevailing as of the date of the transaction. The gains or losses resulting from such translation are reported under accumulated other comprehensive income (loss) as a separate component of equity. Realized gains and losses from foreign currency transactions are included in other income, net for the periods presented.

Critical Accounting Policies

Purchase Price Allocation. We allocate the purchase price of our acquisitions to the assets and liabilities acquired, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Some of the items, including accounts receivable, property and equipment, other intangible assets, certain accrued liabilities and other reserves require a degree of management judgment. Certain estimates may change as additional information becomes available. Goodwill is assigned at the enterprise level and is deductible for tax purposes for certain types of acquisitions. Management finalizes the purchase price allocation within the defined measurement period of the acquisition date as certain initial accounting estimates are resolved.

Valuation of Contingent Earn-out Consideration. Acquisitions may include contingent consideration payments based on the achievement of certain future financial performance measures of the acquired company. Contingent consideration is required to be recognized at fair value as of the acquisition date. We estimate the fair value of these liabilities based on financial projections of the acquired companies and estimated probabilities of achievement. We believe our estimates and assumptions are reasonable, however, there is significant judgment involved. We evaluate, on a routine, periodic basis, the estimated fair value of the contingent consideration and changes in estimated fair value, subsequent to the initial fair value estimate at the time of the acquisition, will be reflected in income or expense in the consolidated statements of operations. Changes in the fair value of contingent consideration obligations may result from changes in discount periods and rates, changes in the timing and amount of revenue and/or earnings estimates and changes in probability assumptions with respect to the likelihood of achieving the various earn-out criteria. Any changes in the estimated fair value of contingent consideration may have a material impact on our operating results.

Revenue Recognition. We recognize revenue in accordance with the Accounting Standard Codification 605 “Revenue Recognition.” Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller’s price to buyer is fixed and determinable, and (4) collectability is reasonably assured. We recognize revenue from information technology services as the services are provided. Service revenues are recognized based on contracted hourly rates, as services are rendered or upon completion of specified contracted services and acceptance by the customer.

Accounts Receivable. We extend credit to clients based upon management’s assessment of their credit-worthiness on an unsecured basis. We provide an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. We include any balances that are determined to be uncollectible in allowance for doubtful accounts. The allowance for uncollectible accounts as of December 31, 2016 was $0 and the allowance as of December 31, 2015 was $409,749. Based on the information available, management believes our accounts receivable, net of allowance for doubtful accounts, are collectible.

Property and Equipment. Property and equipment is stated at cost. We provide for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. We charge repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

We account for computer software costs developed for internal use in accordance with accounting principles generally accepted in the Unites States, which require companies to capitalize certain qualifying costs during the application development stage of the related software development project and to exclude the initial planning phase that determines performance requirements, most data conversion, general and administrative costs related to payroll and training costs incurred. Whenever a software program is considered operational, we consider the project to be completed, place it into service and commence amortization of the development cost in the succeeding month.

Recent Accounting Pronouncements

New Standards to Be Implemented

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605).” This ASU requires an entity to recognize revenue when goods are transferred or services are provided to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. This ASU also requires disclosures enabling users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606), deferral of the Effective Date.” With the issuance of ASU 2015-14, the new revenue guidance ASU 2014-09 will be effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2018, using one of two prescribed retrospective methods. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customer (Topic 606), Identifying Performance Obligations and Licensing.” The guidance is applicable from the date of applicability of ASU 2014-09. This ASU finalizes the amendments to the guidance on the new revenue standard on the identification of performance obligations and accounting for licenses of intellectual property. In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements (Topic 606)” which is applicable from the date of applicability of ASU 2014-09. This guidance provides optional exemptions from the disclosure requirement for remaining performance obligations for specific situations in which an entity need not estimate variable consideration to recognize revenue. In May 2016, FASB issued ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients”. This amendment clarified certain aspects of Topic 606 and will be applicable from the date of applicability of ASU 2014-09. The Company is in process of evaluating the impact of the foregoing updates.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”. This new standard replaces the existing guidance on leases and requires the lessee to recognize a right-of-use asset and a lease liability for all leases with lease terms equal to or greater than twelve months. For finance leases, the lessee would recognize interest expense and amortization of the right-of-use asset, and for operating leases, the lessee would recognize total lease expense on a straight-line basis. This standard is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2018. Upon adoption, entities will be required to use a modified retrospective transition which provides for certain practical expedients. Entities are required to apply the new standard at the beginning of the earliest comparative period presented. Early adoption of this new standard is permitted. The Company is currently evaluating the effect this new standard will have on its consolidated financial statements and related disclosures. The Company does not expect the requirement to recognize a right-of-use asset and a lease liability for operating leases to have a material impact on the presentation of its consolidated statements of financial position.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15), which clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Based on its current assessment, the Company does not expect the adoption of this update to have a material impact on its consolidated financial statements.

On November 17, 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the statement of cash flows. This new standard requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. ASU 2016-18 is effective for annual periods beginning after December 15, 2017 including interim periods within those fiscal years, but earlier adoption is permitted.  The Company does not believe the adoption of this new standard will have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, simplifying the Test for Goodwill Impairment. Under this new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This update is effective for annual periods beginning after December 15, 2019, and interim periods within those periods. Early adoption is permitted for interim or annual goodwill impairment test performed on testing dates after January 1, 2017. The Company is in process of evaluating the impact of these updates.

In January 2017, the FASB issued ASU No. 2017-01, clarifying the Definition of a Business, which clarifies and provides a more robust framework to use in determining when a set of assets and activities is a business. The amendments in this update should be applied prospectively on or after the effective date. This update is effective for annual periods beginning after December 15, 2017 and interim periods within those periods. Early adoption is permitted for acquisition or deconsolidation transactions occurring before the issuance date or effective date and only when the transactions have not been reported in issued or made available for issuance financial statements. The Company does not believe the adoption of this new standard will have a material impact on its consolidated financial statements.

Standards Implemented

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments”. The guidance eliminates the requirement that an acquirer in a business combination account for a measurement period adjustment retrospectively. Instead, an acquirer will recognize a measurement period adjustment during the period in which the amount of the adjustment is determined. In addition, the portion of the amount recorded in current period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date should be presented separately on the face of the income statement or disclosed in the notes. This guidance was effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. This guidance did not have a material impact on the Company’s consolidated financial results.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation”. The new guidance changes the accounting for share based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification in the Consolidated Statement of Cash Flows. The guidance is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. This guidance did not have a material impact on the Company’s consolidated financial results.

Management

Executive Officers and Directors

The names and ages of our executive officers and directors, and their positions with us, are as follows:

Name	Age	Position
Jeffrey E. Eberwein	47	Chairman of the Board
Srinidhi “Dev” Devanur	52	Executive Vice Chairman of the Board and Director
Giri Devanur	48	President, Chief Executive Officer and Director
Viraj Patel	54	Chief Financial Officer
Dimitrios J. Angelis	47	Director
Dr. Arthur M. Langer	64	Director
Robert G. Pearse	57	Director
Dhruwa N. Rai	48	Director
Venkatraman Balakrishnan	52	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Jeffrey E. Eberwein became our Chairman of the Board in May 2015. Mr. Eberwein is a Lone Star Value designee on the Board. He has 25 years of Wall Street experience and is CEO of Lone Star Value Management, LLC (“LSVM”), a U.S. registered investment company. Prior to founding LSVM in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein serves as Chairman of the board of three other public companies: Digirad Corporation, a medical imaging Company; ATRM Holdings, Inc., a modular building company; and Hudson Global Inc., a global recruitment company. In addition, Mr. Eberwein serves as a director of Novation Companies, Inc., a specialty finance company. Previously, Mr. Eberwein also served on the Board of Hope for New York, a charitable organization dedicated to serving the poor in New York City, from 2011 until 2014, where he was the Treasurer and on its Executive Committee. Mr. Eberwein earned an M.B.A. from The Wharton School, University of Pennsylvania, and a B.B.A. degree with High Honors from The University of Texas at Austin. The Board believes that Mr. Eberwein’s qualifications to serve on the Board include his expertise in finance and experience in the investment community.

Srinidhi “Dev” Devanur became our Executive Vice Chairman and a member of our Board in May 2015. Mr. Devanur founded our operating subsidiary Ameri and Partners in November 2013 and served as its chairman prior to the Merger. He is a seasoned technology entrepreneur who has more than 20 years of experience in the IT services industry with a specialization in sales and resource management. He has built businesses from ground up and has successfully executed acquisitions, mergers and corporate investments. He has managed the sales function by working closely with various Fortune 500 customers in the United States and India to sell software solutions, support and staff augmentation related services. Mr. Devanur co-founded Ivega Corporation in 1997, an international niche IT consulting company with special focus on financial services which merged with TCG in 2004, creating a 1,000+ person focused differentiator in the IT consulting space. Following this, he founded SaintLife Bio-pharma Pvt. Ltd., which was acquired by a Nasdaq listed company. Mr. Devanur has a bachelor’s degree in electrical engineering from the University of Bangalore, India and has also attended a Certificate program in Strategic Sales Management at the University of Chicago Booth School of Business. The Board believes that Mr. Devanur’s qualifications to serve on the Board include his background in the IT services industry and his experience in business development.

Giri Devanur became our President, Chief Executive Officer and a member of our Board in May 2015. Mr. Devanur served as the President and Chief Executive Officer of our operating subsidiary Ameri and Partners, since its inception in November 2013. He is a seasoned chief executive officer who has raised seed capital, venture capital and private equity from global institutions. He has more than 25 years of experience in the information technology industry. In 2010, he founded WinHire Inc, an innovative company building software products through technology and human capital management experts and combining them with professional services, and served as its President and Chief Executive Officer. He co-founded Ivega Corporation in 1997, an international niche IT consulting company with special focus on financial services which merged with TCG in 2004, creating a 1,000+ person focused differentiator in the IT consulting space. Giri Devanur has a Master’s degree in Technology Management from Columbia University and a bachelor’s degree in computer engineering from the University of Mysore, India. He has attended Executive Education programs at the Massachusetts Institute of Technology and Harvard Law School. The Board believes that Mr. Devanur’s qualifications to serve on the Board include his substantial experience in the information technology industry and his prior experience as a chief executive officer.

Viraj Patel became our Chief Financial Officer in April 2017. He is a seasoned finance and operations executive having served as a Chief Financial Officer of both public and start-up companies. He has over 30 years of experience in the technology, life science and industrial sectors with significant experience in domestic and international markets, fund-raising and mergers and acquisitions. From February 2016 to March 2017, Mr. Patel worked as an independent consultant and served as Chief Financial Officer (on a pro bono basis) for Human Needs Project, a non-governmental organization that provides funding and services to local communities in Africa. Previously, Mr. Patel served as the Chief Financial Officer of Aqua Metrology Systems, a developer of online and offline analytical instruments for detection of water contaminants, from August 2015 to January 2016. Prior to that he served as the Chief Financial Officer of Aspire Public Schools, a leading national K-12 charter schools management organization, from September 2013 to March 2015. From September 2010 to March 2013, Mr. Patel served as the Chief Financial Officer of Imergy Power Systems, a manufacturer of energy storage solutions. From November 2005 to February 2010, he served as the Chief Financial Officer of public technology companies, including as UTStarcom, a global telecom infrastructure provider, and prior to that at Avanti Corporation, an electronic design automation company that was later acquired by Synopsys, Inc. Mr. Patel also served as Vice President of Finance at Nektar Therapeutics and Chief Accounting Officer at Pall Corporation. Mr. Patel also served as an independent board member and audit committee chairman for Helios & Matheson (a NASDAQ listed public company in the data and financial analytics sector), from May 2012 through April 2016 and as a board advisor until July 2016. Mr. Patel began his professional career at PricewaterhouseCoopers in New York and holds a bachelor’s degree in business from Pace University, New York. He is an active Certified Public Accountant in the State of New York and is a member of the New York State Society of Certified Public Accountants and a member of the American Institute of Certified Public Accountants.

Dimitrios J. Angelis became a member of our Board in May 2015. Mr. Angelis currently works with the Life Sciences Law Group, providing outside General Counsel advice to pharmaceutical, medical device and biologics companies. He is also a director of Digirad Inc., a leader in the field of nuclear gamma cameras for use in cardiology, women’s health, pediatric and other imaging and neuropathy diagnostics applications. Previously, he has served as the Chief Executive Officer of OTI America Inc., the U.S.-based subsidiary of publicly-held On Track Innovations Ltd., a pioneer of cashless payment technology, since December 2013. His role was to oversee and monetize the extensive patent portfolio of over 100 U.S. and international patents. Mr. Angelis has served as a director of On Track Innovations since December 2012, and served as its Chairman of the Board from April 2013 until February 2015. From October 2012 until December 2013, Mr. Angelis served as the General Counsel of Wockhardt Pharmaceuticals Inc., an international biologics and pharmaceutical company. From October 2008 to October 2012, Mr. Angelis was a senior counsel at Dr. Reddy’s Laboratories, Ltd., a publicly-traded pharmaceutical company, and during 2008 he was the Chief Legal Officer and Corporate Secretary of Osteotech, Inc., a publicly-traded medical device company, with responsibility for managing the patent portfolio of approximately 42 patents. Prior to that, Mr. Angelis worked in the pharmaceutical industry in various corporate, strategic and legal roles. In addition, he worked for McKinsey & Company, Merrill Lynch and the Japanese government more than five years ago. He began his legal career as a transactional associate with the New York office of the law firm Mayer Brown. Mr. Angelis holds a B.A. degree in Philosophy and English from Boston College, an M.A. in Behavioral Science and Negotiation from California State University and a J.D. from New York University School of Law. The Board believes that Mr. Angelis’ substantial experience as an accomplished attorney, negotiator and general counsel to public and private companies in the healthcare field will enable him to bring a wealth of strategic, legal and business acumen to the Board, well qualifying him to serve as a director.

Dr. Arthur M. Langer became a member of our Board in May 2015. Dr. Langer is the Director of the Center for Technology Management, Vice Chair of Faculty and Academic Director of the Executive Master of Science in Technology Management Program at the School of Professional Studies at Columbia University. Dr. Langer serves on the faculty of the Department of Organization and Leadership at the Graduate School of Education (Teachers College). He is also an elected member of the Columbia University Faculty Senate. Dr. Langer joined the faculty at Columbia University in 1984. Dr. Langer is the author of Strategic IT: Best Practices for Managers and Executives (2013), with Lyle Yorks), Guide to Software Development: Designing & Managing the Life Cycle (2012), Information Technology and Organizational Learning (2011), Analysis and Design of Information Systems (2007), Applied Ecommerce (2002), and The Art of Analysis (1997), and has numerous published articles and papers relating to service learning for underserved populations, IT organizational integration, mentoring and staff development. Dr. Langer consults with corporations and universities on information technology, staff development, management transformation and curriculum development around the globe. Dr. Langer is also the Chairman and Founder of Workforce Opportunity Services, a non-profit social venture that provides scholarships and careers to underserved populations around the world. Prior to joining the faculty at Columbia University, Dr. Langer was Executive Director of Computer Support Services at Coopers & Lybrand, General Manager and Partner of Software Plus, and President of Macco Software more than five years ago. Dr. Langer holds a B.A. in Computer Science, an M.B.A. in Accounting/Finance, and a Doctorate of Education from Columbia University. The Board believes Dr. Langer’s qualifications to serve on the Board include his expertise in technology management and his vast experience within the information technology industry.

Robert G. Pearse became a member of our Board in May 2015. Mr. Pearse is a Lone Star Value designee on the Board. Mr. Pearse has served as a Managing Partner at Yucatan Rock Ventures, where he specializes in technology investments and consulting, since August 2012. Mr. Pearse has served as Chairman of the Board of Directors of Crossroads Systems, Inc. since May 2016, also serving as the Chairman of its Compensation Committee and as a member of its Audit Committee and Nomination and Governance Committee since July 2013. Mr. Pearse serves as a director for Novation Companies, Inc., also serving as the Chairman of its Compensation Committee and as a member of its Audit Committee since January 2015. Previously, Mr. Pearse served as a director for Aviat Networks, Inc., including as a member of its Compensation Committee and its Nominating and Governance Committee, from January 2015 to November 2016. From 2005 to 2012, Mr. Pearse served as vice president of Strategy and Market Development at NetApp, Inc., a computer storage and data management company. From 1987 to 2004, Mr. Pearse held leadership positions at Hewlett-Packard Inc., most recently as the vice president of Strategy and Corporate Development from 2001 to 2004. Mr. Pearse’s professional experience also includes positions at PricewaterhouseCoopers LLP, Eastman Chemical Company and General Motors Company. Mr. Pearse earned an M.B.A. degree from the Stanford Graduate School of Business and a B.S. degree in Mechanical Engineering from the Georgia Institute of Technology. The Board believes Mr. Pearse’s qualifications to serve on the Board include his extensive business development and financial expertise and his extensive background in the technology sector.

Dhruwa N. Rai became a member of our Board and also began serving as our in-house management consultant in May 2016. Mr. Rai served as the Global Vice President of Industrial Coatings at Axalta Coatings Systems Ltd. (“Axalta” and formerly DuPont Performance Coatings), one of the largest coating companies in the world, from December 2014 to August 2015. Mr. Rai joined Axalta in February 2013 as the Vice President of Business Processes and Chief Information Officer, where he led its business process and IT transformation, including its separation from E. I. du Pont de Nemours and Company (d/b/a DuPont). From March 2012 to January 2013, Mr. Rai served as the Chief Information Officer of The Williams Companies, Inc., an energy infrastructure company. From June 2009 to December 2011, Mr. Rai served as the Chief Information Officer and Vice President of Momentive Performance Materials Inc. (formerly GE Advanced Materials), a manufacturer of specialty materials for diverse industrial applications, where he led its divestiture from General Electric Co. (“General Electric”). Mr. Rai also served as a director of FCS Software Solutions Ltd., an IT service provider, from April 2008 to September 2010. Mr. Rai’s prior professional experience also includes leadership positions with GE Security, a former division of General Electric that was acquired by United Technologies Corporation; Delphi Automotive PLC, a leading global supplier of technologies for the automotive and commercial vehicle market; and Ernst & Young LLP. Mr. Rai holds a Bachelor of Engineering degree in Production Engineering from G.B. Pant University (India) and an M.B.A. from the University of Connecticut. The Company believes that Mr. Rai’s leadership experience with global public companies and his expertise in the IT and technology sectors qualify his to serve on the Board.

Venkatraman Balakrishnan became a member of our Board in June 2016. He is the Founder and Chairman of Exfinity Venture Partners, a venture capital fund focused on investing in emerging technologies, which was founded in 2013. Mr. Balakrishnan served on the board of directors of Infosys Limited, an IT services and consulting company, from June 2011 to December 2013. He also served as the head of the BPO, Finacle and India business unit at Infosys Limited, and served as the Chief Financial Officer of Infosys Limited from May 2006 to October 2012. Mr. Balakrishnan is currently the Chairman of the Board of Tejas Networks Limited (formerly Tejas Networks India Limited), an Indian computer networking and telecommunications products company, and as the Chairman of Micrograam, a peer-to-peer lending platform that empowers rural entrepreneurs with access to loans from socially minded investors, Mr. Balakrishnan is also a trustee of Akshaya Patra Foundation, a non-governmental organization that provides mid-day meals to millions of children across India. Mr. Balakrishnan received a Bachelor of Science degree from the University of Madras and is an Associate Member of the Institute of Chartered Accountants of India, the Institute of Company Secretaries of India and the Institute of Cost and Works Accountants of India. The Company believes that Mr. Balakrishnan’s significant experience in leadership positions with technology services and consulting companies, as well as his expertise with corporate finance domain, qualifies him to serve on the Board.

All directors hold office until the expiration of their respective term, in 2016, 2017 or 2018, at each year’s annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board and serve at the discretion of the Board.

Our previous Chief Financial Officer, Edward O’Donnell, departed from our company on December 2, 2016 to pursue new opportunities. At that time, Carlos Fernandez, our former Executive Vice President of Corporate Development, was appointed as our interim Chief Financial Officer while we conducted a search for a permanent Chief Financial Officer. Our current Chief Financial Officer, Viraj Patel, was appointed effective April 24, 2017. Mr. Fernandez and Srirangan Rajagopal, our former Executive Vice President – Head of Marketing and Strategic Initiatives, both resigned their positions with the Company, effective as of July 28, 2017. Mr. Fernandez and Mr. Rajagopal had served in their positions with the Company since the Merger in May 2015.

Advisory Board

The Company’s Advisory Board (the “Advisory Board”), which advises the Board and management on business opportunities and strategy of the Company, is comprised of the following individuals:

Robert Rosenberg was a member of our Board from May 2015 to June 2016. In June 2016, Mr. Rosenberg resigned from our Board and was appointed to the Advisory Board. Mr. Rosenberg is the director of entrepreneurship programs at the Polsky Center for Entrepreneurship and Innovation and adjunct associate professor of entrepreneurship at Chicago Booth since 2000. He has served in a variety of senior administrative roles at the University of Chicago, most recently as associate vice president for marketing strategy and associate vice president for research. Mr. Rosenberg came to the University of Chicago in 1989 as director of industrial relations and technology at the University of Chicago Medical Center. Mr. Rosenberg was a founder of the Illinois Biotechnology Industry Organization and the Midwest Research University Network. He is a director of Illinois’ Technology Development Fund, a board member of Manufacturing Renaissance and Fortify, and a co-chair of Hyde Park Angels Healthcare Ambassador Circle. Mr. Rosenberg earned a B.A. degree in English from Harvard University, a master’s degree in English literature from Tufts University, and an M.B.A. from the University of Chicago Booth School of Business. The Board believes that Mr. Rosenberg’s qualifications to serve on the Board include his background and expertise in entrepreneurship.

Matt Stultz was appointed to the Advisory Board in November 2016. Mr. Stultz has extensive leadership and management experience in large scale ERP implementations, technology centralization and shared services, solution and application architecture, and financial/budget management planning. Currently, Mr. Stultz is Senior Vice President and General Manager, Retail and Fashion Services for North America, at SAP, a multinational enterprise software company. He has worked for several Fortune 500 companies including SAP, Nike, The Home Depot, Newell Rubbermaid, Honeywell, Olin Corporation, and Microsoft. Mr. Stultz serves on the LinkedIn Social Executive Council for Facebook, Twitter, and LinkedIn Integration Initiatives. He is also on the LinkedIn TechExecs and CIO Forum Councils.

Jim Shad was appointed to the Advisory Board in November 2016. Mr. Shad is a seasoned executive with 38 years of experience in a diverse set of industries spanning consumer products, health care, consumer electronics, major appliances and housing. He is currently Principal of Renaissance Growth Consultants. In 2013, Mr. Shad served as the President of C3 Design, a small start-up in the housing sector. From 2009 to 2012, Mr. Shad served as Viking’s Chief Revenue Officer. From 2003 to 2009, he served as LG USA’s President and Chief Executive Officer. From 2000 to 2003, he was the Global Chief Customer Officer for Novartis’ Consumer Health Division. Mr. Shad began his career as a territory salesman with Procter and Gamble in 1979, rising to the head of North American Market Strategy in 2000. Mr. Shad recently served as an advisory board member to Precipio Corporation and currently serves on the advisory board at Babel St. Corporation. He guest lectures on Leadership and Business Strategy at the University of Georgia Terry College of Business Executive MBA program. Mr. Shad earned a B.A. degree in business from the University of Georgia.

Joyce Cruickshank was appointed to the Advisory Board in November 2016. Ms. Cruickshank is currently the Business Solutions Officer for Amtrak Operations, Northeast Corridor Infrastructure and Investment, Americas Railroad. Prior to joining Amtrak, Ms. Cruickshank was the acting Chief Information Officer and Chief Technology Officer at Corizon Health and worked at AOL/Time Warner for eleven years starting as a Portfolio Director and ending her career as a VP of Technology for the largest revenue division within AOL. In addition, Ms. Cruickshank held leadership roles in five start-ups in industries including online banking, e-commerce and telecommunications. Ms. Cruickshank is a co-chair of the Capital area Corporate Council for the American Cancer Society and has held previous board positions in other non-profits. Ms. Cruickshank earned an undergraduate degree from West Virginia Wesleyan.

Marius van Gijlswijk was appointed to the Advisory Board in November 2016. Mr. van Gijlswijk was a principal of Ameri Arizona until we acquired it in July 2016. Before founding Ameri Arizona, Mr. van Gijlswijk was Chief Operating Officer and Chief Financial Officer of a Silicon Valley internet startup. Mr. van Gijlswijk has over 28 years of SAP experience. He has served in various global project leadership positions and has consulted extensively in the area of Logistics, System Integration and Technical Architecture, and has worked with such consulting firms as Deloitte and BearingPoint. He has a master’s degree in Applied Mathematics and Computer Science from Technical University Eindhoven (Netherlands).

Board Independence

The Board of Directors has determined that Dimitrios J. Angelis, Dr. Arthur M. Langer, Jeffrey E. Eberwein, Robert Pearse and Venkatraman Balakrishnan are “independent,” as independence is defined in the listing standards for The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, as provided by the Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board Committees

The standing committees of our board of directors currently consists of an Audit Committee, Compensation Committee and a Nominations and Corporate Governance Committee. Each of the committees report to Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee. The Audit Committee consists of Messrs. Angelis, Pearse and Balakrishnan, with Mr. Balakrishnan serving as chairman. All members of the Audit Committee are (i) independent directors (as currently defined in Rule 5605(a)(2) of the Nasdaq listing rules); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) are able to read and understand fundamental financial statements. Mr. Angelis qualifies as an “Audit Committee financial expert” as defined in the rules and regulations established by the SEC. The Audit Committee is governed by a written charter approved by our Board of Directors. The functions of the Audit Committee include, among other things:

•	Meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	Meeting with our independent registered public accounting firm and with internal financial personnel regarding the adequacy of our internal controls and the objectivity of our financial reporting;

•	Recommending to our Board of Directors the engagement of our independent registered public accounting firm;

•	Reviewing our quarterly and audited consolidated financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and

•	Reviewing our financial plans and reporting recommendations to our full Board of Directors for approval and to authorize action.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee.

Compensation Committee. The Compensation Committee consists of Messrs. Eberwein, Langer and Pearse, with Mr. Pearse serving as chairman. Messrs. Eberwein, Langer and Pearse are independent (as currently defined in Rule 5605(a)(2) of the Nasdaq listing rules), SEC and Internal Revenue Service qualification requirements. The Compensation Committee is governed by a written charter approved by our Board of Directors. The charter of the Compensation Committee permits the Compensation Committee to engage outside consultants and to consult with our human resources department when appropriate to assist in carrying out its responsibilities. Compensation consultants have not been engaged by the Company to recommend or assist in determining the amount or form of compensation for any current executive officers or directors of the Company. The Committee may also obtain advice and assistance from internal or external legal, accounting, or other advisers selected by the Committee. The functions of the Compensation Committee include, among other things:

•	Reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices, and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•	Establishing appropriate incentives for officers, including the Chief Executive Officer, to encourage high performance, promote accountability and adherence to company values and further our long-term strategic plan and long-term value; and

•	Exercising authority under our employee benefit plans.

Corporate Governance Committee. The Nominations and Corporate Governance Committee consists of Messrs. Angelis, Eberwein and Balakrishnan, with Mr. Angelis serving as chairman. Messrs. Eberwein, Angelis and Balakrishnan are independent directors (as currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominations and Corporate Governance Committee is governed by a written charter approved by our Board of Directors. The functions of the Nominations and Corporate Governance Committee include, among other things:

•	Reviewing and recommending nominees for election as directors;

•	Assessing the performance of our board of directors;

•	Developing guidelines for the composition of our board of directors;

•	Reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance; and

•	Oversight of the Company compliance officer and compliance with the Company’s Code of Ethics and Business Conduct and Code of Ethics for our Chief Executive Officer and Senior Financial Officers.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website at www.ameri100.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. Our website is not part of this prospectus.

Family Relationships

Giri Devanur, our President, Chief Executive Officer and a member of our Board, and Srinidhi “Dev” Devanur, our Executive Vice Chairman and a member of our Board, are brothers. Ram Ramanan and Saravanan Swaminathan, who manage Ameri Georgia, are brothers. Other than these individuals, there are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

Lone Star Value Management LLC and our director Jeffrey Eberwein are each subject to a SEC administrative order, dated February 14, 2017 (Securities Exchange Act Release No. 80038), relating to alleged violations of Section 13(d) of the Exchange Act and the rules promulgated thereunder, including failing to disclose the members of a stockholder group, and further allegations that Mr. Eberwein violated Section 16(a) of the Exchange Act and the rules promulgated thereunder, including failing to timely file initial statements of beneficial ownership on Form 3 and changes thereto on Form 4. Without admitting or denying any violations, (i) Lone Star Value Management agreed to cease and desist from committing or causing any violations of Section 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder, and paid a civil penalty of $120,000 to the SEC and (ii) Mr. Eberwein agreed to cease and desist from committing or causing any violations of (x) Section 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder and (y) Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 promulgated thereunder, and paid a civil penalty to the SEC in the amount of $90,000.

Executive Compensation

Elements of Executive Compensation

Our executive compensation consists of the following elements:

•	Base salary;

•	Annual Incentive Bonus;

•	Long-Term Incentives; and

•	Retirement benefits under a 401(k) plan and generally available benefit programs.

Base Salary. The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account his or her scope of responsibilities, qualifications, experience, prior salary, and competitive salary information within our industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his or her sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on our business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.

Based on the factors discussed above, base salaries of our Chief Executive Officer and our two other most highly compensated executive officers (“Named Executive Officers”) as of December 31, 2016 (on an annualized basis) were as follows:

Giri Devanur’s 2016 base salary was set at $120,000, which represented no change from 2015. However, effective November 14, 2016, Mr. Devanur’s annual base salary was raised to $220,000.

Srirangan Rajagopal’s 2016 base salary was set at $144,000, which represented no increase from 2015.

Carlos Fernandez’s 2016 base salary was set at $141,600, which represented no increase from 2015.

Annual Bonus. Annual bonus payments under our executive employment agreements are based on the discretion of our Board of Directors. We believe that such bonuses provide our executives with an incentive to achieve goals that are aligned with our stockholders’ interests, with the achievement of such goals being measurable in terms of revenue and income or other financial objectives. An executive officer’s failure to achieve measurable performance goals can affect his or her bonus amount. We believe that offering significant potential income in the form of bonuses allows us to attract and retain executives and to align their interests with those of our stockholders.

The maximum bonus Mr. Devanur could have achieved under his employment agreement in the year ended December 31, 2016 was $110,000 (on an annualized basis). As of December 31, 2016, a bonus of $57,500 had accrued but not yet been paid to our President and Chief Executive Officer, Giri Devanur. Mr. Devanur’s accrued bonus for 2016 was canceled as of June 30, 2017 and was no longer owed to Mr. Devanur.

Long-Term Incentives. The Compensation Committee has the ability to grant equity instruments to our executives under our 2015 Equity Incentive Award Plan. The Compensation Committee has the ability to issue a variety of instruments, but equity grants will typically be in the form of stock options and restricted stock units. We believe that our executive compensation program must include long-term incentives such as stock options and restricted stock units if we wish to hire and retain high-level executive talent. We also believe that stock options and restricted stock units help to provide a balance to the overall executive compensation program as base salary and bonus awards focus only on short-term compensation. In addition, the vesting period of stock options and restricted stock units encourages executive retention and the preservation of stockholder value. Finally, we believe that aligning at least a portion of restricted stock units vesting provisions to financial performance measures further aligns executive compensation to stockholder value; if performance targets are not achieved, then the awards do not vest. We base the number of equity units granted on the type and responsibility level of the executive’s position, the executive’s performance in the prior year and the executive’s potential for continued sustained contributions to our long-term success and the long-term interests of our stockholders.

401(k) and Other Benefits. During 2016, our executive officers were eligible to receive certain benefits generally available to all our employees on the same terms, including medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, educational and employee assistance, paid-time-off, and certain other benefits. During 2015, we also maintained a tax-qualified 401(k) Plan, which provides for broad-based employee participation. During 2016, under the 401(k) Plan, all employees were eligible to receive matching contributions from Ameri of (i) 100% of their first 3% of employee contributions and (ii) 50% of the next 2% of employee contributions up to an aggregate maximum of $10,600 per employee, per year, subject to vesting provisions.

Compensation Risk Assessment

In establishing and reviewing our overall compensation program, the Compensation Committee considers whether the program and its various elements encourage or motivate our executives or other employees to take excessive risks. We believe that our compensation program and its elements are designed to encourage our employees to act in the long-term best interests of the Company and are not reasonably likely to have a material adverse effect on our business.

The Impact of Tax and Accounting Treatments on Elements of Compensation

We have elected to award non-qualified stock options instead of incentive stock options to all our employees, directors and consultants to allow the corporation to take advantage of the more favorable tax advantages associated with non-qualified stock options.

Internal Revenue Code Section 162(m) precludes us from deducting certain forms of non-performance-based compensation in excess of $1.0 million to named executive officers. To date, we have not exceeded the $1.0 million limit for any executive, and the Compensation Committee has not defined a policy that all compensation must be deductible. However, since stock-based awards comprise a significant portion of total compensation, the Compensation Committee has taken appropriate steps to preserve deductibility for such awards in the future, when appropriate.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2016 and December 31, 2015 by our Named Executive Officers.

Name & Principal Position	Transition Period or Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Giri Devanur(1) President and Chief Executive Officer	12/31/2016 12/31/2015	175,000 147,500	57,500 45,000	— —	— —	— —	— —	— —	232,500 192,500
Srirangan Rajagopal(2) Executive Vice President – Head of Marketing and Strategic Initiatives	12/31/2016 12/31/2015	144,000 143,000	— 9,000	— —	— —	— —	— —	— —	144,000 152,000
Carlos Fernandez(3) Executive Vice President – Corporate Development	12/31/2016 12/31/2015	141,600 141,600	— —	— —	— —	— —	— —	— —	141,600 141,600
Edward O’Donnell(4) Former Chief Financial Officer	12/31/2016 12/31/2015	175,000 —	— —	— —	— —	— —	— —	— —	175,000 —

(1)	Giri Devanur was appointed to his position with our company on May 26, 2015 and served as Chief Executive Officer of Ameri and Partners. As of December 31, 2016, a bonus of $57,500 had accrued but not yet been paid to our President and Chief Executive Officer, Giri Devanur. Mr. Devanur’s bonus was canceled as of June 30, 2017 and was no longer owed to Mr. Devanur.

(2)	Srirangan Rajagopal was appointed to his position with our company on May 26, 2015 and served as Executive Vice President – Head of Marketing and Strategic Initiatives until July 28, 2017.

(3)	Carlos Fernandez was appointed as our Executive Vice President – Corporate Development and Secretary on May 26, 2015 and served in such position until July 28, 2017. Mr. Fernandez also served as our interim Chief Financial Officer from December 8, 2016 to April 24, 2017, as well as Executive Vice President – Corporate Development of Ameri and Partners until his departure from the Company on July 28, 2017.

(4)	Edward O’Donnell served as our Chief Financial Officer from January 27, 2016 through December 8, 2016.

We entered into employment agreements with Giri Devanur and Srinidhi “Dev” Devanur effective at the closing of the Merger. The employment agreements appoint Giri Devanur as our President and Chief Executive Officer and Srinidhi “Dev” Devanur as our executive Vice Chairman of the Board until May 26, 2018. Each of the employment agreements provide that each executive will receive an annual salary of $120,000 per year, with a bonus for each of $50,000 per year, to be paid at the discretion of the Board. The employment agreements incorporate the terms of our confidentiality and non-competition agreement, which contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and for a period of two years thereafter, (b) prohibiting the executive from disclosing confidential information regarding us at any time, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of two years thereafter.

On November 9, 2016, the Compensation Committee of the Board approved an increase in the base salary of our President and Chief Executive Officer, Giri Devanur, to $220,000 per year, effective as of November 14, 2016. The Compensation Committee also approved Mr. Devanur’s eligibility to earn a bonus of up to 50% of his annual base salary, as determined in the discretion of the Compensation Committee upon Mr. Devanur’s satisfaction of criteria to be determined by the Compensation Committee.

Equity Awards

As of December 31, 2016, we had not granted any equity awards to, nor were any equity awards outstanding with respect to, our Named Executive Officers.

Pension Benefits

None of our Named Executive Officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change of Control Under Employment Agreements

We entered into employment agreements with Giri Devanur and Srinidhi “Dev” Devanur in May 2015. The employment agreements appointed Giri Devanur as our President and Chief Executive Officer and Srinidhi “Dev” Devanur as our executive Vice Chairman of the Board for three years. The employment agreements provide that if, during the term of their employment, they are terminated by us other than for “Cause” or they resign for “Good Reason,” then they will continue to receive for a period of one year following such termination their then current salary payable on the same basis as they were then being paid. Termination for “Cause” means: (i) deliberate refusal or deliberate failure to carry out any reasonable order, consistent with their position, of our Board of Directors after reasonable written notice; (ii) a material and willful breach of the employment agreement, their confidentiality and non-competition agreement or similar agreements with us; (iii) gross negligence or willful misconduct in the execution of their assigned duties; (iv) engaging in repeated intemperate use of alcohol or drugs; or (v) conviction of a felony or other serious crime. “Good Reason” means (i) they shall have been assigned duties materially inconsistent with their position; (ii) their salary is reduced more than 15% below its then current level; or (iii) material benefits and compensation plans then currently in existence are not continued in effect for their benefit.

If either of Messrs. Devanur would have been terminated without cause at December 31, 2016 or if either of them would have resigned for good reason, then Giri Devanur would have been entitled to receive a severance payment of $220,000 and Srinidhi Devanur would have been entitled to receive a severance payment of $120,000.

Securities Authorized for Issuance Under Equity Compensation Plans

On April 20, 2015, our Board and the holder of a majority of our outstanding shares of common stock approved the adoption of our 2015 Equity Incentive Award Plan (the “Plan”) and a grant of discretionary authority to the executive officers to implement and administer the Plan. The Plan allows for the issuance of up to 2,000,000 shares of our common stock for award grants (all of which can be incentive stock options). The Plan provides equity-based compensation through the grant of cash-based awards, nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. As of December 31, 2016, restricted stock units for the issuance of 590,869 shares of common stock and options to purchase 972,700 shares of our common stock had been granted and were outstanding. The Board of Directors adopted the Plan to provide a means by which our employees, directors, officers and consultants may be granted an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success.

Administration of the Plan. The Plan is to be administered by the Compensation Committee consisting of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3, and “outside directors” within the meaning of Section 162(m) of the Code. In the event that for any reason the Compensation Committee is unable to act or if the Compensation Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more “non-employee directors,” or if there is no such committee, then the Plan will be administered by the Board of Directors, except to the extent such Board of Directors action would have adverse consequences under Section 16(b) of the Securities Exchange Act or Code Section 162(m).

Subject to the other provisions of the Plan, the Compensation Committee will have the authority, in its discretion: (i) to grant cash-based awards, nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility. The persons eligible for participation in the Plan as recipients of Awards include employees, consultants and directors to our company or any subsidiary or affiliate of our company. In selecting participants, and determining the number of shares of common stock covered by each Award, the Compensation Committee may consider any factors that it deems relevant.

Shares Subject to the Plan. Subject to the conditions outlined below, the total number of shares of common stock which may be issued pursuant to Awards granted under the Plan may not exceed 2,000,000 shares of common stock. The Plan provides for annual limits on the size of Awards for any particular participant.

In the event of certain corporate events or transactions (including, but not limited to, the sale of all, or substantially all, of our assets or a change in our shares or capitalization), the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Plan, will substitute or adjust, as applicable, and subject to certain Code limitations, the number and kind of shares of common stock that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of common stock subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual Award limits, and other value determinations applicable to outstanding Awards.

Options. An option granted under the Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of common stock, the Compensation Committee will specify the option price, the maximum duration of the option, the number of shares of common stock to which the option pertains, the conditions upon which an option will become vested and exercisable, and such other provisions as the Compensation Committee will determine which are not inconsistent with the terms of the Plan. The purchase price of each share of common stock purchasable under an option will be determined by the Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of such share of common stock on the date the option is granted. No option will be exercisable later than the sixth anniversary date of its grant.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”), which may be issued in tandem with options or be freestanding, will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee. The term of SARs granted under the Plan will be determined by the Compensation Committee, in its sole discretion, and except as determined otherwise by the Compensation Committee, no stock appreciation right will be exercisable later than the sixth anniversary date of its grant.

Restricted Stock and Restricted Stock Units. Shares of restricted stock and/or restricted stock units may be granted under the Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee deems desirable.

Cash-Based Awards and Other Stock-Based Awards. Subject to the provisions of the Plan, the Compensation Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions, as the Compensation Committee will determine. Such Awards may involve the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of common stock. Each cash-based award will specify a payment amount or payment range as determined by the Compensation Committee.

Repricing of Options. The Compensation Committee may not “reprice” any Stock Option. “Reprice” means any of the following or any other action that has the same effect: (i) reducing the per share exercise price of the shares subject to an option below the per share exercise price as of the date the option is granted and, (ii) except for adjustment for stock splits, stock dividends, reorganizations and similar events, granting in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

Restrictions on Transferability. The Awards granted under the Plan are not transferable and may be exercised solely by a participant or his authorized representative during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or his designation of beneficiary or as otherwise required by law. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the Plan will be void and ineffective and will give no right to the purported transferee.

Change in Control. The Compensation Committee may provide for the acceleration of the vesting and exercisability of outstanding options, vesting of restricted stock and restricted stock units and earlier exercise of freestanding SARs, in the event of a Change in Control of our company. However, if the Compensation Committee takes no action at the time of the Change in Control, and the initial Award does not otherwise specify, accelerated vesting and exercisability is contingent upon termination of employment by us or by the participant for Good Reason within two years of the Change in Control.

Termination of the Plan. Unless sooner terminated as provided therein, the Plan will terminate six years from April 20, 2015, the date the Plan was approved by stockholders. The termination of the Plan will not adversely affect any Awards granted prior to Plan termination.

Amendments to the Plan. The Compensation Committee may at any time alter, amend, modify, suspend or terminate the Plan and any evidence of Award in whole or in part; provided, however, that, without the prior approval of our stockholders, options issued under the Plan to any individual will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan will be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; and except where required by tax law, without the prior written consent of the participant, no modification will adversely affect an Award under the Plan. The Compensation Committee can not issue any Awards while the Plan is suspended.

The following table sets forth information regarding our equity compensation plans as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,563,569	$2.67	436,431
Warrants issued outside of our equity compensation plan	2,666,666	1.80	—
Total	4,230,235	$1.89	436,431

Compensation of Directors

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. We compensate non-management directors through an annual grant of stock options and/or restricted stock units pursuant to the Plan. Such option awards have an exercise price not less than 100% of the fair market value of our common stock, based on the value of such shares of common stock on the date the option is granted, and both the option and restricted stock unit awards become vested and exercisable as determined by the compensation committee or the entire Board. Other terms and conditions of the option and restricted stock unit grants are on the terms and conditions as determined by the Compensation Committee or the entire Board when the options or restricted stock units are granted.

The following table sets forth the cash compensation, as well as certain other compensation granted to each person who served as a director of our company, during the twelve months ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	RSU & Option Awards	All Other Compensation	Total
	($)	($)	($)	($)	($)
Jeffrey E. Eberwein	—	—	—	—	—
Srinidhi “Dev” Devanur	—	—	—	—	—
Giri Devanur	—	—	—	—	—
Dimitrios J. Angelis	—	—	—	—	—
Dr. Arthur M. Langer	—	—	—	—	—
Robert G. Pearse	—	—	—	—	—
Dhruwa N. Rai(1)	—	—	7,000,000	—	7,000,000
Venkatraman Balakrishnan(2)	—	—	212,747	—	212,747
TOTAL	—	—	7,212,747	—	7,212,747

(1)	Includes an option to purchase 500,000 shares of common stock granted on May 10, 2016, valued at $7.00 per share, and restricted stock units for 500,000 shares of common stock granted on May 10, 2016, valued at $7.00 per share. On May 9, 2017, Mr. Rai and the Company agreed to cancel 166,667 of the restricted stock units.
(2)	Includes an option to purchase 25,000 shares of common stock granted on June 28, 2016, valued at $6.51 per share, and restricted stock units for 7,680 shares of common stock granted on June 28, 2016, valued at $6.51 per share. On June 13, 2017, Mr. Balakrishnan and the Company agreed to cancel all of the restricted stock units.

Certain Relationships and Related Transactions

Lone Star Value

Prior to the Merger, LSVI and its affiliates, collectively, was our majority stockholder, and each of our directors and sole officers was an officer of Lone Star Value Management, LLC. On January 15, 2014, our predecessor entity, Spatializer Audio Laboratories, Inc., issued 3,267,974 shares of common stock to Lone Star Value, an entity ultimately controlled by Jeffrey E. Eberwein, who was a director at the time of the transaction at $0.0153 per share for total proceeds of $50,000 (and such shares became 185,575 shares of our common stock as a result of the 1-for-17.61 reverse stock split of our outstanding shares of common stock that occurred contemporaneously with the Merger in May 2015).

On April 17, 2015, we issued a promissory note in the principal amount of $50,000 to LSVI. Under the terms of the promissory note, interest on the outstanding principal amount accrues at a rate of 10% per annum, and all amounts outstanding under this promissory note are due and payable on or before April 30, 2020. We intend to use the proceeds for legal and operating expenses.

On May 26, 2015, we issued the Convertible Note in the principal amount of $5,000,000 bearing interest at 5% per annum, maturing on May 26, 2017 and at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, together with the Original Warrant to purchase up to 2,777,777 shares of our common stock, at an exercise price equal to $1.80 per share, in the Private Placement to LSVI, pursuant to the terms of a Securities Purchase Agreement. In connection with the Private Placement, LSVI was granted the right to designate three of our eight directors.

On May 13, 2016, LSVI completed an early partial exercise of the Original Warrant for 1,111,111 shares of our common stock for total consideration to us of $2,000,000, and LSVI was issued the Replacement Warrant for the remaining 1,666,666 shares under the Original Warrant. LSVI also agreed to amend the Convertible Note to extend its maturity for two years in exchange for (i) the right to request that we expand the size of the Board to nine directors from the current eight, with LSVI having the right to designate up to four of the nine directors and (ii) the issuance of the Additional Warrant for the purchase of 1,000,000 shares of our common stock at a price of $6.00 per share. LSVI’s Registration Rights Agreement, dated May 26, 2015, with us was also amended and restated to include the shares of common stock issuable under the Additional Warrant.

On December 30, 2016, we entered into the Exchange Agreement with LSVI, pursuant to which the Convertible Note was returned to the Company and cancelled in exchange for 363,611 shares of the Company’s Series A Preferred Stock, which is non-convertible and perpetual preferred stock of the Company. As a result of the exchange transaction, no principal or interest remained outstanding or payable under the Convertible Note and the Convertible Note was no longer convertible into shares of our common stock. The Company issued 10,097 and 10,277 shares of Series A Preferred Stock to LSVI in May 2017 and September 2017, respectively, as payments of a dividend on the shares of Series A Preferred Stock held by LSVI as of March 31, 2017 and June 30, 2017, respectively.

On September 26, 2017, LSVI completed a cashless exercise of the full Replacement Warrant, of which there was a total of 1,666,666 shares of common stock underlying, in exchange for the issuance of 1,205,837 shares of our common stock.

Purchase Agreement

On April 20, 2016, we entered into a Stock Purchase Agreement with Dhruwa N. Rai, pursuant to which Mr. Rai purchased from us 500,000 shares of our common stock, par value $0.01 per share, at a price per share of $6.00 for an aggregate purchase price of $3,000,000 and we issued 500,000 unregistered shares of common stock to Mr. Rai.

Ameri India

On September 1, 2016, we issued 299,250 shares of common stock to Srinidhi “Dev” Devanur, our Executive Chairman, in connection with the completion of our acquisition of Ameri India on July 1, 2016, pursuant to the terms of a Stock Purchase Agreement dated May 26, 2015.

Rai Note Transaction

On March 2, 2017, we entered into a Securities Purchase Agreement with Dhruwa N. Rai, pursuant to which Mr. Rai purchased from the Company and the Company issued to Mr. Rai an 8% Convertible Unsecured Promissory Note due March 2, 2020, in the principal amount of $1,000,000 (the “Rai Note”). Prior to maturity, the Rai Note will bear interest at 8% per annum, with interest being paid annually on the first, second and third anniversaries of the issuance of the Rai Note beginning on March 2, 2018. From and after an event of default and for so long as the event of default is continuing, the Rai Note will bear default interest at the rate of 10% per annum. The Rai Note can be prepaid by us at any time without penalty.

The Rai Note is convertible into shares of our common stock at a conversion price of (i) in the event that any registration statement for the public offering of common stock filed by us with the SEC in connection with an uplisting to a national stock exchange is declared effective by the SEC on or prior to December 31, 2017, such price per share that is equal to 68% of the price per share of common stock offered and sold pursuant to such registration statement, or (ii) if no such registration statement is declared effective by December 31, 2017, such price per share that is equal to the weighted average closing price per share of our common stock for the 20 trading days immediately preceding December 31, 2017, subject to adjustment under certain circumstances. Upon the effectiveness of this registration statement, the holder of the Rai Note has the right, at his option, at any time and from time to time to convert, in part or in whole, the outstanding principal amount and all accrued and unpaid interest under the Rai Note into shares of the Company’s common stock at the then applicable conversion price.

The Rai Note ranks junior to our secured credit facility with Sterling National Bank. The Rai Note also includes certain negative covenants including, without the investors’ approval, restrictions on dividends and other restricted payments and reclassification of its stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of November 2, 2017 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current executive officers, (iii) each of our directors, and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned Before the Offering(2)	Percentage of Shares Beneficially Owned After the Offering(3)

Executive Officers, Present Directors and Proposed Directors:

Jeffrey E. Eberwein(4)(5)	3,993,070	23.69%	22.08%
Srinidhi “Dev” Devanur	6,276,375	39.58%	36.74%
Giri Devanur	2,179,125	13.74%	12.75%
Dimitrios J. Angelis(6)	48,604	*	*
Dr. Arthur M. Langer(7)	94,862	*	*
Robert G. Pearse(8)	47,700	*	*
Carlos Fernandez(9)	101,250	*	*
Venkatraman Balakrishnan(10)	27,995	*	*
Srirangan Rajagopal(11)	432,000	2.72%	2.53%
Dhruwa N. Rai(12)	669,996	4.18%	3.88%
Edward O’Donnell(13)	—	*	*
Viraj Patel	—	*	*
All executive officers and directors as a group (12 persons)(14)	13,870,977	81.00%	75.58%

5% Stockholders:

Lone Star Value Management, LLC(4)(5)	3,993,070	23.69%	22.08%

 ______________

*	Less than one percent of outstanding shares.

(1)	Unless otherwise indicated, the address of each person or entity is c/o AMERI Holdings, Inc., 100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey 08540.

(2)

The calculation in this column is based upon 15,856,249 shares of common stock outstanding as of November 2, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently convertible or exercisable within 60 days of November 2, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)	The calculation in this column assumes the sale of 1,228,878 shares of our common stock based on an assumed public offering price per share of $6.51. The percentages in this column are illustrative only and will be adjusted based on the actual public offering price.

(4)	Includes (A) (i) 2,872,592 shares of common stock and (ii) 1,000,000 shares of common stock reserved for issuance upon the exercise of the Warrants, in each case held of record by LSVI, (B) 10,104 shares of common stock held of record by Lone Star Value Co-Invest I, LP (“Co-Invest”) and (C) 27,066 shares of common stock held of record by Jeffrey E. Eberwein, our Chairman. Lone Star Value Investors GP, LLC (“Lone Star Value GP”), the general partner of LSVI, Co-Invest and Lone Star Value Management, the investment manager of LSVI, may be deemed to beneficially own the 3,882,696 shares held by LSVI and Co-Invest. Jeffrey E. Eberwein as the managing member of Lone Star Value GP may be deemed to beneficially own the 3,882,696 shares held by LSVI and Co-Invest. Mr. Eberwein disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Mr. Eberwein, LSVI, Co-Invest, Lone Star Value GP and Lone Star Value Management is 53 Forest Avenue, 1st Floor, Old Greenwich, CT 06870.

(5)	Includes 83,308 shares held in an account separately managed by Lone Star Value Management. Lone Star Value Management, as the investment manager of the separately managed account, may be deemed to beneficially own the 83,308 shares held in the separately managed account; and Jeffrey Eberwein, our Chairman, as the sole member of Lone Star Value Management may be deemed to beneficially own the shares held in the separately managed account. Mr. Eberwein disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)	Consists of 23,604 shares of common stock and 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days.

(7)	Consists of 69,862 shares of common stock and 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days.

(8)	Consists of 22,700 shares of common stock and 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days.

(9)	Carlos Fernandez served as our Executive Vice President – Corporate Development from May 26, 2015 through July 28, 2017.

(10)	Consists of 2,995 shares of common stock and 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days.

(11)	Srirangan Rajagopal served as our Executive Vice President – Head of Marketing and Strategic Initiatives from May 26, 2015 through July 28, 2017.

(12)	Consists of 503,329 shares of common stock and 166,667 shares of common stock issuable upon exercise of options exercisable within 60 days.

(13)	Edward O’Donnell served as our Chief Financial Officer from January 27, 2016 through December 8, 2016.

(14)	Consists of 12,604,310 shares of common stock, 1,000,000 shares of common stock reserved for issuance upon the exercise of the Warrants held of record by LSVI and 266,667 shares of common stock issuable upon exercise of options exercisable within 60 days.

In addition, LSVI holds 383,985 shares of our Series A Preferred Stock, representing 100% of the issued and outstanding shares of the Series A Preferred Stock.

Description of Capital Stock

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, and 1,000,000 shares of preferred stock, $0.01 par value, 700,000 of which have been designated as 9.0% Series A Cumulative Preferred Stock, par value $0.01 per share, which we refer to herein as the Series A Preferred Stock.

As of November 2, 2017, there were 15,856,249 shares of common stock outstanding, held of record by 534 holders, and 383,985 shares of Series A Preferred Stock outstanding, held of record by one holder. Upon the closing of this offering of ________ shares at a public offering price equal to $___, we will have outstanding an aggregate of _________ shares of common stock. In addition, 1,000,000 Warrant Shares are issuable upon exercise of the 1,000,000 Warrants, held of record by one holder. The number of record holders of our common stock, Series A Preferred Stock and Warrants does not include beneficial owners holding shares through nominee names.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Certificate of Incorporation provides that shares of our preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

On December 30, 2016, we filed a Certificate of Designation of Rights and Preferences (the “Certificate of Designation”) to our Certificate of Incorporation for the Series A Preferred Stock with the Secretary of State of the State of Delaware with respect to 700,000 shares of Series A Preferred Stock. Pursuant to the Certificate of Designation, except upon a change of control of the Company, the Series A Preferred Stock is not convertible into, or exchangeable for, any of the Company’s other property or securities. The Certificate of Designation provides for the payment of cash dividends on the Series A Preferred Stock at a rate of 9.00% per annum, provided that we may pay dividends in-kind through the issuance of additional shares to holders of the Series A Preferred Stock at a rate per annum equal to 11.00% per annum, at the sole option of the Company, for up to four quarterly dividend periods in any consecutive 36-month period, determined on a rolling basis.

The Series A Preferred Stock has no voting rights; however, if the Company does not pay dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, the holders of the Series A Preferred Stock, voting as a single class with the holders of any other parity security upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on the Company’s board of directors until the Company pays all dividends owed on the Series A Preferred Stock and parity securities. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (such series voting together as a separate class) shall be required for to authorize, create or increase shares ranking senior to the Series A Preferred Stock or to effect certain amendments to the Company charter that would materially and adversely affect the terms of the Series A Preferred Stock.

The Company may not redeem the Series A Preferred Stock prior to the one year anniversary of its issuance, except pursuant to a special redemption following a change of control of the Company. On and after the one year anniversary of the issuance of the Series A Preferred Stock, the Company may redeem the Series A Preferred Stock for cash at its option, in whole or in part, at a redemption price of $50 per share, plus accrued and unpaid dividends. Following a change of control, the Company will have the option to redeem the Series A Preferred Stock for cash at $50 per share plus accrued and unpaid dividends, in whole or in part. The Series A Preferred Stock shall not have any stated maturity redemption date and will not be subject to any sinking fund or mandatory redemption provisions except for redemption at the Company’s option upon a change of control.

Upon a change of control, holders of the Series A Preferred Stock will have the right (unless, prior to the change of control conversion date, the Company provides notice of its election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock on a specified change of control conversion date into a number of shares of common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $50.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the change of control conversion date (unless the change of control conversion date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (2) the common stock price at the time of conversion; and

•	25.

If, prior to the change of control conversion date, the Company provides a redemption notice, whether pursuant to the special optional redemption right in connection with a change of control or the optional redemption right, the Series A Preferred Stock will not have any right to convert in connection with the change of control conversion right and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the change of control conversion date.

On December 30, 2016, the Company entered into the Exchange Agreement with LSVI, pursuant to which the Convertible Note was returned to the Company and cancelled in exchange for 363,611 shares of the Company’s Series A Preferred Stock, which is non-convertible and perpetual preferred stock of the Company. As a result of the exchange transaction, no principal or interest remained outstanding or payable under the Convertible Note and the Convertible Note was no longer convertible into shares of common stock of the Company. The Company issued 10,097 and 10,277 shares of Series A Preferred Stock to LSVI in May 2017 and September 2017, respectively, as payments of a dividend on the shares of Series A Preferred Stock held by LSVI as of March 31, 2017 and June 30, 2017, respectively.

Warrants

The Original Warrants issued in the Private Placement give LSVI the right to purchase up to 2,666,666 shares of common stock (the Original Warrant Shares) at an exercise price equal to $1.80 per share. The Original Warrant may be exercised on a cashless-exercise basis, meaning that, upon exercise, the holder would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the Original Warrant Shares issuable upon exercise of the Original Warrant over the exercise price of the Original Warrant. The Original Warrant will expire on May 26, 2020. The Original Warrant exercise price is subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.

On May 13, 2016, LSVI completed an early partial exercise of the Original Warrants for 1,111,111 shares the Company’s common stock at a price of $1.80 per share, for total consideration to the Company of $2,000,000, and LSVI was issued the Replacement Warrant for the remaining 1,666,666 shares under the Original Warrants on the same terms as the Original Warrants. LSVI also agreed to an amendment of the Convertible Note, to extend the maturity of the Convertible Note for two years in exchange for (i) the right to request that the Board expand the size of the Board to nine directors from the current eight, with LSVI having the right to designate up to four of the nine directors, and (ii) the issuance of a the Additional Warrant for the purchase of 1,000,000 shares of the Company’s common stock at a price of $6.00 per share, on substantively the same terms as the Original Warrant. LSVI’s Registration Rights Agreement, dated May 26, 2015, with us was also amended and restated to include the Additional Warrant Shares issuable under the Additional Warrant.

On September 26, 2017, LSVI completed a cashless exercise of the full Replacement Warrant, of which there was a total of 1,666,666 shares of common stock underlying, in exchange for the issuance of 1,205,837 shares of our common stock.

Warrants To Be Issued In This Offering

The following is a brief summary of certain terms and conditions of the warrants to be issued in connection with this offering and are subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued in electronic book-entry form to the investors. You should review a copy of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable at any time after their original issuance, expected to be ___________, and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds (i.e., cash or wire transfer) for the number of shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $_____ per share, which is equal to _______% of public offering price of our common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Warrant Agent and Exchange Listing. The warrants will be issued in registered form under a warrant agency agreement between the warrant agent and us. The warrant agent will be Corporate Stock Transfer or as otherwise determined by the Company. We have applied to have the warrants offered in this offering listed on The NASDAQ Capital Market under the symbol “AMRHW.” No assurance can be given that our application will be approved. No assurance can be given that a trading market will develop.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Dividends

To date, we have not paid any cash dividends on our common stock or the Series A Preferred Stock. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock and Series A Preferred Stock is Corporate Stock Transfer, located in Denver, Colorado. The warrants offered hereby will be issued in registered form under a warrant agency agreement between the warrant agent and us. The warrant agent will be Corporate Stock Transfer or as otherwise determined by the Company. We serve as the warrant agent for unregistered warrants currently outstanding.

Certain Anti-Takeover Provisions of Delaware Law

Pursuant to our Certificate of Incorporation, we are not subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers through a “business combination” with a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”).

Registration Rights

In accordance with the terms of the sale of the 2017 Notes, the investors and the Company entered into Registration Rights Agreements, pursuant to which the Company granted the investors piggyback registration rights in the event the Company proposes to register the offer and sale of any shares of its common stock under the Securities Act (other than a registration (A) in connection with an uplisting of the Company’s common stock to a national stock exchange, (B) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (C) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (D) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company. We are obligated to maintain the effectiveness of such registration statement from its effective date until the later of (a) the date on which all registrable shares have been sold or distributed or, if earlier, until such registrable securities may be sold by under Rule 144 (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect) or (b) the third (3rd) anniversary of the closing of the 2017 Notes sale. We agreed to use our best efforts to have such registration statement declared effective by the SEC as soon as commercially reasonably possible. There are no monetary penalties if the 2017 Notes piggyback registration statement is not filed or does not become effective on a timely basis.

Certain stockholders of the Company were granted certain piggyback registration rights in connection with the Company’s 2015 Merger. The shares of Company common stock held by such stockholders are not included in this offering and will not be registered pursuant to the registration statement for this offering.

Quotation of Common Stock and Warrants

Our common stock is quoted on the OTCQB Marketplace under the symbols “AMRH”. We have applied for the listing of our common stock and warrants offered hereby on The Nasdaq Capital Market, and expect such listing to occur concurrently with this offering.

Shares Eligible for Future Sale

Future sales of shares of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our common stock prevailing from time to time. As described below, only a limited number of shares are currently available for sale due to contractual and legal restrictions on resale. Nonetheless, sales of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to raise equity capital in the future.

Based on the number of shares outstanding as of November 2, 2017, upon the closing of this offering of _______ shares at a public offering price equal to $___, we will have outstanding an aggregate of ________ shares of common stock, assuming no exercise of outstanding options, settlement of outstanding restricted stock units, warrants or warrants offered hereby and no exercise of the underwriters’ over-allotment option. Of the outstanding shares, all of the shares of common stock sold in this offering (including pursuant to the underwriters’ exercise of their over-allotment option) will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

The remaining shares of our common stock outstanding after this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act.

Rule 144.

In general, persons who have beneficially owned restricted shares of our common stock for at least six months, and any affiliate of ours who owns either restricted or unrestricted shares of our common stock, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months, but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after the closing of this offering based on the number of shares of our common stock outstanding as of , 2017 and assuming no exercise of the underwriters’ over-allotment option; or

•	the average weekly trading volume of our common stock on The Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Equity Incentive Plan

We have filed a Form S-8 registration statement under the Securities Act to register shares of our common stock issued or reserved for issuance under the Plan. Accordingly, the shares covered by such registration statement are eligible for sale in the public markets, subject to vesting restrictions, and Rule 144 limitations applicable to affiliates.

Underwriting

Northland Capital Markets is acting as representative of the underwriters (the “Representative”) for this offering. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Northland Securities, Inc.
Barrington Research Associates, Inc.
Total

_________

(1)	Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The underwriters are committed to purchase all the shares of common stock and warrants offered by us if they purchase any shares of common stock and/or warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased (subject to limitations) or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock or warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Discounts and Commissions

The underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $ per share of common stock. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the underwriters.

Total
		Per Share	Per Warrant	Without Over-Allotment	With Over-Allotment
Public offering price	$		$	$	$
Underwriting discount (7%)	$		$	$	$
Proceeds, before expenses, to us	$		$	$	$

We have agreed to pay an accountable expense allowance to the Representative of the underwriters for up to $100,000 of expenses (including counsel fees and expenses) incurred by the Representative in connection with the offering. We have paid an expense deposit of $25,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $______ and are payable by us.

Over-Allotment Option

We have granted a 30-day option to the underwriters to purchase up to ______ additional shares of our common stock ( __% of the shares sold in this offering) at a public offering price of $_____ per share and /or up to __________warrants ( __% of the warrants sold in this offering), solely to cover over-allotments, if any. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover sales of shares of common stock and/or warrants by the underwriters in excess of the total number of shares of common stock and/or warrants set forth in the table above. If any of these additional shares and/or warrants are purchased, the underwriters will offer the additional shares and/or warrants on the same terms as those on which the shares are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

Right of First Refusal and Fee Tail

Until twelve (12) months from closing date of this offering (or certain other terminations of the Representative’s engagement), in the event that we determine to undertake an offering of securities, we will offer the Representative the exclusive right to act as placement agent or sole managing underwriter in such offering.

In addition, if this offering is not completed and we do not complete another offering with the Representative within five (5) months from the effective date of this registration statement, then the Representative shall be entitled to a fee equal to seven percent (7%) of the aggregate purchase price of any securities sold by us in any subsequent offering consummated at any time within a period of six (6) months from the closing date of this offering (or certain other terminations of the Representative’s engagement).

Determination of Offering Price

Our shares of common stock are currently quoted on the OTCQB Marketplace under the symbol “AMRH.” On November 3, 2017, the closing price of our common stock was $6.51 per share. We have applied for the listing of our common stock and warrants offered hereby on The NASDAQ Capital Market under the ticker symbol “AMRH” and “AMRHW,” respectively, and will use our best efforts to have that listing effective on or before the closing. No assurance can be given that such listing will be approved; however, it is a condition of the underwriters’ obligation that our shares of common stock and our warrants have been approved for listing on The Nasdaq Capital Market. There is no established public trading market for our common stock or warrants and the share prices on an over-the-counter marketplace may not be indicative of the market price of our common stock on The NASDAQ Capital Market. The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the Representative. Among the factors considered in determining the public offering price of the shares were:

•	our history and our prospects;
•	the industry in which we operate;
•	our past and present operating results;
•	the previous experience of our executive officers; and
•	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of our shares of common stock or our warrants. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that our shares of common stock or our warrants can be resold at or above the public offering price.

Lock-up Agreements

Our officers and directors and LSVI and certain of its affiliated entities have agreed with the Representative to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing shares of securities in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our securities, including the imposition of penalty bids. This means that if the Representative of the underwriters purchases securities in the open market in stabilizing transactions or to cover short sales, the Representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Stock is Corporate Stock Transfer, located in Denver, Colorado. The warrants offered hereby will be issued in registered form under a warrant agency agreement between the warrant agent and us. The warrant agent will be Corporate Stock Transfer or as otherwise determined by the Company. We serve as the warrant agent for unregistered warrants currently outstanding.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Delivery of Shares and Warrants

We expect that delivery of our shares of common stock will be made against payment therefor on or about the closing date specified on the cover page of this prospectus, which will be the third business day following the date of the pricing of this offering of our common stock (“T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of our common stock on the date of pricing or on the following business day will be required, by virtue of the fact that our issuance of shares of common stock initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of share of our common stock who wish to trade such shares prior to their delivery hereunder should consult their own advisor.

The warrants will be issued in electronic book-entry form to the investors. You should review a copy of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP of New York, New York. Certain members of Olshan Frome Wolosky LLP own securities of the Company. Certain legal matters in connection with this offering will be passed upon for the underwriters by McGuireWoods LLP.

Experts

Our audited condensed consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended, the audited consolidated financial statements of Bellsoft, Inc. as of December 31, 2015 and 2014 and for the years then ended, the audited consolidated financial statements of DC&M Partners, L.L.C. as of December 31, 2015 and 2014 and for the years then ended, and the audited consolidated financial statements of ATCG Technology Solutions, Inc. as of December 31, 2016 and 2015 and for the years then ended, are included herein in reliance on the reports of Ram Associates, an independent registered public accounting firm, on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S−1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.ameri100.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AMERI HOLDINGS, INC.	PAGE
AUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016 AND 2015 AND FOR THE YEARS THEN ENDED
Report of Independent Registered Public Accounting Firm	F-3
Audited Condensed Consolidated Balance Sheets	F-4
Audited Condensed Consolidated Statements of Comprehensive Income (Loss)	F-5
Consolidated Statement of Changes in Stockholders’ Equity From March 31, 2015 to December 31, 2016	F-6
Audited Condensed Consolidated Statements of Cash Flows for the Years Ended December 31, 2016 and December 31, 2015	F-7
Notes to Audited Condensed Consolidated Financial Statements	F-8

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2017 and December 31, 2016	F-25
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended June 30, 2017 and 2016 and for the Six Months Ended June 30, 2017 and 2016	F-26
Unaudited Condensed Consolidated Statements of Cash Flows as of June 30, 2017 and December 31, 2016	F-27
Notes to Unaudited Condensed Consolidated Financial Statements	F-28

BELLSOFT, INC.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014 AND 2013 AND FOR THE YEARS THEN ENDED
Report of Independent Registered Public Accounting Firm	F-42
Consolidated Balance Sheets	F-43
Consolidated Statements of Income and Comprehensive Income	F-44
Consolidated Statements of Changes in Shareholders’ Equity	F-45
Consolidated Statements of Cash Flows	F-46
Notes to Consolidated Financial Statements	F-47

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015
Unaudited Condensed Consolidated Balance Sheets	F-53
Unaudited Condensed Consolidated Statements of Comprehensive Income	F-54
Unaudited Condensed Consolidated Statements of Cash Flows	F-55
Notes to Unaudited Condensed Consolidated Financial Statements	F-56

DC&M PARTNERS, L.L.C.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2015 AND 2014 AND FOR THE YEARS THEN ENDED
Report of Independent Registered Public Accounting Firm	F-64
Balance Sheets	F-65
Statements of Income and Comprehensive Income	F-66
Statements of Changes in Members’ Equity	F-67
Statements of Cash Flows	F-68
Notes to Financial Statements	F-69

UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015
Unaudited Condensed Balance Sheets for the Six Months Ended June 30, 2015 and 2016	F-73

Unaudited Condensed Statements of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2015 and 2016	F-74
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2015 and 2016	F-75
Notes to Unaudited Condensed Financial Statements	F-76

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	F-81
Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 2016	F-82
Notes to Unaudited Pro Forma Combined Financial Statements	F-83

ATCG TECHNOLOGY SOLUTIONS, INC.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016 AND 2015 AND FOR THE YEARS THEN ENDED
Report of Independent Registered Public Accounting Firm	F-84
Balance Sheets	F-85
Statements of Income and Comprehensive Income	F-86
Statements of Changes in Stockholders’ Equity	F-87
Statements of Cash Flows	F-88
Notes to Financial Statements	F-89

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	F-94
Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 2016	F-95
Notes to Unaudited Pro Forma Combined Financial Statements	F-96

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

AMERI Holdings, Inc.

We have audited the accompanying consolidated balance sheets of AMERI Holdings, Inc. (the "Company") as of December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the two years in the period ended December 31, 2016 and 2015. AMERI Holdings, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2016 and 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ram Associates

Ram Associates

Hamilton, NJ

March 30, 2017

AMERI HOLDINGS, INC.

AUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,379,887	$1,878,034
Accounts receivable	8,059,910	4,872,082
Investments	82,908	82,908
Other current assets	542,237	343,809
Total current assets	10,064,942	7,176,833

Other assets:
Property and equipment, net	100,241	73,066
Intangible assets, net	8,764,704	3,114,513
Acquired goodwill	17,089,076	3,470,522
Deferred income tax assets, net	3,488,960	—
Total other assets	29,442,981	6,658,101
Total assets	$39,507,923	$13,834,934

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	3,088,890	1,235,935
Accounts payable	5,130,817	2,597,385
Other accrued expenses	2,165,088	1,093,814
Current Portion - Long Term Notes	405,376	—
Consideration payable – Cash	1,854,397	3,649,267
Consideration payable – Equity	64,384	—
Total current liabilities	12,708,952	8,576,401

Long term liabilities:
Convertible notes	—	5,000,000
Long-term notes – Net of Current Portion	1,536,191	—
Long-term consideration payable – Cash	2,711,717	—
Long-term consideration payable – Equity	10,887,360	—
Total Long-term Liabilities	15,135,268	5,000,000
Total liabilities	27,844,220	13,576,401

Stockholders' equity:
Preferred stock, $0.01 par value; 1,000,000 authorized, 363,611 issued and outstanding as of December 31, 2016, and none outstanding as of December 31, 2015	3,636	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 13,885,972 and 11,874,361 issued and outstanding as of December 31, 2016, and December 31, 2015, respectively	138,860	118,743
Additional paid-in capital	15,358,839	1,192,692
Accumulated deficit	(3,833,588)	(1,052,902)
Accumulated other comprehensive income (loss)	(7,426)	—
Non-Controlling Interest	3,382	—
Total stockholders' equity	11,663,703	258,533
Total liabilities and stockholders' equity	$39,507,923	$13,834,934

See notes to the audited condensed consolidated financial statements.

AMERI HOLDINGS, INC.

AUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Twelve Months Ended December 31,
	2016	2015

Net revenue	$36,145,589	$20,261,172
Cost of revenue	29,608,932	13,391,504
Gross profit	6,536,657	6,869,668

Operating expenses:
Selling and marketing	417,249	119,847
General and administration	8,552,966	5,721,633
Acquisition related expenses	1,585,136	1,655,962
Depreciation and amortization	1,361,169	166,208
Operating expenses	11,916,520	7,663,650
Operating income (loss):	(5,379,863)	(793,982)

Interest expense	(751,074)	(238,471)
Interest income/other income	—	89,918
Other income	16,604	—
Change due to estimate correction	(410,817)	—
Total other income (expenses)	(1,145,287)	(148,553)
Net income (loss) before income taxes	(6,525,150)	(942,535)
Income tax benefit (provision)	3,747,846	128,460
Net income (loss)	(2,777,304)	(814,075)
Non-controlling interest	(3,382)	—
Net income (loss) attributable to the Company	(2,780,686)	(814,075)

Foreign exchange translation adjustment	(7,426)	—

Comprehensive income (loss)	$(2,788,112)	(814,075)

Basic income (loss) per share	$(0.21)	$(0.07)
Diluted income (loss) per share	$(0.21)	$(0.07)

Basic weighted average number of shares	13,068,597	11,101,198
Diluted weighted average number of shares	13,068,597	11,101,198

See notes to the audited condensed consolidated financial statements.

AMERI HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FROM MARCH 31, 2015 TO DECEMBER 31, 2016

	Common Stock		Preferred Stock
	Shares	Par Value at $0.01	Shares	Par Value at $0.01	Additional paid-in capital	Other Comprehensive income (loss)	Accumulated deficit	Non-Controlling Interests	Total stockholders' equity
Balance at March 31, 2015	9,992,828	$99,928	-	-	$35,072	$-	$837,856		$972,856
Issuance of capital for services	566,487	5,665			49,460	-	-		55,125
Issuance of capital for board services	203,935	2,039			-	-	-		2,039
Recapitalization on May 26, 2015	875,816	8,758			(31,401)	-	-		(22,643)
Issuance of shares for acquisition	235,295	2,353			997,651	-	-		1,000,004
Equity adjustments for business combinations	-	-			-	-	-		-
Stock, Option, RSU and Warrant Expense	-	-			141,910	-	-		141,910
Net Loss	-	-			-	-	(1,890,758)		(1,890,758)
Balance at December 31, 2015	11,874,361	$118,743	-	-	$1,192,692	$-	$(1,052,902)		$258,533
Common stock issued	500,000	5,000			2,995,000	-	-		3,000,000
Conversion of notes into preferred shares			363,611	$3,636	5,121,364				5,125,000
Conversion of warrants into common shares	1,111,111	11,111			1,988,889	-	-		2,000,000
Issuance of shares for acquisition	400,500	4,006			2,603,247	-	-		2,607,253
Stock, Option, RSU and Warrant Expense	-	-			1,457,647	-	-		1,457,647
Non-Controlling Interests Net Income								3,382	3,382
Accumulated other comprehensive income (loss)						(7,426)			(7,426)
Net Loss	-	-			-	-	(2,780,686)		(2,780,686)
Balance at December 31, 2016	13,885,972	$138,860	363,611	$3,636	$15,358,839	$(7,426)	$(3,833,588)	$3,382	$11,663,703

See notes to the audited condensed consolidated financial statements.

AMERI HOLDINGS, INC.

AUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Twelve Months Ended December 31,
	2016	2015

Cash flow from operating activities
Net income/(loss)	$(2,780,686)	$(814,075)
Adjustment to reconcile income/(loss) to net cash used in operating activities
Depreciation and amortization	1,361,169	166,284
Provision for doubtful debts/ (written back), net	—	410,712
Accrued interest on convertible notes	125,000	—
Change due to estimate correction	410,817	—
Stock, option, restricted stock unit and warrant expense	1,457,647	141,910
Deferred income taxes, net	(3,488,960)	—
Foreign exchange translation adjustment	(7,426)	—
Changes in assets and liabilities:
Increase (decrease) in:
Accounts receivable	(3,187,828)	(643,873)
Other current assets	(198,428)	(169,549)
Increase (decrease) in:
Accounts payable and accrued expenses	3,604,706	(89,586)
Net cash used in operating activities	(2,703,989)	(998,177)
Cash flow from investing activities
Purchase of fixed assets	(29,062)	(70,782)
Acquisition consideration	(6,563,000)	(4,670,000)
Net cash used in investing activities	(6,592,062)	(4,740,782)
Cash flow from financing activities
Proceeds from loan funds	3,794,522	6,235,935
Non-Controlling Interests Net Income	3,382	—
Additional stock issued	5,000,000	—
Net cash provided by financing activities	8,797,904	6,235,935
Net increase (decrease) in cash and cash equivalents	(498,147)	496,976
Cash and cash equivalents as at beginning of the year	1,878,034	1,381,058
Cash at the end of the year	$1,379,887	$1,878,034
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest	$362,792	$238,471
Taxes	$-	$-

See notes to the audited condensed consolidated financial statements.

AMERI HOLDINGS, INC.

NOTES TO AUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

 NOTE 1.    ORGANIZATION:

AMERI Holdings, Inc. ("AMERI", the "Company", "we" or "our") is a fast-growing company that, through the operations of its twelve subsidiaries, provides SAP cloud, digital and enterprise services to clients worldwide. Headquartered in Princeton, New Jersey, we typically go to market both vertically by industry and horizontally by product/technology specialties and provide our customers with a wide range of business and technology offerings. We work with customers, primarily within North America, to improve process, reduce costs and increase revenue through the judicious use of technology.

NOTE 2.    BASIS OF PRESENTATION:

The accompanying audited condensed consolidated financial statements have been prepared by AMERI pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") regarding annual financial reporting. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to those rules and regulations, although we believe that the disclosures made are adequate to ensure the information presented is not misleading.

The accompanying audited condensed consolidated financial statements reflect all adjustments (which were of a normal, recurring nature) that, in the opinion of management, are necessary to present fairly our financial position, results of operations and cash flows as of and for the interim periods presented. All intercompany transactions have been eliminated in the accompanying audited condensed consolidated financial statements. These financial statements should be read in conjunction with the audited financial statements and notes thereto.

Our comprehensive income (loss) consists of net income (loss) plus or minus any periodic currency translation adjustments.

The Company's year-end is December 31. Ameri and Partners Inc, the Company's wholly-owned operating subsidiary that was the accounting acquirer in connection with the Company's May 2015 reverse merger, changed its fiscal year end from March 31 to December 31 pursuant to the merger, so that all of the Company's subsidiaries' year-ends are consistent with the year-end of the Company.

The Company has reclassified cash paid for its Bellsoft acquisition in 2015 from operating activities to investing activities.

NOTE 3.    BUSINESS COMBINATIONS:

Acquisition of Bellsoft, Inc.

On November 20, 2015, we completed the acquisition of Bellsoft, Inc., a consulting company based in Lawrenceville, Georgia with over 175 consultants specialized in the areas of SAP software, business intelligence, data warehousing and other enterprise resource planning services. Following the acquisition, the name of Bellsoft, Inc. was changed to Ameri100 Georgia Inc. (“Ameri Georgia”). Ameri Georgia has operations in the United States, Canada and India. For financial accounting purposes, we recognized September 1, 2015 as the effective date of the acquisition. The total consideration for the acquisition of Ameri Georgia was $9,910,817, consisting of:

(a)	A cash payment in the amount of $3,000,000, which was paid at closing;

(b)	235,295 shares of our common stock issued at closing, valued at approximately $1,000,000 based on the closing price of our common stock on the closing date of the acquisition;

(c)	$250,000 quarterly cash payments paid on the last day of each calendar quarter of 2016;

(d)	$1,000,000 cash reimbursement paid to compensate Ameri Georgia for a portion of its approximate cash balance as of September 1, 2015;

(e)	$2,910,817 was paid in connection with the excess of Ameri Georgia’s accounts receivable over its accounts payable as of September 1, 2015; and

(f)	Earn-out payments of approximately $500,000 a year for 2016 and 2017, if earned through the achievement of annual revenue and earnings before interest taxes, depreciation and amortization (“EBITDA”) targets specified in the purchase agreement, subject to downward or upward adjustment depending on actual results. We estimate the earn-out payments to be earned at 100% of the targets set forth in the purchase agreement.

The earn-out for 2016 was 30% higher than the previously agreed targets, resulting in a higher than anticipated earn-out payment, and the excess of the 2016 earn-out payment over what was planned was made as an adjustment to our income statement.

The valuation of Ameri Georgia was made on the basis of its projected revenues. The accounting acquisition date for Ameri Georgia was determined on the basis of the date when the Company acquired control of Ameri Georgia, in accordance with FASB codification ASU 805-10-25-6 for business combinations. That ASU provides that the date on which the acquirer obtains control of the acquiree generally is the date on which the acquirer legally transfers the consideration, acquires the assets, and assumes the liabilities of the acquiree—the closing date. However, the acquirer might obtain control on a date that is either earlier or later than the closing date. For example, the acquisition date precedes the closing date if a written agreement provides that the acquirer obtains control of the acquiree on a date before the closing date. An acquirer shall consider all pertinent facts and circumstances in identifying the acquisition date. The term sheet and the Share Purchase Agreement that were entered into by the Company and Ameri Georgia contained agreements by the parties that the Company acquired control of Ameri Georgia’s accounts payable, accounts receivable and business decisions as of September 1, 2015. In addition, on that date, the Company became responsible for performance of Ameri Georgia’s existing contracts. Accordingly, the Company has recognized September 1, 2015 as the accounting acquisition date.

The total purchase price of $9,910,817 was allocated to net working capital of $4.6 million, intangibles of $1.8 million, taking into consideration projected revenue from the acquired list of Ameri Georgia customers over a period of three years, and the balance was allocated to goodwill.

For this acquisition, the net cash outflow in 2016 was $2,330,000.

Acquisition of Bigtech Software Private Limited

On June 23, 2016, we entered into a definitive agreement to purchase Bigtech Software Private Limited (“Bigtech”), a pure-play SAP services company providing a wide range of SAP services including turnkey implementations, application management, training and basis ABAP support. Based in Bangalore, India, Bigtech offers SAP services to improve business operations at companies of all sizes and verticals. The acquisition of Bigtech was effective as of July 1, 2016, and the total consideration for the acquisition of Bigtech was $850,000, consisting of:

(a)	A cash payment in the amount of $340,000 which was due within 90 days of closing and was paid on September 22, 2016;

(b)	Warrants for the purchase of 51,000 shares of our common stock (valued at approximately $250,000 based on the $6.51 closing price of our common stock on the closing date of the acquisition), with such warrants exercisable for two years; and

(c)	$255,000, which may become payable in cash earn-outs to the sellers of Bigtech, if Bigtech achieves certain pre-determined revenue and EBITDA targets in 2017 and 2018. We estimate the earn-out payments to be earned at 100% of the targets set forth in the purchase agreement.

Bigtech’s financial results are included in our condensed consolidated financial results starting July 1, 2016. The Bigtech acquisition did not constitute a significant acquisition for the Company. The valuation of Bigtech was made on the basis of its projected revenues.

The total purchase price of $850,000 was allocated to intangibles of $595,000, taking into consideration projected revenue from the acquired list of Bigtech customers over a period of three years, and the balance was allocated to goodwill. The Bigtech acquisition did not constitute a significant acquisition for the Company

For this acquisition, the net cash outflow in 2016 was $340,000.

Acquisition of Virtuoso

On July 22, 2016, we, through wholly-owned acquisition subsidiaries, acquired all of the outstanding membership interests of Virtuoso, L.L.C. (“Virtuoso”), a Kansas limited liability company, pursuant to the terms of an Agreement of Merger and Plan of Reorganization, by and among us, Virtuoso Acquisition Inc., Ameri100 Virtuoso Inc., Virtuoso and the sole member of Virtuoso (the “Sole Member”). Virtuoso is a SAP consulting firm specialized in providing services on SAP S/4 HANA finance, enterprise mobility and cloud migration and is based in Leawood, Kansas. In connection with the merger, Virtuoso’s name was changed to Ameri100 Virtuoso Inc. The Virtuoso acquisition did not constitute a significant acquisition for the Company.

The total purchase price paid to the Sole Member for the acquisition of Virtuoso was $1,831,881, consisting of:

(a)	A cash payment in the amount of $675,000 was due within 90 days of closing;

(b)	101,250 shares of our common stock at closing, valued at approximately $700,000 based on the $6.51 closing price of our common stock on the closing date of the acquisition; and

(c)	Earn-out payments in cash and stock of $450,000 and approximately $560,807, respectively, to be paid, if earned, through the achievement of annual revenue and gross margin targets in 2017, 2018 and 2019. Out of the total contingent consideration of approximately $1,000,000, the Company only considered 50% of the earn-out in the purchase price, mainly due to the reorganization of Virtuoso. The Virtuoso earn-out payments for 2016 amounted to $64,736 in cash and 12,408 shares of common stock as compared to the potential earn-out of $231,968 under the purchase agreement.

The total purchase price of $1,831,881 was allocated to intangibles of $0.9 million, taking into consideration projected revenue from the acquired list of Virtuoso customers over a period of three years, and the balance was allocated to goodwill.

For this acquisition, the net cash outflow in 2016 was $563,000.

Acquisition of DC&M

On July 29, 2016, we acquired 100% of the membership interests of DC&M Partners, L.L.C. (“DCM”), an Arizona limited liability company, pursuant to the terms of a Membership Interest Purchase Agreement by and among us, DCM, all of the members of DCM, Giri Devanur and Srinidhi “Dev” Devanur, our President and Chief Executive Officer and Executive Vice Chairman, respectively. DCM is a SAP consulting company headquartered in Chandler, Arizona. DCM provides its clients with a wide range of information technology development, consultancy and management services with an emphasis on the design, build and rollout of SAP implementations and related products. DCM is also a SAP-certified software partner, having launched its SAP reporting, extraction and distribution tool called “IRIS”. DCM services clients in diverse industries, including retail, apparel/footwear, third-party logistics providers, chemicals, consumer goods, energy, high-tech electronics, media/entertainment and aerospace.

The aggregate purchase price for the acquisition of DCM was $15,816,000, consisting of:

(a)	A cash payment in the amount of $3,000,000 at closing;

(b)	1,600,000 shares of our common stock (valued at approximately $10.4 million based on the $6.51 closing price of our common stock on the closing date of the acquisition), which are to be issued on July 29, 2018 or upon a change of control of our company (whichever occurs earlier); and

(c)	Earn-out payments of $1,500,000 payable in cash each year to be paid, if earned, through the achievement of annual revenue and gross margin targets in 2017 and 2018. We estimate the earn- out payments will be earned at 100% of the targets set forth in the purchase agreement.

The total purchase price of $15,816,000 was allocated to intangibles of $5.4 million, taking into consideration projected revenue from the acquired list of DCM customers over a period of three years, and the balance was allocated to goodwill. For this acquisition, the net cash outflow in 2016 was $3,000,000.

Acquisition of Linear Logics, Corp.

In April 2015, the Company purchased all of the assets and liabilities of Linear Logics, Corp. for approximately $1 million, which was to be paid in cash and Company stock. In 2016, the Company paid $330,000 in cash toward the payment of the purchase price.

Presented below is the summary of the foregoing acquisitions:

Allocation of purchase price in millions of U.S. dollars
Asset Component	Ameri Georgia	Bigtech	Virtuoso	DCM
Intangible Assets	1.8	0.6	0.9	5.4
Goodwill	3.5	0.3	0.9	10.4
Working Capital
Current Assets
Cash	1.4	-	-	-
Accounts Receivable	5.6	-	-	-
Other Assets	0.2	-	-	-
	7.3	-	-	-
Current Liabilities
Accounts Payable	1.3	-	-	-
Accrued Expenses & Other Current Liabilities	1.3	-	-	-
	2.7	-	-	-
Net Working Capital Acquired	4.6	-	-	-

Total Purchase Price	9.9	0.9	1.8	15.8

The table below sets forth revenue and earnings information for each of our recent acquisitions.

Revenue and Earnings of Acquisitions since the date of acquisition (in millions of U.S. dollars)
	Ameri Georgia	Bigtech	Virtuoso	DCM
Year of acquisition	2015	2016	2016	2016
Revenue	8.6	0.5	1.1	7.7
Earnings	1.0	0.0	0.2	0.3

The tables below set forth supplemental pro forma revenue and earnings information with respect to our 2016 acquisitions as if the applicable acquisition was made as of the first day of the period presented. The Company’s 2016 acquisition of Bigtech is omitted from the pro form information below, as Bigtech did not constitute a material acquisition for the Company and its impact on the revenue and earnings of the Company are not material.

Supplemental Pro Forma Information of Acquired Entities of Ameri Holdings, Inc. for the Year Ended December 31, 2016 (in millions of U.S. dollars)
	Ameri Holdings, Inc.	Virtuoso	DCM	Total
Revenue	36.1	1.5	12.4	50.0
Earnings	(2.8)	0.1	1.0	(1.7)

Supplemental Pro Forma Information of Acquired Entities of Ameri Holdings, Inc. for the Year Ended December 31, 2015 (in millions of U.S. dollars)
	Ameri Holdings, Inc.	Virtuoso	DCM	Total
Revenue	20.3	3.2	17.9	41.4
Earnings	(0.8)	0.4	1.1	0.7

NOTE 4.    REVENUE RECOGNITION:

The Company recognizes revenue primarily through the provision of consulting services. We generate revenue by providing consulting services under written service contracts with our customers. The service contracts we enter generally fall into two categories: (1) time-and-materials contracts and (2) fixed-price contracts.

We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured. We establish billing terms at the time at which the project deliverables and milestones are agreed. Our standard payment terms are 60 days from invoice date.

When a customer enters into a time-and-materials or fixed-price (or a periodic retainer-based) contract, the Company recognizes revenue in accordance with its evaluation of the deliverables in each contract. If the deliverables represent separate units of accounting, the Company then measures and allocates the consideration from the arrangement to the separate units, based on vendor specific objective evidence of the value for each deliverable.

The revenue under time and materials contracts is recognized as services are rendered and performed at contractually agreed upon rates. Revenue pursuant to fixed-price contracts is recognized under the proportional performance method of accounting. We routinely evaluate whether revenue and profitability should be recognized in the current period. We estimate the proportional performance on our fixed-price contracts on a monthly basis utilizing hours incurred to date as a percentage of total estimated hours to complete the project. This method is used because reasonably dependable estimates of costs and revenue earned can be made, based on historical experience and milestones identified in any particular contract. If we do not have a sufficient basis to measure progress toward completion, revenue is recognized upon completion of performance, subject to any warranty provisions or other project management assessments as to the status of work performed.

Estimates of total project costs are continuously monitored during the term of an engagement. There are situations where the number of hours to complete projects may exceed our original estimate, as a result of an increase in project scope, unforeseen events that arise, or the inability of the client or the delivery team to fulfill their responsibilities. Accordingly, recorded revenues and costs are subject to revision throughout the life of a project based on current information and historical trends. Such revisions may result in increases or decreases to revenue and income and are reflected in the consolidated financial statements in the periods in which they are first identified.

If our initial estimates of the resources required or the scope of work to be performed on a contract are inaccurate, or we do not manage the project properly within the planned time period, a provision for estimated losses on incomplete projects may be made. Any known or probable losses on projects are charged to operations in the period in which such losses are determined. A formal project review process takes place quarterly, although projects are continuously evaluated throughout the period. Management reviews the estimated total direct costs on each contract to determine if the estimated amounts are accurate, and estimates are adjusted as needed in the period identified. No losses were recognized on contracts during the period ended December 31, 2016.

NOTE 5.    SHARE-BASED COMPENSATION:

On April 20, 2015, our Board of Directors and the holder of a majority of our outstanding shares of common stock approved the adoption of our 2015 Equity Incentive Award Plan (the "Plan") and a grant of discretionary authority to the executive officers to implement and administer the Plan. The Plan allows for the issuance of up to 2,000,000 shares of our common stock for award grants (all of which can be incentive stock options). The Plan provides equity-based compensation through the grant of cash-based awards, nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. We believe that an adequate reserve of shares available for issuance under the Plan is necessary to enable us to attract, motivate and retain key employees and directors and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of our Company. During the twelve months ended December 31, 2016, we granted 982,700 options to employees. As of December 31, 2016, aggregate grants under the Plan total 1,563,569 shares of our common stock.

NOTE 6.    INCOME TAXES:

The provision for income taxes consists of the following components for the years ended December 31:

	2016	2015
Current:
Federal and state	$(355,243)	$60,040
Foreign	96,357	—
Total current provision	(258,886)	60,040
Deferred:
Federal and state	(3,488,960)	(979,006)
Foreign	—	—
Valuation allowance	—	790,506
Total deferred benefit	(3,488,960)	(188,500)

Total provision for income taxes	$(3,747,846)	$(128,460)

The Company recorded a tax provision (benefit) of $(3,747,846) and $(128,460) for the periods ended December 31, 2016 and December 31, 2015, respectively. The reported tax provision (benefit) for the twelve-month periods ended December 31, 2016 and December 31, 2015 are based upon an estimated annual effective tax rate of 34% for all such periods. The effective tax rates reflected our combined federal and state income tax rates and the recognition of U.S. deferred tax liabilities for differences between the book and tax basis of goodwill.

We assess the reliability of our deferred tax assets and assess the need for a valuation allowance on an ongoing basis. The periodic assessment of the net carrying value of our deferred tax assets under the applicable accounting rules is highly judgmental. We are required to consider all available positive and negative evidence in evaluating the likelihood that we will be able to realize the benefit of our deferred tax assets in the future. Such evidence includes scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and the results of recent operations. Since this evaluation requires consideration of events that may occur some years into the future, there is significant judgment involved and our conclusion could be materially different should certain of our expectations not transpire.

We have reviewed the tax positions taken, or to be taken, in our tax returns for all tax years currently open to examination by a taxing authority. As of December 31, 2016, the gross amount of unrecognized tax benefits exclusive of interest and penalties was zero. We have identified no other uncertain tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the twelve months ending December 31, 2017. We remain subject to examination until the statute of limitations expires for each respective tax jurisdiction.

NOTE 7.    INTANGIBLE ASSETS:

We amortize our intangible assets that have finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. Amortization expense was $1,309,842 and $164,750 during the twelve-month periods ended December 31, 2016 and December 31, 2015 respectively. This amortization expense relates to customer lists, which expire through 2020.

As of December 31, 2016, and December 31, 2015, the aggregate capitalized intangible assets of the Company were as follows:

	December 31, 2016	December 31, 2015

Capitalized intangible assets	$10,074,546	$3,279,263
Accumulated amortization	1,309,842	164,750
Total intangible assets	$8,764,704	$3,114,513

The Company’s amortization schedule is as follows:

Years ending December 31,	Amount

2017	$2,464,184
2018	2,115,592
2019	1,748,250
2020	1,621,000
2021	815,678
Total	$8,764,704

The Company has its own software products, namely Simple APO, Langer Index and IBP. Total costs incurred for developing these products during the twelve months ended December 31, 2016 was $55,104 and have been capitalized and are being amortized over the useful life of the software products.

The Company's intangible assets consists of the customer lists acquired from the Company's acquisition of WinHire Inc, Ameri Georgia, DCM, Virtuoso and Bigtech. The products acquired from the acquisition of Linear Logics. Corp. and the amount spent on improving those products are also categorized as intangible assets and are being amortized over the useful life of those products.

NOTE 8. GOODWILL:

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in businesses combinations. Goodwill was comprised of the following amounts:

	December 31, 2016	December 31, 2015
Virtuoso	$939,881	$—
DCM	10,416,000	—
Bigtech	314,555	—
Ameri Consulting Service Pvt. Ltd.	1,948,118	—
Ameri Georgia	3,470,522	3,470,522
Total	$17,089,076	$3,470,522

NOTE 9.    ACCRUED EXPENSES AND OTHER LIABILITIES:

Accrued expense and other liabilities as of December 31, 2016 and December 31, 2015 consisted of the following:

	December 31, 2016	December 31, 2015
Legal fee payable	$386,497	$338,946
Advances from customers	—	44,841
Tax payable	388,044	320,247
Audit fee payable	47,900	21,500
Other liabilities	145,524	310,784
Travelling & conveyance payable	16,358	1,010
Salaries & wages payable	8,044	—
Bonus payable	62,060	—
Consultancy fee payable	25,000	50,000
401(k) payable	—	3,486
Total	$1,079,427	$1,093,814

NOTE 10. FAIR VALUE MEASUREMENT:

We utilize the following valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;
•	Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument; and
•	Level 3 inputs are unobservable inputs based on our own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability's classification within the hierarchy is determined based upon the lowest level input that is significant to the fair value measurement.

As of both December 31, 2016 and December 31, 2015 we had no financial assets and liabilities required to be measured on a recurring basis.

No financial instruments were transferred into or out of Level 3 classification during the twelve-month period ended December 31, 2016 and 2015.

NOTE 11.    EARNINGS (LOSS) PER SHARE:

A reconciliation of net income and weighted average shares used in computing basic and diluted net income per share is as follows:

	Twelve Months Ended
	December 31,
	2016	2015

Basic net income (loss) per share:
Net income (loss) applicable to common shares	$(2,788,112)	$(814,075)
Weighted average common shares outstanding	13,068,597	11,101,198
Basic net income (loss) per share of common stock	$(0.21)	$(0.07)
Diluted net income (loss) per share:
Net income (loss) applicable to common shares	$(2,788,112)	$(814,075)
Weighted average common shares outstanding	13,068,597	11,101,198
Dilutive effects of convertible debt, stock options and warrants	—	—
Weighted average common shares, assuming dilutive effect of stock options	13,068,597	11,101,198
Diluted net income (loss) per share of common stock	$(0.21)	$(0.07)

Share-based awards, inclusive of all grants made under the Company's equity plans, for which either the stock option exercise price or the fair value of the restricted share award exceeds the average market price over the period, have an anti-dilutive effect on earnings per share, and accordingly, are excluded from the diluted computations for all periods presented.

During the twelve months ended December 31, 2016, we granted our directors and employees options to purchase 782,700 shares of our common stock and restricted stock units for 507,680 shares of our common stock. As of December 31, 2016, we had outstanding options to purchase 972,700 shares of the Company's common stock and restricted stock units for 590,869 shares of the Company's common stock, resulting in share-based awards for a total of 1,563,569 shares of our common stock outstanding under the Plan leaving 436,431 share-based units available under the Plan.

Due to the Company's net loss, potential dilutive shares were not included in the calculation of diluted EPS on December 31, 2016, as it will have an antidilutive effect.

NOTE 12.    EMPLOYEE BENEFIT PLAN:

The Company has a 401(k)-tax deferred savings plan (the "401(k) Plan") that is available to all employees who satisfy certain minimum hour requirements each year. The Company matches 100% of the first 3% of a participant's salary contributed under the 401(k) Plan and 50% on the next 2% of each participant's salary contributed under the 401(k).

NOTE 13.    OPTIONS:

As of December 31, 2016 and December 31, 2015, the Company had issued and outstanding options to purchase 972,700 and 150,000 shares of our common stock, respectively.

On May 26, 2015, the Company issued an option to purchase 100,000 shares of common stock to non-employee directors of the Company. Prior to this issuance, the Company had not granted any option. This tranche of options vested on the anniversary of the grant date at an exercise price of $2.00 per share and expires on May 26, 2021. This tranche of options was valued using the Black-Scholes pricing model. Significant assumptions used in the valuation of this tranche of options include an expected term of 2.75 years, expected volatility of 50%, a date of issue risk free interest rate of 1.53% and expected dividend yield of 0%. The aggregate value of these options on the grant date was $36,304 and the option expense for December 31, 2016 and December 31, 2015 was determined to be $14,520 and $21,784, respectively. As of December 31, 2016, no options had been exercised from this tranche of options.

On November 16, 2015, the Company issued an option to purchase 50,000 shares of common stock to an employee of the Company. This tranche of options was to vest in equal installments over three years at an exercise price of $4.01 per share and was to expire on November 16, 2021. This tranche of options was valued using the Black-Scholes pricing model. Significant assumptions used in the valuation of this tranche of options include an expected term of 3.25 years, expected volatility of 50%, a date of issue risk free interest rate of 1.66% and expected dividend yield of 0%. The aggregate value of these options on the grant date was $73,265 and the option expense for December 31, 2016 and December 31, 2015 was determined to be $7,123 and $929. As of December 31, 2016, these options had been cancelled.

On January 22, 2016, the Company issued an option to purchase 5,000 shares of common stock to an employee of the Company. This tranche of options was to vest in equal installments over three years at an exercise price of $6.02 per share and was to expire on January 22, 2021. This tranche of options was valued using the Black-Scholes pricing model. Significant assumptions used in the valuation of this tranche of options include an expected term of 3.25 years, expected volatility of 50%, a date of issue risk free interest rate of 1.49% and expected dividend yield of 0%. The aggregate value of these options on the grant date was $10,944 and the option expense for December 31, 2016 and 2015 was determined to be $854 and $0, respectively. As of December 31, 2016, these options had been cancelled.

On January 28, 2016, the Company issued an option to purchase 100,000 shares of common stock to an employee of the Company. This tranche of options was to vest in equal installments over three years at an exercise price of $6.02 per share and was to expire on January 28, 2021. This tranche of options was valued using the Black-Scholes pricing model. Significant assumptions used in the valuation of this tranche of options include an expected term of 3.25 years, expected volatility of 50%, a date of issue risk free interest rate of 1.40% and expected dividend yield of 0%. The aggregate value of these options on the grant date was $218,314 and the option expense for December 31, 2016 and 2015 was determined to be $61,776 and $0, respectively. As of December 31, 2016, these options had been cancelled.

On May 10, 2016, the Company issued an option to purchase 500,000 shares of common stock to a non-employee director of the Company. This tranche of options was to vests (a) as to 166,667 shares on May 10, 2017, (b) as to a further 166,667 shares on May 10, 2018, and (c) as to the remaining 166,666 shares on May 10, 2019, at an exercise price of $6.00 per share and expires on May 10, 2022. This tranche of options was valued using the Black-Scholes pricing model. Significant assumptions used in the valuation of this tranche of options include an expected term of three years, expected volatility of 50%, a date of issue risk free interest rate of 0.57% and expected dividend yield of 0%. The value on the grant date of these options was $1,737,445 and the option expense for December 31, 2016 and 2015 was determined to be $370,496 and $0, respectively. As of December 31, 2016, no options had been exercised from this tranche of options.

On June 28, 2016, the Company issued an option to purchase 25,000 shares of common stock to a non-employee director of the Company. This tranche of options vests on the anniversary of the grant date at an exercise price of $6.51 and expires on June 28, 2022. This tranche of options was valued using the Black-Scholes pricing model. Significant assumptions used in the valuation of this tranche of options include an expected term of three years, expected volatility of 50%, a date of issue risk free interest rate of 0.57% and expected dividend yield of 0%. The value on the grant date of these options was $55,251 and the option expense for December 31, 2016 and 2015 was determined to be $9,359 and $0, respectively. As of December 31, 2016, no options had been exercised from this tranche of options.

On September 8, 2016, the Company issued options to employees of the Company to purchase 215,200 shares of common stock. These option grants vest over four years at an exercise price of $6.51 per share and expire on September 8, 2020. This tranche of options was valued using the Black-Scholes pricing model. Significant assumptions used in the valuation of this tranche of options include an expected term of four years, expected volatility of 50%, a date of issue risk free interest rate of 0.57% and expected dividend yield of 0%. The value on the grant date of these options was $546,318 and the option expense for December 31, 2016 and 2015 was determined to be $49,239 and $0, respectively. As of December 31, 2016, no options had been exercised from this tranche of options.

	Number of Shares	Weighted Avg. Exercise Price
Options outstanding at December 31, 2015	150,000	2.67
Granted	982,700	$6.79
Exercised	—	—
Cancelled / Expired	(160,000)	5.41
Outstanding at December 31, 2016	972,700	$6.38

As of December 31, 2016 and December 31, 2015 the outstanding options had a weighted average remaining term and intrinsic value of 4.33 and 0 years and $500,000 and $0, respectively.

Outstanding and Exercisable Options

Average Exercise Price	Number of Shares	Remaining Average Contractual Life (in years)	Exercise Price times number of Shares	Weighted Average Exercise Price	Intrinsic Value
$2.00	100,000	3.40	$200,000	$2.00	$451,000

NOTE 14. WARRANTS:

Below is a table summarizing the Company's outstanding warrants for the year ended December 31, 2016:

	Number of Shares	Weighted Avg. Exercise Price	Weighted Avg. Remaining Term	Intrinsic Value
Outstanding at December 31, 2015	2,777,777	1.80	4.41	$13,333,330
Granted	1,000,000	6.00	—	—
Exercised	1,111,111	1.80	—	—
Outstanding at December 31, 2016	2,666,666	1.80	3.90	$15,444,440

For the year ended December 31, 2016 and December 31, 2015, the Company incurred no warrants based expense.

NOTE 15.    RESTRICTED STOCK UNITS:

On August 4, 2015, the Company issued restricted stock units for 83,189 shares of common stock to non-employee directors of the Company. Prior to this issuance there no restricted stock unit grants had been made by the Company. This tranche of restricted stock units was valued at $3.51 per share, the market value per share on the date of the grant, and vested on the anniversary of the grant date. The aggregate value of the restricted stock units on the grant date was $291,994 and the restricted stock unit expense for December 31, 2016 and December 31, 2015 was determined to be $172,797 and $119,197, respectively. As of December 31, 2016, 83,189 restricted stock units had vested.

On May 10, 2016, the Company issued restricted stock units for 500,000 shares of common stock to a non-employee director. This tranche of restricted stock units was valued at $7.00 per share, the market value per share on the date of the grant, and vests (a) as to 166,667 shares, on May 10, 2017, (b) as to a further 166,667 shares, on May 10, 2018, and (c) as to the remaining 166,666 shares, on May 10, 2019, subject to the grantee continuing to be a director of the Company through such date. The aggregate value of the restricted stock units on the grant date of the restricted stock units was $3,500,000 and the restricted stock unit expense for December 31, 2016 was determined to be $746,348. As of December 31, 2016, none of the foregoing restricted stock units had vested.

On June 28, 2016, the Company issued restricted stock units for 7,680 shares of common stock to a non-employee director. This tranche of restricted stock units was valued at $6.51 per share, the market value per share on the date of the grant, and vests on the anniversary of the grant date. The aggregate value of the restricted stock units on the grant date of the restricted stock units was $49,997 and the restricted stock unit expense for December 31, 2016 was determined to be $25,135. As of December 31, 2016, none of the foregoing restricted stock units had vested.

NOTE 16.    DEBT:

On July 1, 2016, the Company entered into that certain Loan and Security Agreement (the "Loan Agreement"), with its wholly-owned subsidiaries Ameri and Partners Inc and Bellsoft, Inc., as borrowers (the "Borrowers"), the Company and its wholly-owned subsidiaries Linear Logics, Corp. and WinHire Inc serving as guarantors, the Company's Chief Executive Officer, Giri Devanur, serving as a validity guarantor, and Sterling National Bank, N.A. (as lender and as agent, "Sterling"). The Company joined DCM, Virtuoso and ATCG as borrowers under the Loan Agreement following their respective acquisition.

Under the Loan Agreement, the Borrowers can borrow up to an aggregate of $10 million, which includes up to $8 million in principal for revolving loans (the "Revolving Loans") for general working capital purposes, up to $2 million in principal pursuant to a term loan (the "Term Loan") for the purpose of a permitted business acquisition and up to $200,000 for letters of credit. A portion of the proceeds of the Loan Agreement were also used to repay the November 20, 2015 credit facility that was entered into between the Company, its wholly-owned subsidiary Bellsoft, Inc. (Ameri Georgia) and Federal National Payables, Inc.

The maturity of the loans under the Loan Agreement are as follows:

Revolving Loan Maturity Date: July 1, 2019; provided, however, that the Revolving Loan Maturity Date will extend and renew automatically for successive one-year terms on each anniversary of the initial Revolving Loan Maturity Date (each an "Anniversary Date") thereafter, unless not less than sixty (60) days prior to any such Anniversary Date, written notice of non-renewal is given by either party to the other, in which case the Revolving Loan Maturity Date will be such next Anniversary Date.

Term Loan Maturity Date: The earliest of (a) the date following acceleration of the Term Loan and/or the Revolving Loans; (b) the Revolving Loan Maturity Date; or (c) July 1, 2019.

Interest under the Loan Agreement is payable monthly in arrears and accrues as follows:

(a)	in the case of Revolving Loans, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 2.00%;
(b)	in the case of the Term Loan, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 3.75%; and
(c)	in the case of other obligations of the Borrowers, a rate per annum equal to the sum of (i) the greater of (A) 3.25% or (B) Wall Street Journal Prime Rate plus (ii) 3.75%.

The Loan Agreement also requires the payment of certain fees, including, but not limited to letter of credit fees and an unused Revolving Loans fee.

The Loan Agreement contains financial and other covenant requirements, including, but not limited to, financial covenants that require the Borrowers to not permit capital expenditures above $150,000 in any fiscal year, maintain a fixed charge coverage ratio of not less than 2.00 to 1.00 and maintain certain debt to EBITDA ratios. The Loan Agreement also requires the Company and Borrowers to obtain Sterling's consent before making any permitted acquisitions.

The principal amount of the Term Loan will be repaid as follows: (i) equal consecutive monthly installments in the amount of $33,333.33 each, paid on the first day of each calendar month and (ii) one final payment of the entire remaining principal balance, together with all accrued unpaid interest on the Term Loan maturity date. The Company's outstanding balance with Sterling National Bank for the Term Loan and Revolving Loans was $1,923,466 and $2,743,177, respectively, as of December 31, 2016.

The Company did not fulfill certain of the financial covenants contained in its Loan Agreement with Sterling National Bank as of December 31, 2016. Sterling National Bank waived the Company’s non-compliance with the Loan Agreement through December 31, 2016 without penalty or the payment of any fee by the Company.

Bigtech, which was acquired as of July 1, 2016, had a term loan of $18,101 and a line of credit for $345,713 as of December 31, 2016. The Bigtech line of credit is with the Indian bank HDFC Bank Limited and was entered into on June 3, 2015 for Bigtech’s working capital requirements. The line of credit is for up to $416,667 with an interest rate of 11.85% per annum and maturity in June 2030. The Bigtech term loan accrues interest at the rate of 10.30% per annum and matures in 2020. Both the term loan and the line of credit were already in place when the Company acquired Bigtech.

Short-term Debt:

The following summarizes our short-term debt balances as of December 31:

	2016	2015
Notes outstanding under revolving credit facility	$3,088,890	$1,235,935
Term loan - current maturities	405,376	—
Total short-term debt	$3,494,266	$1,235,935

Long-term Debt:

The following summarizes our long-term debt balances as of December 31:

	2016	2015

Term loan, due 2019	$1,941,567	$—
Less: Current maturities	405,376	—
Long-term debt, net of current maturities	$1,536,191	$—

The following represents the schedule of maturities of our long-term debt:

Year	Amounts

2017	$405,376
2018	405,376
2019	1,130,815
Total	$1,941,567

NOTE 17.    COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Company's principal facility is located in Princeton, New Jersey. The Company also leases office space in various locations with expiration dates between 2016 and 2020. The lease agreements often include leasehold improvement incentives, escalating lease payments, renewal provisions and other provisions which require the Company to pay taxes, insurance, maintenance costs, or defined rent increases. All of the Company's leases are accounted for as operating leases. Rent expense is recorded over the lease terms on a straight-line basis. Rent expense was $220,280 and $47,475 for the twelve months ended December 31, 2016 and December 31, 2015, respectively. The increase during these periods is due to new office space that was leased by the Company in Princeton, New Jersey on July 1, 2015 and the addition of office space through the acquisition of DCM, Virtuoso and Bigtech.

The Company has entered into an operating lease for its primary office facility in Princeton, New Jersey, which expires in July 2017. The future minimum rental payments under these lease agreements are as follows:

Year ending December 31,	Amount
2017	$251,512
2018	112,901
2019	79,478
2020	18,754
Total	$462,645

NOTE 18.    SUBSEQUENT EVENTS:

On January 27, 2017, the Company issued 33,333 shares of its common stock its legal counsel, Olshan Frome Wolosky LLP ("Olshan"), in exchange for the cancellation of a portion of accrued and unpaid legal fees owed by the Company to Olshan.

The Company partnered with NEC Corporation of America (NEC), in February 2017, to offer SAP HANA Migration services. Through this partnership, the Company will offer solutions to its clients aspiring to make the transition from SAP ECC (on-premise) applications to SAP HANA applications. NEC is a leading technology integrator providing integrated communications, analytics, security, biometrics and technology solutions.

On March 7, 2017, the Company completed the sale and issuance of 8% Convertible Unsecured Promissory Notes (the "2017 Notes") for proceeds to us of an aggregate of $1,250,000, to four accredited investors, including one of the Company's directors, Dhruwa N. Rai. The 2017 Notes were issued pursuant to Securities Purchase Agreements with each investor, pursuant to which each investor purchased its 2017 Note from the Company. The 2017 Notes bear interest at 8% per annum until maturity in March 2020, with interest being paid annually on the first, second and third anniversaries of the issuance of the 2017 Notes beginning in March 2018. From and after an event of default and for so long as the event of default is continuing, the 2017 Notes will bear default interest at the rate of 10% per annum. The 2017 Notes can be prepaid by the Company at any time without penalty.

The 2017 Notes are convertible into shares of Ameri common stock at a conversion price of (i) in the event that any registration statement for the public offering of common stock filed by the Company with the SEC in connection with an uplisting to a national stock exchange is declared effective by the SEC on or prior to December 31, 2017, such price per share that is equal to 68% of the price per share of common stock offered and sold pursuant to such registration statement, or (ii) if no such registration statement is declared effective by December 31, 2017, such price per share that is equal to the weighted average closing price per share of the Company's common stock for the 20 trading days immediately preceding December 31, 2017, subject to adjustment under certain circumstances. The 2017 Notes rank junior to the Company's secured credit facility with Sterling National Bank. The 2017 Notes also include certain negative covenants including, without the investors' approval, restrictions on dividends and other restricted payments and reclassification of its stock.

On March 10, 2017, the Company acquired 100% of the shares of ATCG Technology Solutions, Inc. (“ATCG”), a Delaware corporation, pursuant to the terms of a Share Purchase Agreement among the Company, ATCG, all of the stockholders of ATCG (the “Stockholders”) and the Stockholders’ representative.  ATCG provides U.S. domestic, offshore and onsite SAP consulting services and has its main office in Folsom, California. The aggregate purchase price for the acquisition of ATCG consisted of:

(a)	576,923 shares of our common stock, valued at approximately $3.8 million based on the closing price of our common stock on the closing date of the acquisition;
(b)	Unsecured promissory notes issued to certain of ATCG’s selling Stockholders for the aggregate amount of $3,750,000 (which notes bear interest at a rate of 6% per annum and mature on June 30, 2018);
(c)	Earn-out payments in shares of Ameri common stock (up to an aggregate value of $1,200,000 worth of shares) to be paid, if earned, in each of 2018 and 2019 based on certain revenue and EBITDA targets as specified in the purchase agreement. The Company estimates those targets will be fully achieved; and
(d)	An additional cash payment of $55,687 for cash that was left in ATCG at closing.

The total purchase price of $8,784,533 was allocated to intangibles of $3.75 million, taking into consideration projected revenue from the acquired list of ATCG customers over a period of three years, and goodwill. The excess of total purchase price over the intangibles allocation has been allocated to goodwill.

On March 13, 2017, the Company announced a merger proposal for Ciber, Inc. ("Ciber"). The proposal was rejected by Ciber and the Company did not further pursue a transaction with Ciber.

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,041,133	$1,379,887
Accounts receivable	8,720,203	8,059,910
Investments	82,908	82,908
Other current assets	907,501	542,237
Total current assets	10,751,745	10,064,942
Other assets:
Property and equipment, net	107,533	100,241
Intangible assets, net	11,058,035	8,764,704
Acquired goodwill	21,886,567	17,089,076
Deferred income tax assets, net	3,488,960	3,488,960
Total other assets	36,541,095	29,442,981
Total assets	$47,292,840	$39,507,923

Current liabilities:
Line of credit	4,105,454	3,088,890
Accounts payable	3,945,303	5,130,817
Other accrued expenses	2,813,292	2,165,088
Bank term loan	406,031	405,376
Consideration payable – cash	3,626,738	1,854,397
Consideration payable – equity	196,251	64,384
Dividend payable	499,965	—
Total current liabilities	15,593,034	12,708,952
Long- term liabilities:
Convertible notes	1,250,000	—
Bank term loan	1,333,718	1,536,191
Consideration payable – cash	3,502,500	2,711,717
Consideration payable – equity	11,993,722	10,887,360
Total long-term liabilities	18,079,940	15,135,268
Total liabilities	33,672,974	27,844,220

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 authorized, 373,708 issued and outstanding as of June 30, 2017 and 363,611 as of December 31, 2016	3,737	3,636
Common stock, $0.01 par value; 100,000,000 shares authorized, 14,650,412 and 13,885,972 issued and outstanding as of June 30, 2017 and December 31, 2016 respectively.	146,503	138,860
Additional paid-in capital	22,289,906	15,358,839
Accumulated deficit	(8,827,876)	(3,833,588)
Accumulated other comprehensive income (loss)	(4,276)	(7,426)
Non-controlling interest	(11,872)	3,382
Total stockholders’ equity	13,619,866	11,663,703
Total liabilities and stockholders’ equity	$47,292,840	$39,507,923

See accompanying notes to the unaudited condensed consolidated financial statements.

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

Revenue	$12,268,259	$6,686,938	$24,609,186	$13,699,902
Cost of revenue	9,935,468	5,169,538	18,975,045	10,926,845
Gross profit	2,332,791	1,517,400	5,634,141	2,773,057

Operating expenses
Selling and marketing	434,895	135,329	767,205	166,679
General and administration	4,405,377	1,977,510	7,106,522	3,696,100
Acquisition related expenses	175,136	239,815	384,480	615,220
Depreciation and amortization	825,657	101,385	1,514,757	213,013
Operating expenses	5,841,065	2,454,039	9,772,964	4,691,012
Operating income (loss)	(3,508,274)	(936,639)	(4,138,823)	(1,917,955)
Interest expenses	(164,343)	(270,514)	(255,149)	(384,260)
Changes in estimates	400,000	—	400,000	—
Other expense – net	8,624	(1,862)	4,475	(2,161)
Income (loss) before income taxes	(3,263,993)	(1,209,015)	(3,989,497)	(2,304,376)
Tax benefit / (provision)	—	—	—	—
Income after income taxes	(3,263,993)	(1,209,015)	(3,989,497)	(2,304,376)
Net income attributable to non-controlling interest	(15,388)	—	(11,872)	—
Net income (loss) attributable to the Company	(3,279,381)	(1,209,015)	(4,001,369)	(2,304,376)
Dividend on preferred stock	(504,826)	—	(1,004,791)	—
Net loss attributable to common stock holders	(3,784,207)	(1,209,015)	(5,006,160)	(2,304,376)
Other comprehensive income (loss), net of tax
Foreign exchange translation	(2,185)	(2,808)	3,150	(65,698)
Comprehensive income/(loss)	$(3,786,392)	$(1,211,823)	$(5,003,010)	$(2,370,074)
Comprehensive income/(loss) attributable to the Company	(3,771,004)	(1,211,823)	(4,991,138)	(2,370,074)
Comprehensive income/(loss) attributable to the non-controlling interest	(15,388)	—	(11,872)	—
	(3,786,392)	(1,211,823)	(5,003,010)	(2,370,074)

Basic income (loss) per share	$(0.26)	$(0.09)	$(0.35)	$(0.19)
Diluted income (loss) per share	$(0.26)	$(0.09)	$(0.35)	$(0.19)

Basic weighted average number of common shares outstanding	14,610,609	12,845,057	14,352,573	12,359,709
Diluted weighted average number of common shares outstanding	14,610,609	12,845,057	14,352,573	12,359,709

See accompanying notes to the unaudited condensed consolidated financial statements.

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2017	2016

Cash flow from operating activities
Comprehensive income/(loss)	$(5,003,010)	$(2,370,074)
Adjustment to reconcile comprehensive income/(loss) to net cash used in operating activities
Depreciation and amortization	1,514,757	213,013
Provision for Preference dividend	1,004,791	—
Changes in estimate of contingent consideration	(400,000)	—
Stock, option, restricted stock unit and warrant expense	2,470,980	443,705
Foreign exchange translation adjustment	3,150	—
Changes in assets and liabilities:
Increase (decrease) in:
Accounts receivable	(660,293)	738,512
Other current assets	(365,264)	(137,412)
Increase (decrease) in:
Accounts payable and accrued expenses	(266,100)	946,105
Net cash provided by (used in) operating activities	(1,700,989)	(166,151)
Cash flow from investing activities
Purchase of fixed assets	(7,800)	(130,394)
Acquisition consideration	(694,711)	(3,232,168)
Investments	—	82,908
Net cash used in investing activities	(702,511)	(3,279,654)
Cash flow from financing activities
Proceeds from bank loan and convertible notes	2,064,746	171,434
Additional stock issued	—	5,000,000
Non-controlling interest	—	—
Net cash provided by financing activities	2,064,746	5,171,434
Net increase (decrease) in cash and cash equivalents	(338,754)	1,725,629
Cash and cash equivalents as at beginning of the period	1,379,887	1,878,034
Cash at the end of the period	$1,041,133	$3,603,663

See accompanying notes to the unaudited condensed consolidated financial statements.

AMERI HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

NOTE 1.    ORGANIZATION:

AMERI Holdings, Inc. is a fast-growing technology services company which provides SAP cloud, digital and enterprise services to clients worldwide. Headquartered in Princeton, New Jersey Ameri100 has offices in the U.S. and Canada.  The Company additionally has global delivery centers in India. With its bespoke engagement model, Ameri100 delivers transformational value to its clients across industry verticals.

NOTE 2.    BASIS OF PRESENTATION:

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP, and Article 10 of Regulation S-X under the Securities Exchange Act of 1934, as amended. Certain information and disclosure notes normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to those rules and regulations, although we believe that the disclosures made are adequate to ensure the information presented is not misleading.

The accompanying unaudited condensed consolidated financial statements reflect all adjustments (which were of a normal, recurring nature) that, in the opinion of management, are necessary to present fairly our financial position, results of operations and cash flows as of and for the interim periods presented. All intercompany transactions have been eliminated in the accompanying unaudited condensed consolidated financial statements.

Our comprehensive income (loss) consists of net income (loss) plus or minus any periodic currency translation adjustments.

The Company’s year-end is December 31. Ameri and Partners Inc, the Company’s wholly-owned operating subsidiary that was the accounting acquirer in connection with the Company’s May 2015 reverse merger, changed its fiscal year end from March 31 to December 31 pursuant to the merger, so that all of the Company’s subsidiaries’ year-ends are consistent with the year-end of the Company.

During the first quarter of 2016, the Company erroneously classified approximately $1.9 million of expenses as general and administrative expenses which should have been classified as cost of revenue. The Company has corrected this error in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The reclassification did not change the Company’s net income or loss for the period reported.

The results for the interim periods presented are not necessarily indicative of the results expected for any future period. The following information should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Recent Accounting Pronouncements

New Standards to Be Implemented

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605).” This ASU requires an entity to recognize revenue when goods are transferred or services are provided to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. This ASU also requires disclosures enabling users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606), deferral of the Effective Date.” With the issuance of ASU 2015-14, the new revenue guidance ASU 2014-09 will be effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2018, using one of two prescribed retrospective methods. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customer (Topic 606), Identifying Performance Obligations and Licensing.” The guidance is applicable from the date of applicability of ASU 2014-09. This ASU finalizes the amendments to the guidance on the new revenue standard on the identification of performance obligations and accounting for licenses of intellectual property. In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements (Topic 606)” which is applicable from the date of applicability of ASU 2014-09. This guidance provides optional exemptions from the disclosure requirement for remaining performance obligations for specific situations in which an entity need not estimate variable consideration to recognize revenue. In May 2016, FASB issued ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients”. This amendment clarified certain aspects of Topic 606 and will be applicable from the date of applicability of ASU 2014-09. The Company is in process of evaluating the impact of the foregoing updates.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”. This new standard replaces the existing guidance on leases and requires the lessee to recognize a right-of-use asset and a lease liability for all leases with lease terms equal to or greater than twelve months. For finance leases, the lessee would recognize interest expense and amortization of the right-of-use asset, and for operating leases, the lessee would recognize total lease expense on a straight-line basis. This standard is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2018. Upon adoption, entities will be required to use a modified retrospective transition which provides for certain practical expedients. Entities are required to apply the new standard at the beginning of the earliest comparative period presented. Early adoption of this new standard is permitted. The Company is currently evaluating the effect this new standard will have on its consolidated financial statements and related disclosures. The Company does not expect the requirement to recognize a right-of-use asset and a lease liability for operating leases to have a material impact on the presentation of its consolidated statements of financial position.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15), which clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Based on its current assessment, the Company does not expect the adoption of this update to have a material impact on its consolidated financial statements.

On November 17, 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the statement of cash flows. This new standard requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. ASU 2016-18 is effective for annual periods beginning after December 15, 2017 including interim periods within those fiscal years, but earlier adoption is permitted.  The Company does not believe the adoption of this new standard will have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, simplifying the Test for Goodwill Impairment. Under this new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This update is effective for annual periods beginning after December 15, 2019, and interim periods within those periods. Early adoption is permitted for interim or annual goodwill impairment test performed on testing dates after January 1, 2017. The Company is in process of evaluating the impact of these updates.

In January 2017, the FASB issued ASU No. 2017-01, clarifying the Definition of a Business, which clarifies and provides a more robust framework to use in determining when a set of assets and activities is a business. The amendments in this update should be applied prospectively on or after the effective date. This update is effective for annual periods beginning after December 15, 2017 and interim periods within those periods. Early adoption is permitted for acquisition or deconsolidation transactions occurring before the issuance date or effective date and only when the transactions have not been reported in issued or made available for issuance financial statements. The Company does not believe the adoption of this new standard will have a material impact on its consolidated financial statements.

Standards Implemented

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments”. The guidance eliminates the requirement that an acquirer in a business combination account for a measurement period adjustment retrospectively. Instead, an acquirer will recognize a measurement period adjustment during the period in which the amount of the adjustment is determined. In addition, the portion of the amount recorded in current period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date should be presented separately on the face of the income statement or disclosed in the notes. This guidance was effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. This guidance did not have a material impact on the Company’s consolidated financial results.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation”. The new guidance changes the accounting for share based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification in the Consolidated Statement of Cash Flows. The guidance is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. This guidance did not have a material impact on the Company’s consolidated financial results.

NOTE 3.    BUSINESS COMBINATIONS

Acquisition of Ameri Georgia

On November 20, 2015, we completed the acquisition of Bellsoft, Inc., a consulting company based in Lawrenceville, Georgia with over 175 consultants specialized in the areas of SAP software, business intelligence, data warehousing and other enterprise resource planning services. Following the acquisition, the name of Bellsoft, Inc. was changed to Ameri100 Georgia Inc. (“Ameri Georgia”). Ameri Georgia has operations in the United States, Canada and India. For financial accounting purposes, we recognized September 1, 2015 as the effective date of the acquisition. The total consideration for the acquisition of Ameri Georgia was $9,910,817, consisting of:

(a)	A cash payment in the amount of $3,000,000, which was paid at closing;

(b)	235,295 shares of our common stock issued at closing;

(c)	$250,000 quarterly cash payments paid on the last day of each calendar quarter of 2016;

(d)	A $1,000,000 cash reimbursement paid 5 days following closing to compensate Ameri Georgia for a portion of its approximate cash balance as of September 1, 2015;

(e)	Approximately $2,910,817 paid within 30 days of closing in connection with the excess of Ameri Georgia’s accounts receivable over its accounts payable as of September 1, 2015; and

(f)	Earn-out payments of approximately $500,000 a year for 2016 and 2017, if earned through the achievement of annual revenue and earnings before interest, taxes depreciation and amortization (“EBITDA”) targets specified in the purchase agreement, subject to downward or upward adjustment depending on actual results.

The earn-out for 2016 was 30% higher than the previously agreed targets, resulting in a higher than anticipated earn-out payment, and the excess of the 2016 earn-out payment over what was planned was made as an adjustment to our income statement.

The valuation of Ameri Georgia was made on the basis of its projected revenues. The accounting acquisition date for Ameri Georgia was determined on the basis of the date when the Company acquired control of Ameri Georgia, in accordance with FASB codification ASU 805-10-25-6 for business combinations. That ASU provides that the date on which the acquirer obtains control of the acquiree generally is the date on which the acquirer legally transfers the consideration, acquires the assets, and assumes the liabilities of the acquiree—the closing date. However, the acquirer might obtain control on a date that is either earlier or later than the closing date. For example, the acquisition date precedes the closing date if a written agreement provides that the acquirer obtains control of the acquiree on a date before the closing date. An acquirer shall consider all pertinent facts and circumstances in identifying the acquisition date.  The term sheet and the Share Purchase Agreement that were entered into by the Company and Ameri Georgia contained agreements by the parties that the Company acquired control of Ameri Georgia’s accounts payable, accounts receivable and business decisions as of September 1, 2015. In addition, on that date, the Company became responsible for performance of Ameri Georgia’s existing contracts. Accordingly, the Company has recognized September 1, 2015 as the accounting acquisition date.

The total purchase price of $9,910,817 was allocated to net working capital of $4.6 million, intangibles of $1.8 million, taking into consideration projected revenue from the acquired list of Ameri Georgia customers over a period of three years, and goodwill. The excess of total purchase price over the net working capital and intangibles allocations has been allocated to goodwill.

The Company paid $261,876 in cash to the former shareholders of Ameri Georgia as earn-out payments during the six months ended June 30, 2017.

Acquisition of Bigtech Software Private Limited

On June 23, 2016, we entered into a definitive agreement to acquire Bigtech Software Private Limited (“Bigtech”), a pure-play SAP services company providing a wide range of SAP services including turnkey implementations, application management, training and basis ABAP support. Based in Bangalore, India, Bigtech offers SAP services to improve business operations at companies of all sizes and verticals. The acquisition of Bigtech was effective as of July 1, 2016, and the total consideration for the acquisition of Bigtech was $850,000, consisting of:

(a)	A cash payment in the amount of $340,000, which was due within 90 days of closing and was paid on September 22, 2016;

(b)	Warrants for the purchase of 51,000 shares of our common stock (valued at approximately $250,000 based on the $6.51 closing price of our common stock on the closing date of the acquisition), with such warrants exercisable for two years; and

(c)	$255,000, which may become payable in cash earn-outs to the sellers of Bigtech, if Bigtech achieves certain pre-determined revenue and EBITDA targets in 2017 and 2018. We estimate the earn-out payments to be earned at 100% of the targets set forth in the purchase agreement.

Bigtech’s financial results are included in our condensed consolidated financial results starting July 1, 2016.  The Bigtech acquisition did not constitute a significant acquisition for the Company. The valuation of Bigtech was made on the basis of its projected revenues.

The total purchase price of $850,000 was allocated to intangibles of $595,000, taking into consideration projected revenue from the acquired list of Bigtech customers over a period of three years, and goodwill. The excess of total purchase price over the intangibles allocation has been allocated to goodwill.  The Bigtech acquisition did not constitute a significant acquisition for the Company.

Acquisition of Virtuoso

On July 22, 2016, we, through wholly-owned acquisition subsidiaries, acquired all of the outstanding membership interests of Virtuoso, L.L.C. (“Virtuoso”), a Kansas limited liability company, pursuant to the terms of an Agreement of Merger and Plan of Reorganization, by and among us, Virtuoso Acquisition Inc., Ameri100 Virtuoso Inc., Virtuoso and the sole member of Virtuoso (the “Sole Member”). Virtuoso is a SAP consulting firm specialized in providing services on SAP S/4 HANA finance, enterprise mobility and cloud migration and is based in Leawood, Kansas. In connection with the merger, Virtuoso’s name was changed to Ameri100 Virtuoso Inc. The Virtuoso acquisition did not constitute a significant acquisition for the Company.

The total purchase price paid to the Sole Member for the acquisition of Virtuoso was $1,831,881 consisting of:

(a)	A cash payment in the amount of $675,000, which was due within 90 days of closing and was paid on October 21, 2016;

(b)	101,250 shares of our common stock at closing, valued at approximately $700,000 based on the $6.51 closing price of our common stock on the closing date of the acquisition; and

(c)	Earn-out payments in cash and stock of $450,000 and approximately $560,807, respectively, to be paid, if earned, through the achievement of annual revenue and gross margin targets in 2017, 2018 and 2019. Out of the total contingent consideration of approximately $1,000,000, we only considered 50% of the earn-out in the purchase price, mainly due to the reorganization of Virtuoso.

The total purchase price of $1,831,881 was allocated to intangibles of $0.9 million, taking into consideration projected revenue from the acquired list of Virtuoso customers over a period of three years, and the balance was allocated to goodwill.  The Virtuoso earn-out payments for 2016 amounted to $64,736 in cash and 12,408 shares of common stock, which were delivered to the Sole Member during the quarter ended June 30, 2017.

Acquisition of Ameri Arizona

On July 29, 2016, we acquired 100% of the membership interests of DC&M Partners, L.L.C. (“Ameri Arizona”), an Arizona limited liability company, pursuant to the terms of a Membership Interest Purchase Agreement by and among us, Ameri Arizona, all of the members of Ameri Arizona, Giri Devanur and Srinidhi “Dev” Devanur, our President and Chief Executive Officer and Executive Vice Chairman, respectively. In July 2017, the name of DC&M Partners, L.L.C. was changed to Ameri100 Arizona LLC. Ameri Arizona is a SAP consulting company headquartered in Chandler, Arizona. Ameri Arizona provides its clients with a wide range of information technology development, consultancy and management services with an emphasis on the design, build and rollout of SAP implementations and related products. Ameri Arizona is also a SAP-certified software partner, having launched its SAP reporting, extraction and distribution tool called “IRIS”. Ameri Arizona services clients in diverse industries, including retail, apparel/footwear, third-party logistics providers, chemicals, consumer goods, energy, high-tech electronics, media/entertainment and aerospace.

The aggregate purchase price for the acquisition of Ameri Arizona was $15,816,000 consisting of:

(a)	A cash payment in the amount of $3,000,000 at closing;

(b)	1,600,000 shares of our common stock (valued at approximately $10.4 million based on the $6.51 closing price of our common stock on the closing date of the acquisition), which are to be issued on July 29, 2018 or upon a change of control of our company (whichever occurs earlier); and

(c)	Earn-out payments of $1,500,000 payable in cash each year to be paid, if earned, through the achievement of annual revenue and gross margin in 2017 and 2018.

The total purchase price of $15,816,000 was allocated to intangibles of $5.4 million, taking into consideration projected revenue from the acquired list of Ameri Arizona customers over a period of three years, and the balance was allocated to goodwill.  Based on the Company’s current estimates of the consideration payable under the purchase agreement, the Company does not believe the Ameri Arizona will achieve its earn-out for 2017 and has reduced the consideration payable estimates by $400,000 in its income statement for the quarter ended June 30, 2017. The Company is also currently negotiating with the former members of Ameri Arizona regarding the Company’s earn-out payment obligations.  The Company paid $300,000 in earn-out payments during the quarter ended June 30, 2017 for earn-out amounts earned prior to such date.

Acquisition of Ameri California

On March 10, 2017, we acquired 100% of the shares of ATCG Technology Solutions, Inc. (“Ameri California”), a Delaware corporation, pursuant to the terms of a Share Purchase Agreement among the Company, ATCG, all of the stockholders of Ameri California (the “Stockholders”), and the Stockholders’ representative. In July 2017, the name of ATCG Technology Solutions, Inc. was changed to Ameri100 California Inc.  Ameri California provides U.S. domestic, offshore and onsite SAP consulting services and has its main office in Folsom, California. Ameri California specializes in providing SAP Hybris, SAP Success Factors and business intelligence services.

The aggregate purchase price for the acquisition of Ameri California was $8,784,533, consisting of:

(a)	576,923 shares of our common stock, valued at approximately $3.8 million based on the closing price of our Common Stock on the closing date of the acquisition;

(b)	Unsecured promissory notes issued to certain of Ameri California’s selling Stockholders for the aggregate amount of $3,750,000 (which notes bear interest at a rate of 6% per annum and mature on June 30, 2018);

(c)	Earn-out payments in shares of our common stock (up to an aggregate value of $1,200,000 worth of shares) to be paid, if earned, in each of 2018 and 2019 based on certain revenue and EBITDA targets as specified in the purchase agreement. We estimate those targets will be fully achieved; and

(d)	An additional cash payment of $55,687 for cash that was left in Ameri California at closing.

The total purchase price of $8,784,533 was allocated to intangibles of $3.75 million, taking into consideration projected revenue from the acquired list of Ameri California customers over a period of three years, and goodwill. The excess of total purchase price over the intangibles allocation has been allocated to goodwill.

For this acquisition, the net cash outflow in 2017 was $ 55,687.

Presented below is the summary of the foregoing acquisitions:

Allocation of purchase price in millions of U.S. dollars
Asset Component	Ameri Georgia	Bigtech	Virtuoso	Ameri Arizona	Ameri California
Intangible Assets	1.8	0.6	0.9	5.4	3.8
Goodwill	3.5	0.3	0.9	10.4	5.0
Working Capital
Current Assets
Cash	1.4	-	-	-	-
Accounts Receivable	5.6	-	-	-	-
Other Assets	0.2	-	-	-	-
	7.3	-	-	-	-
Current Liabilities
Accounts Payable	1.3	-	-	-	-
Accrued Expenses & Other Current Liabilities	1.3	-	-	-	-
	2.7	-	-	-	-
Net Working Capital Acquired	4.6	-	-	-	-

Total Purchase Price	9.9	0.9	1.8	15.8	8.8

The Company has $19,319,211, in total towards consideration payable including contingent consideration payable for its acquisitions, consisting of $7,129,238 in cash obligations and $12,189,973 worth of common stock to be issued (assuming a per share price of $6.51). Out of $19,319,211, $5,346,688 is towards contingent consideration payable on earn-outs.

NOTE 4.    REVENUE RECOGNITION:

The Company recognizes revenue primarily through the provision of consulting services. We generate revenue by providing consulting services under written service contracts with our customers. The service contracts we enter generally fall into two categories: (1) time-and-materials contracts and (2) fixed-price contracts.

We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured. We establish billing terms at the time at which the project deliverables and milestones are agreed. Our standard payment terms are 60 days from invoice date.

When a customer enters into a time-and-materials or fixed-price (or a periodic retainer-based) contract, the Company recognizes revenue in accordance with its evaluation of the deliverables in each contract. If the deliverables represent separate units of accounting, the Company then measures and allocates the consideration from the arrangement to the separate units, based on vendor specific objective evidence of the value for each deliverable.

The revenue under time and materials contracts is recognized as services are rendered and performed at contractually agreed upon rates. Revenue pursuant to fixed-price contracts is recognized under the proportional performance method of accounting. We routinely evaluate whether revenue and profitability should be recognized in the current period. We estimate the proportional performance on our fixed-price contracts on a monthly basis utilizing hours incurred to date as a percentage of total estimated hours to complete the project. This method is used because reasonably dependable estimates of costs and revenue earned can be made, based on historical experience and milestones identified in any particular contract. If we do not have a sufficient basis to measure progress toward completion, revenue is recognized upon completion of performance, subject to any warranty provisions or other project management assessments as to the status of work performed.

Estimates of total project costs are continuously monitored during the term of an engagement. There are situations where the number of hours to complete projects may exceed our original estimate, as a result of an increase in project scope, unforeseen events that arise, or the inability of the client or the delivery team to fulfill their responsibilities. Accordingly, recorded revenues and costs are subject to revision throughout the life of a project based on current information and historical trends. Such revisions may result in increases or decreases to revenue and income and are reflected in the consolidated financial statements in the periods in which they are first identified.

If our initial estimates of the resources required or the scope of work to be performed on a contract are inaccurate, or we do not manage the project properly within the planned time period, a provision for estimated losses on incomplete projects may be made. Any known or probable losses on projects are charged to operations in the period in which such losses are determined. A formal project review process takes place quarterly, although projects are continuously evaluated throughout the period. Management reviews the estimated total direct costs on each contract to determine if the estimated amounts are accurate, and estimates are adjusted as needed in the period identified. No losses were recognized on contracts during the period ended June 30, 2017.

NOTE 5.    SHARE-BASED COMPENSATION:

On April 20, 2015, our Board of Directors and the holder of a majority of our outstanding shares of common stock approved the adoption of our 2015 Equity Incentive Award Plan (the “Plan”). The Plan allows for the issuance of up to 2,000,000 shares of our common stock for award grants. The Plan provides equity-based compensation through the grant of cash-based awards, nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. We believe that an adequate reserve of shares available for issuance under the Plan is necessary to enable us to attract, motivate and retain key employees and directors and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of our Company. We granted options to purchase 185,000 shares of our common stock and 98,669 restricted stock units pursuant to the Plan during the six months ended June 30, 2017. Share based compensation expense for the period ended June 30, 2017 was $2,353,982. During the current quarter 174,680 restricted stock units were cancelled and an accelerated cost of $792,764 due to such cancellation has been accounted for as stock based compensation expense.  As of June 30, 2017, out of the 2,000,000 shares available under the Plan, aggregate grants of 1,690,358 shares of our common stock had been granted as options and restricted stock units.

NOTE 6. INTANGIBLE ASSETS:

We amortize our intangible assets that have finite lives using the straight-line method. Amortization expense was $1,459,592 during the six months ended June 30, 2017. This amortization expense relates to customer lists and products capitalized on our balance sheet, which expire through 2020.

As of June 30, 2017, and December 31, 2016, capitalized intangible assets were as follows:

	June 30, 2017	December 31, 2016

Capitalized intangible assets	$12,517,627	$10,074,546
Accumulated amortization	1,459,592	1,309,842
Total intangible assets	$11,058,035	$8,764,704

Our amortization schedule is as follows:

Years ending December 31,	Amount
2017	$1,470,513
2018	2,955,873
2019	2,727,968
2020	2,652,000
2021	1,251,681
Total	$11,058,035

The Company’s intangible assets consist of the customer lists acquired from the Company’s acquisition of WinHire Inc, Ameri Georgia, Ameri Arizona, Virtuoso, Bigtech and Ameri California. The products acquired from the acquisition of Linear Logics. Corp. and the amount spent on improving those products are also categorized as intangible assets and are being amortized over the useful life of those products.

NOTE 7.    GOODWILL:

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in business combinations.  Goodwill was comprised of the following amounts:

	June 30, 2017	December 31, 2016
Virtuoso	$939,881	$939,881
Ameri Arizona	10,416,000	10,416,000
Bigtech	299,803	314,555
Ameri Consulting Service Pvt. Ltd.	1,948,118	1,948,118
Ameri Georgia	3,470,522	3,470,522
Ameri California	4,812,243	—
Total	$21,886,567	$17,089,076

As per Company policy, goodwill impairment tests will be conducted on an annual basis and any impairment will be reflected in the Company’s statements of operations.

NOTE 8.    EARNINGS (LOSS) PER SHARE:

A reconciliation of net income and weighted average shares used in computing basic and diluted net income per share is as follows:

	2017	2016
Net income (loss) attributable to common stock holders	$(5,006,160)	$(2,304,376)
Weighted average common shares outstanding	14,352,573	12,359,709
Basic net income (loss) per share of common stock	$(0.35)	$(0.19)
Diluted net income (loss) per share of common stock	$(0.35)	$(0.19)

Share based awards, inclusive of all grants made under the Plan, for which either the stock option exercise price or the fair value of the restricted share award exceeds the average market price over the period, have an anti- dilutive effect on earnings per share, and accordingly, are excluded from the diluted computations for all periods presented.

NOTE 9.    OTHER ITEMS:

The Company paid an in-kind dividend on its Series A Preferred Stock for the quarter ended March 31, 2017 by issuing 10,097 shares of Series A Preferred Stock to the sole holder of the Company’s Series A Preferred Stock. The Company has yet to make the dividend payment on its Series A Preferred Stock which was payable on June 30, 2017.  The Company will pay the sole holder of the Series A Preferred Stock the accrued dividend in-kind pursuant to the terms of the Certificate of Designation contemporaneously with the filing of the Quarterly Report of Form 10-Q for the quarter ended June 30, 2017.

NOTE 10.   BANK DEBT:

On July 1, 2016, the Company entered into a Loan and Security Agreement (the “Loan Agreement”), with its wholly-owned subsidiaries Ameri and Partners Inc and Ameri Georgia, as borrowers (the “Borrowers”), the Company and its wholly-owned subsidiaries Linear Logics, Corp. and WinHire Inc serving as guarantors, the Company’s Chief Executive Officer, Giri Devanur, serving as a validity guarantor, and Sterling National Bank, N.A. (as lender and as agent, “Sterling”). The Company joined Ameri Arizona, Virtuoso and Ameri California as borrowers under the Loan Agreement following their respective acquisition.

Under the Loan Agreement, the Borrowers can borrow up to an aggregate of $10 million, which includes up to $8 million in principal for revolving loans (the “Revolving Loans”) for general working capital purposes, up to $2 million in principal pursuant to a term loan (the “Term Loan”) for the purpose of a permitted business acquisition and up to $200,000 for letters of credit. A portion of the proceeds of the Loan Agreement were also used to repay the November 20, 2015 credit facility that was entered into between the Company, its wholly-owned subsidiary Ameri Georgia and Federal National Payables, Inc.

The maturity of the loans under the Loan Agreement are as follows:

Revolving Loan Maturity Date: July 1, 2019; provided, however, that the Revolving Loan Maturity Date will extend and renew automatically for successive one-year terms on each anniversary of the initial Revolving Loan Maturity Date (each an “Anniversary Date”) thereafter, unless not less than sixty (60) days prior to any such Anniversary Date, written notice of non-renewal is given by either party to the other, in which case the Revolving Loan Maturity Date will be such next Anniversary Date.

Term Loan Maturity Date: The earliest of (a) the date following acceleration of the Term Loan and/or the Revolving Loans; (b) the Revolving Loan Maturity Date; or (c) July 1, 2019.

Interest under the Loan Agreement is payable monthly in arrears and accrues as follows:

(a)	in the case of Revolving Loans, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 2.00%;

(b)	in the case of the Term Loan, a rate per annum equal to the sum of (i) the Wall Street Journal Prime Rate plus (ii) 3.75%; and

(c)	in the case of other obligations of the Borrowers, a rate per annum equal to the sum of (i) the greater of (A) 3.25% or (B) Wall Street Journal Prime Rate plus (ii) 3.75%.

The Loan Agreement also requires the payment of certain fees, including, but not limited to letter of credit fees and an unused Revolving Loans fee.

The Loan Agreement contains financial and other covenant requirements, including, but not limited to, financial covenants that require the Borrowers to not permit capital expenditures above $150,000 in any fiscal year, maintain a fixed charge coverage ratio of not less than 2.00 to 1.00 and maintain certain debt to EBITDA ratios. The Loan Agreement also requires the Company and Borrowers to obtain Sterling’s consent before making any permitted acquisitions.  The amounts borrowed by the Borrowers under the Loan Agreement are guaranteed by the guarantors, and the Loan Agreement is secured by substantially all of the Borrowers’ assets.

The principal amount of the Term Loan will be repaid as follows: (i) equal consecutive monthly installments in the amount of $33,333.33 each, paid on the first day of each calendar month and (ii) one final payment of the entire remaining principal balance, together with all accrued unpaid interest on the Term Loan maturity date.

The Company has not been in conformance with the financial covenants contained in its Loan Agreement with Sterling National Bank.  The Company received a waiver from Sterling National Bank for its non-compliance with the Loan Agreement for the quarter ended March 31, 2017 and June 30, 2017 in exchange for the payment of a fee of $5,000 for each quarterly waiver. The Company does not expect to be in compliance with the terms of the Loan Agreement following the conclusion of the terms of the waivers granted by Sterling National Bank. The Company is continuing to work with Sterling National Bank to address its non-compliance.

If we are unable to obtain future waivers from Sterling National Bank, the bank could declare our loans with it to be in default and elect to claim all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we are unable to repay the outstanding amounts, Sterling National Bank could proceed against the collateral granted to it to secure our indebtedness to it. We pledged substantially all of our assets as collateral under the Loan Agreement.  The Loan Agreement is also supported by a limited guaranty from Giri Devanur, our President and Chief Executive Officer. If Sterling National Bank accelerates the repayment of our loans, there is no assurance that we will have sufficient assets to repay the loans. A default under the Loan Agreement may also result in an event of default under the Company’s outstanding convertible notes.  We are currently looking for additional sources of financing, however there is no guarantee that we will have additional financing available to us.

Interest paid on the Term Loan during the period ended June 30, 2017 amounted to $69,625. Principal repaid on the Term Loan during the period ended June 30, 2017 was $200,000. The short term and long-term outstanding balances on the Term Loan as of June 30, 2017 was $399,996 and $1,323,470, respectively. The outstanding balance of the Revolving Loans as of June 30, 2017 was $3,794,042.

Bigtech, which was acquired as of July 1, 2016, had a term loan of $16,283 and a line of credit for $311,412 as of June 30, 2017. The Bigtech line of credit is with an Indian bank, HDFC Bank Limited, and was entered into on June 3, 2015 for Bigtech’s working capital requirements. The line of credit is for up to $416,667 with an interest rate of 11.85% per annum and maturity in June 2020. The Bigtech term loan accrues interest at the rate of 10.30% per annum and matures in 2020. Both the term loan and the line of credit were already in place when the Company acquired Bigtech. Interest paid during the period ended June 30, 2017 amounted to $20,543 for the term loan and line of credit held by Bigtech.

NOTE 11.   CONVERTIBLE NOTES:

On March 7, 2017, we completed the sale and issuance of 8% Convertible Unsecured Promissory Notes (the “2017 Notes”) for aggregate proceeds to us of $1,250,000 from four accredited investors, including one of the Company’s directors, Dhruwa N. Rai. The 2017 Notes were issued pursuant to Securities Purchase Agreements between the Company and each investor. The 2017 Notes bear interest at 8% per annum until maturity in March 2020, with interest being paid annually on the first, second and third anniversaries of the issuance of the 2017 Notes beginning in March 2018. From and after an event of default and for so long as the event of default is continuing, the 2017 Notes will bear default interest at the rate of 10% per annum. The 2017 Notes can be prepaid by us at any time without penalty.

The 2017 Notes are convertible into shares of our common stock at a conversion price of (i) in the event that any registration statement for the public offering of common stock filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with an uplisting to a national stock exchange is declared effective by the SEC on or prior to December 31, 2017, such price per share that is equal to 68% of the price per share of common stock offered and sold pursuant to such registration statement, or (ii) if no such registration statement is declared effective by December 31, 2017, such price per share that is equal to the weighted average closing price per share of the Company’s common stock for the 20 trading days immediately preceding December 31, 2017, subject to adjustment under certain circumstances. The 2017 Notes rank junior to our secured credit facility with Sterling National Bank. The 2017 Notes also include certain negative covenants including, without the investors’ approval, restrictions on dividends and other restricted payments and reclassification of its stock.

NOTE 12.  COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Company’s principal facility is located in Princeton, New Jersey. The Company also leases office space in various locations with expiration dates between 2016 and 2020. The lease agreements often include leasehold improvement incentives, escalating lease payments, renewal provisions and other provisions which require the Company to pay taxes, insurance, maintenance costs, or defined rent increases. All of the Company’s leases are accounted for as operating leases. Rent expense is recorded over the lease terms on a straight-line basis. Rent expense was $ 151,797and $57,434 for the six months ended June 30, 2017 and 2016, respectively. The increase during the comparative periods is due to the addition of office space through the acquisition of Ameri Arizona, Virtuoso, Bigtech and Ameri California.

The Company has entered into an operating lease for its primary office facility in Princeton, New Jersey, which expires in July 2019. The future minimum rental payments under these lease agreements are as follows:

Year ending December 31,	Amount
2017	$124,334
2018	140,828
2019	103,283
2020	70,333
2021	7,371
Total	$446,149

NOTE 13. FAIR VALUE MEASUREMENT:

The group’s financial instruments consist primarily of cash and cash equivalent, accounts receivable, accounts payable, contingent consideration liability and accrued liabilities. The carrying amounts of accounts receivable, accounts payable, cash and cash equivalents and accrued liabilities are considered to be the same as their fair value, due to their short-term nature.

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The current accounting guidance for fair value measurements defines a three-level valuation hierarchy for disclosures as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument; and

•	Level 3 inputs are unobservable inputs based on our own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based upon the lowest level input that is significant to the fair value measurement.

The following table sets forth the financial assets, measured at fair value, by level within the fair value hierarchy as of June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016

Level 3
Contingent consideration	$5,346,688	$5,266,488

The following table presents the change in level 3 instruments:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017

Opening balance	6,192,200	5,266,488
Additions during the period	$—	$1,200,000
Paid/settlements	(445,512)	(719,800)
Total gains recognized in Statement of Operations	(400,000)	(400,000)
Closing balance	5,346,688	5,346,688

Contingent consideration pertaining to the acquisitions referred to in note 3 above as of June 30, 2017 has been classified under level 3 as the fair valuation of such contingent consideration has been done using one or more of the significant inputs which are not based on observable market data.

The fair value of the contingent consideration was estimated using a discounted cash flow technique with significant inputs that are not observable in the market. The significant inputs not supported by market activity included our probability assessments of expected future cash flows related to the acquisitions during the earn-out period, appropriately discounted considering the uncertainties associated with the obligation, and calculated in accordance with the respective terms of the share purchase agreements.

The amount of total gains/(losses) included in our Statement of Operations and Comprehensive Income/(Loss) is attributable to change in fair value of contingent consideration arising from the acquisition of Ameri Arizona were $(400,000) and $0 for the quarter ended June 30, 2017 and the year ended December 31, 2016, respectively.

NOTE 14.   NON-CONTROLLING INTEREST:

The subsidiaries of the Company are all direct or indirect wholly-owned subsidiaries, except for Bellsoft India Solutions Private Limited (“Bellsoft India”) and Ameritas Technologies India Private Limited, of which the Company held 72% and 76% of the equity of each company, respectively, through March 31, 2017.  On March 31, 2017, Ameri Georgia (parent of Bellsoft India) acquired the remaining 28% of the equity of Bellsoft India held by minority shareholders for approximately $8,200. At the time of the acquisition, the Company reversed the amount payable to non-controlling interest of $3,383 and the same amount was recorded as additional paid-in-capital.

The Company attributes relevant gains and losses to such non-controlling interests for every financial year. During the three months ended June 30, 2017, 2016, and the six months ended June 30, 2017, 2016 the profit attributable to the holders of non-controlling interests amounted to $15,388 and $0 and $11,872 and $0, respectively.

NOTE 15.   SUBSEQUENT EVENTS:

During the third quarter of 2017, the Company began to streamline its operations following the acquisitions of Ameri Arizona and Ameri California. This streamlining is expected to impact about 20 employees and will result in a restructuring charge of approximately $80,000 in the quarter ending September 30, 2017. The Company anticipates that streamlining of its operations will result in annual savings of approximately $1.5 million, inclusive of payroll, benefits, office consolidations and other ancillary employee related costs.

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Bellsoft, Inc.

We have audited the accompanying consolidated balance sheets of Bellsoft, Inc. (the “Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ram Associates
Ram Associates
Hamilton, NJ January 21, 2016.

3240 EAST STATE STREET, HAMILTON, NJ 08619 (609) 631-9552/631-9553+ FAX (888) 319-8898
PKRAM@RAMASSOCIATES.US

BELLSOFT, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS

CURRENT ASSETS
Cash	$1,209,793	$2,309,919
Accounts receivable, net	4,232,603	2,873,991
Employee advances	7,114	5,500
Prepaid expenses	4,604	59,697
Other receivable	38,025	—
TOTAL CURRENT ASSETS	5,492,139	5,249,107

PROPERTY AND EQUIPMENT, NET	111,856	98,050

OTHER ASSETS
Security deposits	85,916	88,296
Note receivable from shareholder	—	220,000
Other assets	7,076	5,824
TOTAL OTHER ASSETS	92,992	314,120

TOTAL ASSETS	$5,696,987	$5,661,277

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,150,862	$731,825
Accrued expenses	1,477,099	1,127,963
Customer advances	89,770	211,969
Line of credit	500,000	1,750,000
Income tax payable	21,143	29,953
TOTAL CURRENT LIABILITIES	3,238,874	3,851,710

SHAREHOLDERS’ EQUITY
Common stock, no par, authorized 10,000 shares,
issued and outstanding 750 shares	102,875	102,875
Retained earnings	2,396,321	1,694,266
Accumulated other comprehensive loss	(127,865)	(68,904)
Non-controlling interest	86,782	81,330
TOTAL SHAREHOLDERS’ EQUITY	2,458,113	1,809,567

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,696,987	$5,661,277

- See accompanying notes to consolidated financial statements -

BELLSOFT, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31

	2014	2013

REVENUES	$21,338,280	$20,813,072

OPERATING EXPENSES	20,415,251	19,837,896

Income from operations	923,029	975,176

OTHER INCOME (EXPENSES)
Interest income	2,434	1,901
Loss on disposal of assets	(1,202)	—
Interest expense	(28,578)	(26,970)
Unrealized gain on foreign currency	22,140	7,956
TOTAL OTHER EXPENSE	(5,206)	(17,113)

Income before income tax expense	917,823	958,063

Income tax expense	17,192	53,126

Net income	900,631	904,937

Net income/(loss), non-controlling interest	5,452	20,338

Net income, controlling interest	895,179	884,599

Other comprehensive income (loss):
Foreign currency translation adjustment	(58,961)	(3,683)

Comprehensive income	$836,218	$880,916

- See accompanying notes to consolidated financial statements -

BELLSOFT, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in
Shareholders’ Equity

Years Ended December 31, 2014 and 2013

			Accumulated
			Other		Total
	Common	Non-Controlling	Comprehensive	Retained	Shareholders’
	Stock	Interest	Loss	Earnings	Equity
Balance at December 31, 2012	102,875	$60,992	$(65,211)	$3,020,097	$3,188,743
Net income		20,338		884,599	904,937
Shareholders’ distributions				(2,210,430)	(2,210,430)
Foreign currency translation adjustment			(3,683)		(3,683)

Balance at December 31, 2013	102,875	81,330	(68,904)	1,694,266	1,809,567
Net income	—	5,452	—	895,179	900,631
Shareholders’ distributions	—	—	—	(193,124)	(193,124)
Foreign currency translation adjustment	—	—	(58,961)	—	(58,961)

Balance at December 31, 2014	102,875	$86,782	$(127,865)	$2,396,321	$2,458,113

- See accompanying notes to consolidated financial statements -

BELLSOFT, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years Ended December 31,

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$900,631	$904,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,040	47,320
Translation adjustment	(58,961)	2,564
Changes in assets and liabilities: Accounts receivable
	(1,358,612)	190,598
Employee advances	(1,614)	44,500
Prepaid expenses	55,093	(30,596)
Other receivable	(38,025)	—
Security deposits	2,380	10,061
Other assets	(1,252)	(5,824)
Accounts payable	419,037	(715,765)
Accrued expenses	349,136	(147,232)
Customer advances	(122,199)	206,487
Income tax payable	(8,810)	(11,559)
Net cash provided by operating activities	160,844	495,491

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(37,846)	(9,577)
(Increase)/decrease in note receivable from shareholder	220,000	(50,000)
Net cash provided by/(used in) investing activities	182,154	(59,577)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase/(decrease) in line of credit	(1,250,000)	1,750,000
Shareholders’ distributions	(193,124)	(2,210,430)
Net cash used in financing activities	(1,443,124)	(460,430)

Net decrease in cash and cash equivalents	(1,100,126)	(24,516)

Cash at beginning of year	2,309,919	2,334,435

Cash at end of year	$1,209,793	$2,309,919

Supplemental disclosure:
Cash paid for interest	$28,578	$26,970
Cash paid for foreign income taxes	$59,864	$82,374

- See accompanying notes to consolidated financial statements -

BELLSOFT, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

NOTE 1 - NATURE OF OPERATIONS

Bellsoft, Inc. (“Bellsoft”), was incorporated in the State of Georgia on March 19, 1996. The Company provides implementation and custom development services for Enterprise Resource Planning (ERP) software.

On February 7, 2005, Bellsoft acquired 72% ownership interest in Bellsoft India Solutions Private (Pvt) Limited (Ltd), a company incorporated under the laws of India (“Bellsoft India”). The primary purpose of Bellsoft India is to provide back office and marketing functions to Bellsoft, Inc. Bellsoft India’s fiscal year ends on March 31st. For consolidation purposes Bellsoft India prepares statements for the reporting period, which corresponds with the fiscal year of the parent.

On August 31, 2011, Bellsoft formed BSI Global IT Solutions, Inc. (Bellsoft Canada), a company incorporated under the laws of Canada. The primary purpose of Bellsoft Canada is to provide implementation and custom development services for ERP software for clients in Canada. Bellsoft owns 100% of Bellsoft Canada.

Bellsoft India and Bellsoft Canada are collectively referred to as the Subsidiaries. Bellsoft, Inc. and the Subsidiaries are collectively referred to as the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

BASIS OF PRESENTATION

The Company has adopted the Financial Accounting Standards Board (“FASB”) Codification (“Codification” or “ASC”). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America (“U.S. GAAP”) recognized by the FASB to be applied by nongovernmental entities. All of the Codification’s content carries the same level of authority.

FOREIGN OPERATIONS AND FOREIGN CURRENCY

The Subsidiaries’ foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. Net assets of foreign operations were approximately 19% and 12% of the Company’s total net assets at December 31, 2014 and 2013, respectively. Cash held in foreign based bank accounts totaled approximately $290,000 and $268,000 at December 31, 2014 and 2013.

The Subsidiaries transact business in their local currencies. The financial statements reflect the translation of the functional currency statements to U.S. Dollars. Financial statements use end-of-period exchange rates for assets and liabilities, weighted average exchange rates for revenues and expenses, and historical rates for equity. The resulting foreign currency translation adjustment is recorded in accumulated other comprehensive income (loss) as a component of equity.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 985-605-25-79. Revenue is derived from time and expense contracts and is recognized as the services are performed. Revenue received as reimbursements of billable expenses is reported on a gross basis within revenue and the related expenses are recorded in operating expenses. Unbilled revenue is comprised of revenue recognized in relation to efforts incurred on time and expense contracts not billed at a period end where services are performed in accordance with agreed terms. Customer advances represent payments received in advance of an engagement and are deferred until the service is performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company routinely assesses the financial strength of its customers and debtors and believes that its accounts receivable credit risk exposure is limited. Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. An allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables. This evaluation takes into consideration a customer’s financial condition and credit history, as well as current economic conditions. Accounts receivable are considered delinquent when they are over 90 days past due and are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded in income when received.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon, is eliminated from the property and reserve accounts, and gains and losses are reflected in the consolidated statements of operations.

INCOME TAXES

Bellsoft has elected to be taxed as an S corporation for income tax purposes effective January 1, 2002. Accordingly, the shareholders are responsible for income taxes; therefore, no provision for income taxes is included in these financial statements for Bellsoft, Inc.

Bellsoft’s policy is to distribute dividends to provide funds for shareholders to pay income taxes on income reported by the Company. Periodically, additional distributions are paid to reduce equity in excess of management’s evaluation of the amount required for working capital. Management believes the payment of additional distributions will not negatively impact profitability or impair the operating needs of the Company. Equity distributions during the years ended December 31, 2014 and 2013 were $193,124 and $2,210,430, respectively.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The Company accounts for the effect of any uncertain tax positions based on a more likely than not threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a cumulative probability assessment that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense.

The Company has evaluated its tax positions and determined no uncertainty requires recognition. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions, as well as the required foreign countries. The Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred. Advertising expense were $25,069 and $54,429 for the years ended December 31, 2014 and 2013.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2014 and 2013 are summarized as follows:

Amounts due for services rendered and billed:	2014	2013
Outstanding less than 90 days	$3,404,399	$2,539,564
Outstanding more than 90 days	—	—
	3,404,399	2,539,564
Less: allowance for doubtful accounts	(19,608)	—
Amounts due for services rendered and billed, net	3,384,791	2,539,564
Amounts due for services rendered not billed:	847,812	334,427
Accounts receivable, net	$4,232,603	$2,873,991

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31,

	2014	2013
Computer equipment	$169,329	$180,262
Furniture and fixtures	50,321	73,006
Office premises - India	44,181	56,292
Software	72,988	90,019
Office equipment	70,235	110,392
Leasehold improvements	4,194	4,194
Fixed assets, gross	411,248	514,165
Less: accumulated depreciation	(299,392)	(416,115)
Fixed assets, net	$111,856	$98,050

Depreciation expense for the years ended December 31, 2014 and 2013 were $24,040 and $47,320, respectively.

NOTE 5 - LINE OF CREDIT

Bellsoft had a revolving line of credit based on an agreement dated May 13, 2011 with a current maturity date of October 30, 2015. The line of credit had a maximum borrowing base of $2,000,000 with the interest rate at BBA Libor Daily Floating plus 2.75%. The line was secured by (1) a shareholders’ personal guaranty and (2) a lien on all business assets of the Borrower including, but not limited to, accounts receivable, fixed assets and general intangible assets. The line of credit required Bellsoft, Inc. to meet certain financial and non- financial covenants which is typical to such agreements.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The outstanding balance of the line of credit was $500,000 and $1,750,000 at December 31, 2014 and 2013, respectively. Interest was accrued at 2.919% at December 31, 2014 and 2013. Total interest expense for the years ended December 31, 2014 and 2013 were $28,578 and $26,970, respectively.

The outstanding balance of the line of credit was fully paid off and cancelled subsequent to the share purchase agreement entered into by the Company and Ameri Holdings, Inc. (See Note 11).

NOTE 6 - INCOME TAXES

The Company accounts for income taxes under the provisions of the FASB ASC 740, Income Taxes. Current income tax expense consists of the following for the years ended December 31, 2014 and 2013:

Foreign income tax:	2014	2013
Canada	$8,848	$29,953
India	8,344	23,173
Total current income tax expense	$17,192	$53,126

In the ordinary course of business, there are many intercompany transactions that affect the calculation and estimation of the Company’s tax liability. Although the Company’s management believes that their tax estimates are reasonable, there is no assurance that the final determination of tax liability will not be different from what is reflected in the Company’s income tax provisions and accruals.

NOTE 7 - EMPLOYEE BENEFIT PLAN

Bellsoft maintains a defined contribution 401K plan covering all eligible employees of Bellsoft, Inc. Employees 21 years of age are eligible to participate in the plan after six months of service. Employees are allowed to contribute up to the maximum amount under the Internal Revenue Code. The plan allows Bellsoft to make a discretionary match of employee contributions. During 2014 and 2013, Bellsoft contributed $12,164 and $17,209, respectively, to the Plan.

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

i) On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), with an effective date for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, for public business entities, certain not-for-profit entities, and certain employee benefit plans. The effective date for all other entities was for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

The amendments in this Update defer the effective date of Update 2014-09. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Earlier application is permitted only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in Update 2014-09.

ii) In January 2015, the FASB issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 9 - OPERATING LEASES

Bellsoft leases office space in Lawrenceville, Georgia under a net operating lease agreement. Lease expense for leased property has been accounted for under the operating lease method where ownership of the asset does not transfer to the lessee. The lease agreement has expired and the Company is a tenant at will on a month to month basis.

Bellsoft India leases office facilities in Chennai, India under a month to month net operating lease agreement.

Bellsoft Canada does not maintain office space.

Operating lease expense was $107,377 and $150,809 for the years ended December 31, 2014 and 2013.

NOTE 10 - CONCENTRATION OF CREDIT RISK

For the years ended December 31, 2014 and 2013, approximately 80% and 88% of Bellsoft’s revenue was derived from five customers. As of December 31, 2014 and 2013, approximately 70% and 78% of the Bellsoft’s accounts receivable were due from four and three customers respectively.

For the years ended December 31, 2014 and 2013, 100% of Bellsoft Canada’s revenue was derived from two customers. As of December 31, 2014 and 2013, 100% and 96% of the Bellsoft Canada’s accounts receivable were due from two customers, respectively.

At times the Company may have bank deposits in excess of the maximum amount of U.S. Federal or Canada deposit insured limits (FDIC and CDIC, respectively). As of December 31, 2014 and 2013, Bellsoft had approximately $671,000 and $1,795,000, respectively in unsecured cash reserves on deposit in excess of FDIC limit; Bellsoft Canada had approximately $127,000 and $130,000, respectively, in unsecured cash reserve on deposit in excess of CDIC limit.

NOTE 11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 21, 2016, the date the consolidated financial statements were available to be issued.

On November 20, 2015, the Company entered into a share purchase agreement with Ameri Holdings, Inc. (‘“AMERI”) based in Princeton, New Jersey, for the consideration listed below. For financial accounting purposes, the Company recognizes September 1, 2015 as the effective date of the disposition.

The purchase price for the acquisition of the Company consisted of:

1. A cash payment in the amount of $3,000,000 at closing,

2. 235,295 shares of AMERI’s common stock issued at closing,

3. $250,000 quarterly cash payments to be paid on the last day of each calendar quarter of 2016,

4. a $1,000,000 cash reimbursement to be paid 5 days following closing to compensate the sellers of the Company for a portion of the Company’s approximate cash balance as of September 1, 2015,

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

5. approximately $2,500,000 to be paid and the amount confirmed within 30 days of closing in connection with the excess of the Company’s accounts receivable over its accounts payable as of September 1, 2015, and

6. earn-out payments of approximately $500,000 a year for 2016 and 2017, if earned through the achievement of annual revenue and EBITDA targets specified in the purchase agreement, subject to downward or upward adjustment depending on actual results.

Simultaneously with the acquisition of the Company, Bellsoft entered into a Revolving Credit and Security Agreement (the “Credit Facility”) with Federal National Payables, Inc., a Delaware corporation doing business as Federal National Commercial Credit (the “Lender”). Up to $6 million principal amount of advances may be extended under the Credit Facility. The Credit Facility will be used to pay a portion of the costs associated with the acquisition of Bellsoft, with the balance being available for general working capital of Bellsoft. The Credit Facility has a term of two years, which will automatically renew unless a written notice of termination is given by Bellsoft or the Lender to the other at least 60 days prior to the end of the original or any renewed term. Interest under the Credit Facility will accrue on the higher of (a) the outstanding principal amount of advances under the Credit Facility and (b) $2,000,000 at a per annum rate equal to the Prime Rate plus 1.00%, which will be payable monthly in arrears. With each payment of interest, Bellsoft will also pay a servicing fee of 0.38% multiplied by the higher of (a) the average daily principal amount of advances under the Credit Facility for the previous calendar month or portion thereof and (b) $2,000,000. The Credit Facility is secured by substantially all of Bellsoft’s assets. The amounts borrowed by Bellsoft under the Credit Facility are guaranteed by AMERI.

BELLSOFT, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

	September 30,
	2015	2014
ASSETS:
Current assets:
Cash	$1,443,375	$1,142,197
Accounts receivable, net	5,640,847	3,853,725
Employee advances	8,314	2,500
Prepaid expenses	8,718	7,386
Total current assets	7,101,254	5,005,808

Property and equipment, net	121,585	118,155

Other assets:
Security deposits	30,440	88,082
Loan receivable	48,026	53,406
Total other assets	78,466	141,488

Total Assets	$7,301,305	$5,265,451

LIABILITIES AND STOCKHOLDER’S EQUITY:
Liabilities:
Current liabilities:
Accounts payable	$1,344,434	$856,989
Accrued expenses	1,574,255	1,223,890
Customer advances	19,663	211,971
Line of credit	250,000	250,000
Total current liabilities	3,188,352	2,542,850

Note payable - related party	56,890	8,351

Stockholder’s equity:
Common stock, no par, authorized 10,000 shares, issued and outstanding 750 shares	102,875	102,875
Accumulated other comprehensive loss	(109,162)	(34,755)
Non-controlling interest	68,503	69,145
Retained earnings	3,993,847	2,576,985
Total stockholder’s equity	4,056,063	2,714,250
Total Liabilities and Stockholder’s Equity	$7,301,305	$5,265,451

See notes to the unaudited condensed consolidated financial statements.

BELLSOFT, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

REVENUE	$7,486,339	$5,698,603	$20,196,231	$15,074,567

OPERATING EXPENSES:	6,771,600	5,373,424	18,505,634	14,002,719
INCOME FROM OPERATIONS	714,739	325,179	1,690,597	1,071,848
OTHER INCOME (EXPENSES)
Other income	808	2,449	808	2,449
Interest expense	(4,776)	(4,526)	(14,312)	(26,500)
Foreign currency gain (loss)	862	—	(93,341)	(176,606)
Total other expense	(3,107)	(2,077)	(106,845)	(200,657)
NET INCOME	711,632	323,102	1,583,752	871,191

Net income, non-controlling interest	8,384	15,643	18,279	12,185
Net income, controlling interest	720,016	338,745	1,602,031	883,376

Other comprehensive income (loss):
Foreign currency translation adjustment	8,952	78,068	18,703	34,149

Comprehensive income	$728,968	$416,813	$1,620,734	$917,525

See notes to the unaudited condensed consolidated financial statements.

 BELLSOFT, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$720,016	$338,745	$1,602,031	$883,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,489	4,163	7,467	12,490

Changes in assets and liabilities:
Accounts receivable	(791,954)	(654,554)	(1,408,244)	(979,732)
Employee advances	1,050	(1,800)	(1,200)	3,000
Prepaid expenses	11,400	—	(4,114)	52,311
Other receivable	—	—	(2,925)	(47,582)
Security deposits	—	—	55,476	214
Accounts payable	302,481	11,113	193,572	125,164
Accrued expenses	28,228	336,501	97,156	95,926
Customer advances	—	—	(70,107)	—
Income tax payable	—	—	(21,143)	(29,953)
Net cash provided by operating activities	273,710	34,168	447,969	115,214

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,543)	(4,872)	(17,196)	(32,595)
Net cash used in investing activities	(2,543)	(4,872)	(17,196)	(32,595)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of line of credit	(1,000,000)	(850,000)	(250,000)	(1,500,000)
Note payable - related party	—	(36,762)	56,890	8,351
Repayment of note receivable from shareholder	—	—	—	220,000
Shareholders’ distributions	—	—	(4,505)	(657)
Non-controlling interest net income	(8,334)	(15,643)	(18,279)	(12,185)
Net cash used in financing activities	(1,008,334)	(902,405)	(215,894)	(1,284,491)
Effect of exchange rate changes on cash	8,952	78,068	18,703	34,150
Net increase/(decrease) in cash	(728,215)	(795,041)	233,582	(1,167,722)
Cash at beginning of period	2,171,590	1,937,238	1,209,793	2,309,919
Cash at end of period	$1,443,375	$1,142,197	$1,443,375	$1,142,197
Supplemental disclosure:
Cash paid for interest	$4,776	$4,526	$14,312	$26,500
Cash paid for foreign income taxes	$—	$—	$9,768	$30,844

See notes to the unaudited condensed consolidated financial statements.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

NOTE 1 - NATURE OF OPERATIONS

Bellsoft, Inc. (“Bellsoft”), was incorporated in the State of Georgia on March 19, 1996. The Company provides implementation and custom development services for Enterprise Resource Planning (ERP) software.

On February 7, 2005, Bellsoft acquired a 72% ownership interest in Bellsoft India Solutions Private (Pvt) Limited (Ltd), a company incorporated under the laws of India (“Bellsoft India”). The primary purpose of Bellsoft India is to provide back office and marketing functions to Bellsoft, Inc. Bellsoft India’s fiscal year ends on March 31st. For consolidation purposes Bellsoft India prepares statements for the reporting period which corresponds with the fiscal year of the parent.

On August 31, 2011, Bellsoft formed BSI Global IT Solutions, Inc. (Bellsoft Canada), a company incorporated under the laws of Canada. The primary purpose of Bellsoft Canada is to provide implementation and custom development services for ERP software for clients in Canada. Bellsoft owns 100% of Bellsoft Canada.

Bellsoft India and Bellsoft Canada are collectively referred to as the Subsidiaries. Bellsoft, Inc. and the Subsidiaries are collectively referred to as the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

BASIS OF PRESENTATION

The Company has adopted the Financial Accounting Standards Board (“FASB”) Codification (“Codification” or “ASC”). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America (“U.S. GAAP”) recognized by the FASB to be applied by nongovernmental entities. All of the Codification’s content carries the same level of authority.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

FOREIGN OPERATIONS AND FOREIGN CURRENCY

The Subsidiaries’ foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. Net assets of foreign operations were approximately 7% and 12% of the Company’s total net assets at September 30, 2015 and 2014, respectively. Cash held in foreign based bank accounts totaled approximately $248,701 and $342,273 at September 30, 2015 and 2014.

The Subsidiaries transact business in their local currencies. The financial statements reflect the translation of the functional currency statements to U.S. Dollars. Financial statements use end-of-period exchange rates for assets and liabilities, weighted average exchange rates for revenues and expenses, and historical rates for equity. The resulting foreign currency translation adjustment is recorded in accumulated other comprehensive income (loss) as a component of equity.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 985-605-25-79. Revenue is derived from time and expense contracts and is recognized as the services are performed. Revenue received as reimbursement of billable expenses is reported on a gross basis within revenue and the related expenses are recorded in operating expenses. Unbilled revenue is comprised of revenue recognized in relation to efforts incurred on time and expense contracts not billed at a period end where services are performed in accordance with agreed terms. Customer advances represent payments received in advance of an engagement and are deferred until the service is performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

ACCOUNTS RECEIVABLE

The Company routinely assesses the financial strength of its customers and debtors and believes that its accounts receivable credit risk exposure is limited. Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. An allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables. This evaluation takes into consideration a customer’s financial condition and credit history, as well as current economic conditions. Accounts receivable are considered delinquent when they are over 90 days past due and are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded in income when received.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon, is eliminated from the property and reserve accounts, and gains and losses are reflected in the consolidated statements of operations.

INCOME TAXES

Bellsoft has elected to be taxed as an S corporation for income tax purposes effective January 1, 2002. Accordingly, the shareholders are responsible for income taxes; therefore, no provision for income taxes is included in these financial statements for Bellsoft, Inc.

Bellsoft’s policy is to distribute dividends to provide funds for shareholders to pay income taxes on income reported by the Company. Periodically, additional distributions are paid to reduce equity in excess of management’s evaluation of the amount required for working capital. Management believes the payment of additional distributions will not negatively impact profitability or impair the operating needs of the Company. Equity distributions during the periods ended September 30, 2015 and 2014 were $4,505 and $657, respectively.

The Company accounts for the effect of any uncertain tax positions based on a more likely than not threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a cumulative probability assessment that aggregates the estimated tax liability for all uncertain tax positions.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

The Company has evaluated its tax positions and determined no uncertainty requires recognition. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions, as well as the required foreign countries. The Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred. Advertising expense was $11,624 and $17,624 for the three months ended September 30, 2015 and 2014, respectively and $26,780 and $40,231 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable as of September 30, 2015 and 2014 are summarized as follows:

Amounts due for services rendered and billed:	2015	2014
Outstanding less than 90 days	$4,449,642	$3,021,016
Outstanding more than 90 days	(34,488)	(31,329)
	4,415,154	2,989,687
Less: allowance for doubtful accounts	—	—
Amounts due for services rendered and billed, net	4,415,154	2,989,687
Amounts due for services rendered not billed:	1,225,693	864,038
Accounts receivable, net	$5,640,847	$3,853,725

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30,

	2015	2014
Computer equipment	$169,329	$180,263
Furniture and fixtures	59,346	58,455
Office premises - India	60,658	58,670
Software	73,943	92,932
Office equipment	46,227	55,206
Leasehold improvements	4,194	4,194
Fixed assets, gross	413,697	449,719
Less: accumulated depreciation	(292,112)	(331,564)
Fixed assets, net	$121,585	$118,155

Depreciation expense was $2,489 and $4,163 for the three months ended September 30, 2015 and 2014, respectively and $7,467 and $12,490 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 5 - LINE OF CREDIT

Bellsoft had a revolving line of credit based on an agreement dated May 13, 2011 with a current maturity date of October 30, 2015. The line of credit had a maximum borrowing base of $2,000,000 with the interest rate at BBA Libor Daily Floating plus 2.75%. The line was secured by (1) a shareholder’s personal guaranty and (2) a lien on all business assets of the Borrower including, but not limited to, accounts receivable, fixed assets and general intangible assets. The line of credit required Bellsoft, Inc. to meet certain financial and non-financial covenants, which is typical to such agreements.

The outstanding balance of the line of credit for the three months ended September 30, 2015 and 2014, respectively was $250,000 and $250,000 and for the nine months ended September 30, 2015 and 2014 respectively was $250,000 and $250,000. Interest was accrued approximately at 2.94% and 2.919% at September 30, 2015 and 2014. Total interest expense for the three months period ended September 30, 2015 and 2014 was $4,776 and $4,526 and for the nine months ended September 30, 2015 and 2014 was $14,312 and $26.500.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

The outstanding balance of the line of credit was fully paid off and cancelled subsequent to the share purchase agreement entered into by the Company and Ameri Holdings, Inc. (See Note 10)

NOTE 6 - EMPLOYEE BENEFIT PLAN

Bellsoft maintains a defined contribution 401K plan covering all eligible employees of Bellsoft, Inc. Employees 21 years of age are eligible to participate in the plan after six months of service. Employees are allowed to contribute up to the maximum amount under the Internal Revenue Code. The plan allows Bellsoft to make a discretionary match of employee contributions. During the three months period ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014, respectively there were no contributions to the Plan.

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

i) On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), with an effective date for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, for public business entities, certain not-for-profit entities, and certain employee benefit plans. The effective date for all other entities was for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

The amendments in this Update defer the effective date of Update 2014-09. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Earlier application is permitted only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in Update 2014-09.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

ii) In January 2015, the FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

NOTE 8 - OPERATING LEASES

Bellsoft leases office space in Lawrenceville, Georgia under a net operating lease agreement. Lease expense for leased property has been accounted for under the operating lease method where ownership of the asset does not transfer to the lessee. The lease agreement has expired and the Company is a tenant at will on a month to month basis.

Bellsoft India leases office facilities in Chennai, India under a month to month net operating lease agreement.

Bellsoft Canada does not maintain office space.

Operating lease expense was for the three months ended September 30, 2015 and 2014 was $33,182 and $80,852, respectively. For the nine months ended September 30, 2015 and 2014, operating lease expense was $54,443 and $118,198.

NOTE 9 - CONCENTRATION OF CREDIT RISK

For the three months ended September 30, 2015 and 2014, approximately 66% and 78% of Bellsoft’s revenue was derived from four and five customers, respectively. For the nine months ended September 30, 2015 and 2014, approximately 58% and 83% of Bellsoft’s revenue was derived from 3 and 5 customers. As of the nine months period ending September 30, 2015 and 2014, approximately 10% and 16% of the Bellsoft’s accounts receivable were due from 3 and 5 customers.

For the three and nine month periods ended September 30, 2015 and 2014, 100% of Bellsoft Canada’s revenue was derived from two customers. As of September 30, 2015 and 2014, 100% of the Bellsoft Canada’s accounts receivable were due from two customers.

BELLSOFT, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2015 and 2014

At times the Company may have bank deposits in excess of the maximum amount of U.S. Federal or Canada deposit insured limits (FDIC and CDIC, respectively). As of September 30, 2015 and 2014, Bellsoft had approximately $1,193,375 and $892,197 in unsecured cash reserves on deposit in excess of FDIC limit; Bellsoft Canada had approximately $131,000 and $127,000, respectively, in unsecured cash reserve on deposit in excess of the CDIC limit.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 25, 2016, the date the consolidated financial statements were available to be issued.

On November 20, 2015, the Company entered into a share purchase agreement with Ameri Holdings Inc. (‘AMERI’) based in Princeton, New Jersey, for the consideration listed below. For financial accounting purposes, the Company recognizes September 1, 2015 as the effective date of the disposition.

The purchase price of the acquisition of the Company consisted of:

1. A cash payment in the amount of $3,000,000 at closing,

2. 235,295 shares of AMERI’s common stock issued at closing,

3. $250,000 quarterly cash payments to be paid on the last day of each calendar quarter of 2016,

4. a $1,000,000 cash reimbursement to be paid 5 days following closing to compensate the sellers of the Company for a portion of the Company’s approximate cash balance as of September 1, 2015,

5. approximately $2,500,000 to be paid and the amount confirmed within 30 days of closing in connection with the excess of the Company’s accounts receivable over its accounts payable as of September 1, 2015, and

6. earn-out payments of approximately $500,000 a year for 2016 and 2017, if earned through the achievement of annual revenue and EBITDA targets specified in the Bellsoft purchase agreement, subject to downward or upward adjustment depending on actual results.

Simultaneously with the acquisition of the Company, Bellsoft entered into a Revolving Credit and Security Agreement (the “Credit Facility”) with Federal National Payables, Inc., a Delaware corporation doing business as Federal National Commercial Credit (the “Lender”). Up to $6 million principal amount of advances may be extended under the Credit Facility. The Credit Facility will be used to pay a portion of the costs associated with the acquisition of Bellsoft, with the balance being available for general working capital of Bellsoft. The Credit Facility has a term of two years, which will automatically renew unless a written notice of termination is given by Bellsoft or the Lender to the other at least 60 days prior to the end of the original or any renewed term. Interest under the Credit Facility will accrue on the higher of (a) the outstanding principal amount of advances under the Credit Facility and (b) $2,000,000 at a per annum rate equal to the Prime Rate plus 1.00%, which will be payable monthly in arrears. With each payment of interest, Bellsoft will also pay a servicing fee of 0.38% multiplied by the higher of (a) the average daily principal amount of advances under the Credit Facility for the previous calendar month or portion thereof and (b) $2,000,000. The Credit Facility is secured by substantially all of Bellsoft’s assets. The amounts borrowed by Bellsoft under the Credit Facility are guaranteed by AMERI.

CERTIFIED PUBLIC ACCOUNTANTS REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Members,

We have audited the accompanying balance sheets of DC&M Partners, L.L.C. (the “Company”) as of December 31, 2015 and 2014 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ram Associates

Ram Associates
Hamilton, NJ
October 11, 2016.

3240 EAST STATE STREET EXT. + HAMILTON, NJ08619 + (609) 631-9552/63 1-9553 + FAX (888) 319-8898
PKRAM@RAMASSOCIATES.US

DC&M PARTNERS L.L.C.

Balance Sheets

	December 31,
	2015	2014
ASSETS

CURRENT ASSETS
Cash	$1,171,274	$1,402,294
Accounts receivable, net	3,940,153	2,610,165
Prepaid expenses	47,181	45,709
TOTAL CURRENT ASSETS	5,158,608	4,058,168

PROPERTY AND EQUIPMENT, NET	1,780	—

OTHER ASSETS
Security deposits	1,263	1,263
Other assets	5,406	42,063
TOTAL OTHER ASSETS	6,669	43,326

TOTAL ASSETS	$5,167,057	$4,101,494

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,541,090	$1,531,271
Accrued expenses	2,398	3,833
Income tax payable	79,667	54,370
TOTAL CURRENT LIABILITIES	2,623,155	1,589,474

LONG-TERM LIABILITIES
Deferred Compensation	449,469	449,469
TOTAL CURRENT AND LONG-TERM LIABILITIES	3,072,624	2,038,943

MEMBERS’ EQUITY	2,094,433	2,062,551
TOTAL MEMBERS’ EQUITY	2,094,433	2,062,551

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$5,167,057	$4,101,494

See accompanying notes to financial statements

DC&M PARTNERS, L.L.C.
Statements of Income and Comprehensive Income

	Year Ended December 31,
	2015	2014
REVENUES	$17,865,584	$16,341,331
COST OF SALES	14,518,816	13,477,468
Gross profit	3,346,768	2,863,863
OPERATING EXPENSES	2,182,795	1,825,362
Income from operations	1,163,973	1,038,501
OTHER INCOME (EXPENSES)
Interest income	263	293
Other income	9,000	9,000
Interest expense	(117)	(25)

TOTAL OTHER EXPENSE	9,146	9,268
Income before income tax expense	1,173,119	1,047,769
Income tax expense	87,180	34,660
	1,085,939	1,013,109
Other comprehensive income (loss):
Foreign currency translation adjustment	—	(7,251)
Net income	$1,085,939	$1,005.858

See accompanying notes to financial statements

DC&M PARTNERS, L.L.C.
Statement of Members’ Equity

	MACT		Lucid
	Holdings, LLC	Housenkens LLC	Solutions, Inc.	Total

Balance at December 31, 2013	$631,252	$632,192	$632,433	$1,895,877

Net Income	352,050	352,050	301,758	1,005,858

Member Distributions	(279,728)	(279,728)	(279,728)	(839,184)

Balance at December 31, 2014	703,574	704,514	654,463	2,062,551

Net Income	380,079	380,079	325,781	1,085,939

Member Distributions	(351,352)	(351,352)	(351,353)	(1,054,057)

Balance at December 31, 2015	$732,301	$733,241	$628,891	$2,094,433

See accompanying notes to financial statements

DC&M PARTNERS, L.L.C.
Statements of Cash Flows

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,085,939	$1,005,858
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	511	1,727
Changes in assets and liabilities:
Accounts receivable	(1,329,988)	(95,838)
Prepaid expenses	(1,472)	(7,834)
Note receivable	39,157	—
Other assets	(2,500)	—
Accounts payable	1,009,819	218,989
Accrued expenses	(1,434)	2,131
Income tax payable	25,296	12,569
Long term deferred compensation	—	(5,000)
Net cash provided by operating activities	825,328	1,130,934

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,291)	(1,668)
Net cash provided by/(used in) investing activities	(2,291)	(1.668)

CASH FLOWS FROM FINANCING ACTIVITIES
Partner distributions	(1,054,057)	(839,184)
Net cash used in financing activities	(1,054,057)	(839,184)

Net decrease in cash and cash equivalents	(231,020)	291,750

Cash at beginning of year	1,402,294	1,110,544

Cash at end of year	$1,171,274	$1,402,294

See accompanying notes to financial statements

DC&M PARTNERS, L.L.C.
Notes to Financial Statements
December 31, 2015 and 2014

NOTE 1 - NATURE OF OPERATIONS

DC&M Partners, L.L.C. (the “Company”), was formed in the State of Arizona on January 29, 2007. The Company provides clients with a wide range of SAP development, consultancy and management services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company has adopted the Financial Accounting Standards Board (“FASB”) Codification (“Codification” or “ASC”). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America (“U.S. GAAP”) recognized by the FASB to be applied by nongovernmental entities. All of the Codification’s content carries the same level of authority.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 985-605-25-79. Revenue is derived from time and expense contracts and is recognized as the services are performed. Revenue received as reimbursements of billable expenses are reported gross within revenue and the related expenses are recorded in operating expenses. Unbilled revenue comprises of revenue recognized in relation to efforts incurred on time and expense contracts not billed at period end where services are performed in accordance with agreed terms. Customer advances represent payments received in advance of an engagement and are deferred until the service is performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company routinely assesses the financial strength of its customers and debtors and believes that its accounts receivable credit risk exposure is limited. Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. An allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables. This evaluation takes into consideration a customer’s financial condition and credit history, as well as current economic conditions. Accounts receivable are considered delinquent when they are over 90 days past due and are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded in income when received.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

DC&M PARTNERS, L.L.C.
Notes to Financial Statements
December 31, 2015 and 2014

Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon, is eliminated from the property and reserve accounts, and gains and losses are reflected in the consolidated statements of operations.

INCOME TAXES

The Company elected to be taxed as a partnership for income tax purposes effective June 3, 2001. Accordingly, the members are responsible for income taxes and no provision for income taxes is included in these financial statements for the Company.

The Company’s policy is to distribute dividends to provide funds for members to pay income taxes on income reported by the Company. Periodically, additional distributions are paid to reduce equity in excess of management’s evaluation of the amount required for working capital. Management believes the payment of additional distributions will not negatively impact profitability or impair the operating needs of the Company. Equity distributions during the years ended December 31, 2015 and 2014 were $1,054,057 and $839,184, respectively.

The Company accounts for the effect of any uncertain tax positions based on a more likely than not threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a cumulative probability assessment that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense.

The Company has evaluated its tax positions and determined no uncertainty requires recognition. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions, as well as the required foreign countries. The Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.

NOTE 3 - ACCOUNTS RECEIVABLE

Amounts due for services rendered and billed:	2015	2014
Outstanding less than 90 days	$3,843,137	$2,763,589
Outstanding more than 90 days	97,016	(153,424)
	3,940,153	2,610,165
Less: allowance for doubtful accounts	—	—
Amounts due for services rendered and billed, net	3,940,153	2,610,165
Amounts due for services rendered not billed:
Accounts receivable, net	$3,940,153	$2,610,165

NOTE 4 - PROPERTY AND EQUIPMENT

	2015	2014

Office equipment	$54,829	$52,538
Fixed assets, gross	54,829	52,538
Less: accumulated depreciation	(53,049)	(52,538)
Fixed assets, net	$1,780	$—

Depreciation expense for the years ended December 31, 2014 and 2015 were $511 and $1,780, respectively.

DC&M PARTNERS, L.L.C.
Notes to Financial Statements
December 31, 2015 and 2014

NOTE 5 - INCOME TAXES

The Company accounts for income taxes under the provisions of the FASB ASC 740, Income Taxes. Although the Company’s management believes that their tax estimates are reasonable, there is no assurance that the final determination of tax liability will not be different from what is reflected in the Company’s income tax provisions and accruals.

Income tax expense for the years ended December 31, 2015 and 2014 were $87,180 and $34,660, respectively.

NOTE 6 - DEFERRED COMPENSATION

The Company reviews compensation for members on an annual basis and accrues deferred compensation for any excess of amounts owed versus amounts paid to members. As of December 31, 2015 and 2014, deferred compensation was $449,469 and $449,469, respectively. All dues were paid off as of the report date.

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

In August 2014, the FASB issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

In May 2014, the FASB issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its financial statements.

In January 2015, the FASB issued ASU 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

In November 20, 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The ASU is part of the FASB’s simplification initiative aimed at reducing complexity in accounting standards. Current U.S. GAAP requires the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. Importantly, the guidance does not change the existing requirement that only permits offsetting within a jurisdiction – that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction.

DC&M PARTNERS, L.L.C.
Notes to Financial Statements
December 31, 2015 and 2014

NOTE 8 - OPERATING LEASES

The Company leases office space in Chandler, Arizona under net operating lease agreement. Lease expense for leased property has been accounted for under the operating lease method where ownership of the asset does not transfer to the lessee.

Operating lease expense was $46,709 and $29,991 for the years ended December 31, 2015 and 2014, respectively.

NOTE 9 - CONCENTRATION OF CREDIT RISK

For the years ended December 31, 2015 and 2014, approximately 62% and 64%, respectively, of the Company’s revenue was derived from five customers. As of December 31, 2015 and 2014, approximately 79% and 72%, respectively, of the Company’s accounts receivable were due from five and four customers.

At times the Company may have bank deposits in excess of the maximum amount of U.S. federal deposit insured limits (FDIC). As of December 31, 2015 and 2014, the Company had approximately $1,081,000 and $1,312,000, respectively, in unsecured cash reserves on deposit in excess of the FDIC limit.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 11, 2016, the date the financial statements were available to be issued.

On July 29, 2015, the Company entered into a membership interest purchase agreement with Ameri Holdings Inc. (“AMERI”), which is based in Princeton, New Jersey, for the purchase of all of the outstanding membership interests of the Company for consideration of: (a) a cash payment in the amount of $3,000,000 at closing, (b) 1,600,000 shares of AMERI common stock, which are to be issued on July 29, 2018 or upon a change of control of AMERI (whichever occurs earlier), and (c) earn-out payments to be paid, if earned, in 2017 and 2018, all as more particularly outlined in the purchase agreement.

DC&M PARTNERS, L.L.C. Unaudited Condensed Balance Sheets

	June 30,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$2,570,828	$1,168,970
Accounts receivable, net	3,206,166	3,745,437
Prepaid expenses	21,000	27,663
TOTAL CURRENT ASSETS	5,797,994	4,942,070

PROPERTY AND EQUIPMENT, NET	4,141	1,865

OTHER ASSETS
Security deposits	1,263	1,263
Note receivable from member	—	34,925
Other assets	—	11,138
TOTAL OTHER ASSETS	1,263	47,326

TOTAL ASSETS	$5,803,398	$4,991,261

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,750,030	$2,238,145
Accrued expenses	—	2,399
Income tax payable	—	67,418
TOTAL CURRENT LIABILITIES	2,750,030	2,307,962

LONG TERM LIABILITIES
Deferred Compensation	597,481	449,469
TOTAL CURRENT AND LONG-TERM LIABILITIES	3,347,511	2,757,431

MEMBERS’ EQUITY
Members’ Equity	2,455,887	2,233,830
TOTAL MEMBERS’ EQUITY	2,455,887	2,233,830
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$5,803,398	$4,991,261

See accompanying notes to unaudited condensed financial statements

DC&M PARTNERS, L.L.C.

Unaudited Condensed Statements of Income and Comprehensive Income

Three Months and Six Months Ended June 30, 2015 and 2016

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

REVENUES	$5,474,575	$4,567,772	$10,601,951	$8,328,380

COST OF SALES	4,258,090	3,703,613	8,475,405	6,802,052

Gross profit	1,216,485	864,159	2,126,546	1,526,328

OPERATING EXPENSES	683,560	529,454	1,077,688	916,907

Income from operations	532,925	334,705	1,048,858	609,421

OTHER INCOME (EXPENSES)
Interest income	66	66	131	130
Other income	0	0	0	9,000
Interest expense	0	-163	-441	0
TOTAL OTHER EXPENSE	66	-97	-310	9,130

Income before income tax expense	532,991	334,608	1,048,548	618,551

Income tax expense	43,325	40,188	65,775	48,987

Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—

Comprehensive income	$489,666	$294,420	$982,773	$569,564

See accompanying notes to unaudited condensed financial statements

DC&M PARTNERS, L.L.C.
Unaudited Condensed Statements of Cash Flows
For the Six months Ended June 2015 & 2016

	Six Months ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$982,773	$569,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	255	255
Changes in assets and liabilities:
Accounts receivable	733,987	(1,135,272)
Prepaid expenses	26,181	18046
Note receivable	—	4,232
Other assets	5,406	(8,232)
Accounts payable	208,939	706,872
Accrued expenses	(2,398)	(1,434)
Income tax payable	(79,666)	13,048
Long term deferred compensation	148,011	—
Net cash provided by operating activities	2,023,490	167,079

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,616)	(2,120)
Net cash used in investing activities	(2,616)	(2,120)

CASH FLOWS FROM FINANCING ACTIVITIES
Partner distributions	(621,319)	(398,284)
Net cash used in financing activities	(621,319)	(398,284)

Net decrease in cash and cash equivalents	1,399,554	(233,325)

Cash at beginning of year	1,171,274	1,402,294

Cash at end of year	$2,570,828	$1,168,969

See accompanying notes to unaudited condensed financial statements

DC&M PARTNERS, L.L.C.

Notes to Unaudited Financial Statements

June 30, 2016 and 2015

NOTE 1 - NATURE OF OPERATIONS

DC&M Partners, L.L.C. (the “Company”), was formed incorporated in the State of Arizona on January 29, 2007. The Company provides clients with a wide range of SAP development, consultancy, and management services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company has adopted the Financial Accounting Standards Board (“FASB”) Codification (“Codification” or “ASC”). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America (“U.S. GAAP”) recognized by the FASB to be applied by nongovernmental entities. All of the Codification’s content carries the same level of authority.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 985-605-25-79. Revenue is derived from time and expense contracts and is recognized as the services are performed. Revenue received as reimbursements of billable expenses are reported gross within revenue and the related expenses are recorded in operating expenses. Unbilled revenue comprises of revenue recognized in relation to efforts incurred on time and expense contracts not billed at period end where services are performed in accordance with agreed terms. Customer advances represent payments received in advance of an engagement and are deferred until the service is performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company routinely assesses the financial strength of its customers and debtors and believes that its accounts receivable credit risk exposure is limited. Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. An allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables. This evaluation takes into consideration a customer’s financial condition and credit history, as well as current economic conditions. Accounts receivable are considered delinquent when they are over 90 days past due and are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded in income when received.

DC&M PARTNERS, L.L.C.

Notes to Unaudited Financial Statements

June 30, 2016 and 2015

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon, is eliminated from the property and reserve accounts, and gains and losses are reflected in the consolidated statements of operations.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable as of June 30, 2016 and 2015 are summarized as follows:

Amounts due for services rendered and billed:	2016	2015
Outstanding less than 90 days	$3,077,079	$3,921,182
Outstanding more than 90 days	129,087	(175,745)

	3,206,166	3,745,437
Less: allowance for doubtful accounts	—	—
Amounts due for services rendered and billed, net	3,206,166	3,745,437
Amounts due for services rendered not billed:
Accounts receivable, net	$3,206,166	$3,745,437

DC&M PARTNERS, L.L.C.

Notes to Unaudited Financial Statements

June 30, 2016 and 2015

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30,

	2016	2015

Office equipment	$57,446	$54,368

Fixed assets, gross	57,446	54,368
Less: accumulated depreciation	(53,305)	(52,503)
Fixed assets, net	$4,141	$1,865

Depreciation expense for the six-month periods ended June30, 2016 and 2015 were $255, respectively.

NOTE 5 - INCOME TAXES

The Company accounts for income taxes under the provisions of the FASB ASC 740, Income Taxes.

The Company elected to be taxed as a partnership for income tax purposes effective June 3, 2001. Accordingly, the members are responsible for income taxes and no provision for income taxes is included in these financial statements for the Company.

The Company’s policy is to distribute dividends to provide funds for members to pay income taxes on income reported by the Company. Periodically, additional distributions are paid to reduce equity in excess of management’s evaluation of the amount required for working capital. Management believes the payment of additional distributions will not negatively impact profitability or impair the operating needs of the Company. Equity distributions during the period ended June 30, 2015 and 2016 were $1,237,468 and $2,514,560, respectively.

The Company accounts for the effect of any uncertain tax positions based on a more likely than not threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a cumulative probability assessment that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense.

DC&M PARTNERS, L.L.C.

Notes to Unaudited Financial Statements

June 30, 2016 and 2015

The Company has evaluated its tax positions and determined no uncertainty requires recognition. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions, as well as the required foreign countries. The Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011. All dues were paid off as of the report date.

NOTE 6 - EMPLOYEE BENEFIT PLAN

DEFERRED COMPENSATION

The Company reviews compensation for members on an annual basis and accrues deferred compensation for any excess of amounts owed versus amounts paid to members. As of June 30, 2016 and 2015, deferred compensation was $597,481 and $449,469, respectively.

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

In August 2014, the FASB issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

In May 2014, the FASB issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its financial statements.

In January 2015, the FASB issued ASU 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

DC&M PARTNERS, L.L.C.

Notes to Unaudited Financial Statements

June 30, 2016 and 2015

In November 20, 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The ASU is part of the Board’s simplification initiative aimed at reducing complexity in accounting standards. Current U.S. GAAP requires the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. Importantly, the guidance does not change the existing requirement that only permits offsetting within a jurisdiction – that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction.

NOTE 8 - OPERATING LEASES

The Company leases office space in Chandler, Arizona under net operating lease agreement. Lease expense for leased property has been accounted for under the operating lease method where ownership of the asset does not transfer to the lessee.

Operating lease expense was $18,046 and $31,700 for the years ended June 30, 2015 and 2016, respectively.

NOTE 9 - CONCENTRATION OF CREDIT RISK

For the period ended June 30, 2015 and 2016, approximately 80% and 79%, respectively, of the Company’s revenue was derived from ten customers. As of June30, 2015 and 2016, approximately 75% and 70%, respectively, of the Company’s accounts receivable were due from five customers.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 11, 2016, the date the unaudited financial statements were available to be issued.

On July 29, 2015, the Company entered into a membership interest purchase agreement with Ameri Holdings Inc. (“AMERI”), which is based in Princeton, New Jersey, for the purchase of all of the outstanding membership interests of the Company for consideration of: (a) a cash payment in the amount of $3,000,000 at closing, (b) 1,600,000 shares of AMERI common stock, which are to be issued on July 29, 2018 or upon a change of control of AMERI (whichever occurs earlier), and (c) earn-out payments to be paid, if earned, in 2017 and 2018, all as more particularly outlined in the purchase agreement.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 29, 2016, Ameri Holdings, Inc. (the ‘‘Company,’’ ‘‘we,’’ ‘‘our’’ or ‘‘us’’) completed the acquisition of DC&M Partners, L.L.C. (‘‘DC&M’’). The accompanying unaudited pro forma condensed consolidated combined statements of operations for the year ended December 31, 2016 present the combined results of our operations with DC&M as if the acquisition and the financing for the acquisition had occurred on January 1, 2016. The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results. The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition. The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company’s future financial position or operating results of the combined company.

The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2016 and 2015 and our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2016 and 2015 and DC&M audited financial statements as of and for the years ended December 31, 2015 and 2014 and DC&M unaudited consolidated financial statements as of and for the three and six months ended June 30, 2016 and 2015.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11. Accordingly, our cost to acquire DC&M of approximately $15.816 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

Unaudited Proforma Combined Statement of Operations For the Year Ended December 31, 2016
	Ameri Holdings	DC&M Partners	Combined Historical	Proforma Adjustments	Proforma Combined
Revenue	28,493,511	20,095,857	48,589,368		48,589,368
Cost of Revenue	23,322,828	16,378,738	39,701,566		39,701,566
Gross Profit	5,170,683	3,717,119	8,887,802	-	8,887,802
Operating Expenses:
Selling & Marketing	50,262	6,236	56,498		56,498
General & Administration	7,888,805	2,287,254	10,176,059		10,176,059
Acquisition related expenses	1,585,136	-	1,585,136		1,585,136
Depreciation and Amortization	1,361,169	12	1,361,181		1,361,181
Operating Expenses	10,885,372	2,293,502	13,178,874	-	13,178,874
Operating Income (Loss)	(5,714,689)	1,423,617	(4,291,072)	-	(4,291,072)
Interest expense	(727,045)	(24,470)	(751,515)		(751,515)
Other Income(Expenses)	16,604	(141,303)	(124,699)		(124,699)
Change due to estimate correction	(410,817)		(410,817)		(410,817)
Total other Income (expenses)	(1,121,258)	(165,773)	(1,287,031)	-	(1,287,031)
Net Income (loss) before income taxes	(6,835,947)	1,257,844	(5,578,103)	-	(5,578,103)
Income tax benefit (provision)	3,747,846		3,747,846		3,747,846
Net Income (loss)	(3,088,101)	1,257,844	(1,830,257)	-	(1,830,257)
Non Controlling Interest	(3,382)		(3,382)		(3,382)
Net income (loss) attributable to the Company	(3,091,483)	1,257,844	(1,833,639)	-	(1,833,639)

Foreign exchange translation adjustment	(7,426)		(7,426)		(7,426)

Comprehensive income (loss)	(3,098,909)	1,257,844	(1,841,065)	-	(1,841,065)

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Ameri Holdings, Inc. (the “Company”) and DC&M Partners, L.L.C. (“DC&M) historical consolidated financial statements as adjusted to give effect to the acquisition of DC&M by the Company. The unaudited pro forma combined statements of operations for the 12 months ended December 31, 2016 give effect to the DC&M acquisition as if it had occurred on January 1, 2016.

Note 2 — Preliminary purchase price allocation

On July 29, 2016, the Company acquired DC&M for total consideration of approximately $15.816 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of DC&M based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for DC&M to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Total purchase price	$15,816,000

Cash and cash equivalents	2,564,108
Accounts receivable	3,206,166
Deposit and other expense	22,263
Other - Customer Lists	5,400,000
Total identifiable assets	11,192,537

Accounts payable and accrued expenses	2,743,310
Taxes Payable	—
Other payable	592,538
Total liabilities assumed	3,335,848

Net assets acquired	7,856,689

Total pro forma goodwill	$7,959,311

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) Reflect the investment in a subsidiary and the payment of the purchase price; and

(2) Reflect the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of DC&M’s identifiable assets acquired and liabilities assumed as shown in Note 2.

CERTIFIED PUBLIC ACCOUNTANTS REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors,

We have audited the accompanying consolidated balance sheets of ATCG Technology Solutions, Inc. and its subsidiary (together, the "Company") as of December 31, 2016 and 2015 and the related consolidated statements of income, retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ram Associates

Ram Associates

Hamilton, NJ

May 18, 2017

3240 EAST STATE STREET EXT. + HAMILTON, NJ08619 + (609) 631-9552/63 1-9553 + FAX (888) 319-8898

PKRAM@RAMASSOCIATES.US

ATCG Technology Solutions, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$163,548	$50,630
Accounts receivable, net	787,812	277,194
Other Current Assets	487,852	135,951
TOTAL CURRENT ASSETS	1,439,212	463,775

PROPERTY AND EQUIPMENT, NET	27,721	16,427
INTANGIBLE ASSET	1,027,500	—

TOTAL ASSETS	$2,494,433	480,202

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable	$351,144	406,398
Other Current Liabilities	850,141	94,896
Deferred Tax Liability	687	—
TOTAL LIABILITIES	1,201,972	501,294

STOCKHOLDERS EQUITY
Common Stock	8,563	1,000
Preferred Stock	17,532	12,123
Additional Paid in Capital	8,000,561	5,636,033
Retained Earnings	(6,738,135)	(5,679,964)
Non-Controlling Interest	3,940	9,716
	1,292,461	(21,092)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,494,433	$480,202

See accompanying notes to financial statements

ATCG Technology Solutions, Inc. and Subsidiary

Consolidated Statements of Income and Comprehensive Income

	Years Ended December 31,
	2016	2015
REVENUES	$5,968,330	$1,399,305
COST OF SALES	4,443,335	1,327,562
Gross profit	1,524,995	71,743
OPERATING EXPENSES
General and administrative expenses	2,589,077	1,865,904
Depreciation	8,386	146,157
TOTAL OPERATING EXPENSES	2,597,463	2,012,061
Loss from operations	(1,072,468)	(1,940,318)
OTHER INCOME (EXPENSES)
Interest income	103	—
Other income	15,000	7
Gain on sale of asset	1,736	—
Interest expense	(4,767)	—

TOTAL OTHER INCOME	12,072	7
Loss before income tax expense	(1,060,396)	(1,940,311)
Deferred Tax	(687)	—
	(1,061,083)	(1,940,311)
Net income (loss) attributable to non-controlling interest	5,112	(7,128)
Net loss attributable to ATCG Technology Solutions, Inc. stockholders	(1,055,971)	(1,947,439

Other comprehensive income (loss):
Foreign currency translation adjustment	(2,200)	838

Net loss	$(1,058,171)	$(1,946,601)

See accompanying notes to financial statements

ATCG Technology Solutions, Inc. and Subsidiary

Consolidated Statement of Stockholders’ Equity

	Common Stock		Preferred Stock
	Shares	Par Value at $0.001	Shares	Par Value at $0.001	Additional paid-in capital	Other Comprehensive income (loss)	Retained earnings	Non- Controlling Interests	Total stockholders’equity
Balance at December 31, 2014	1,000,000	$1,000	71,628	72	$2,836,615	$-	$(3,733,363)		$(895,676)
Issuance of capital			12,051,392	12,051	2,799,418	-	-		2,811,469
Net Loss	-	-			-	838	(1,947,439)	9,716	(1,936,885)
Balance at December 31, 2015	1,000,000	$1,000	12,123,020	12,123	$5,636,033	$838	$(5,680,802)	9,716	$(21,092)
Issuance of Equity Capital for acquisition	2,562,500	2,563			414,937				417,500
Issuance of Preference Capital for acquisition			1,500,282	$1,500	348,501				350,001
Issuance of Equity	5,000,000	5,000			916,467				921,467
Issuance for Preference			3,908,533	3,909	684,623				688,531
Non-Controlling Interests								(5,776)	(5,776)
Accumulated other comprehensive income (loss)						(2,200)	(1,055,971)		(1,058,170)
Balance at December 31, 2016	8,562,500	$8,563	17,531,835	$17,532	$8,000,561	$(1,362)	$(6,736,773)	$3,940	$1,292,461

ATCG Technology Solutions, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,058,171)	$(1,946,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,386	146,157
Deferred Tax	687	—
FCTR Adjustment	2,200	838
Gain on sale of Asset	(1,736)	—

Changes in assets and liabilities:
Accounts receivable	(510,618)	(138,925)
Other current assets	(351,901)	(117,055)
Current Liabilities	700,677	342,380
Net cash used in operating activities	(1,210,476)	(1,713,206)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(271,494)	(4,635)
Net cash used in investing activities	(271,494)	(4,635)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital Infusion	1,600,000	1,400,000
Non-controlling interest	(5,112)	7,128
Net cash provided by financing activities	1,594,888	1,407,128

Net decrease in cash and cash equivalents	112,918	(310,713)

Cash at beginning of year	50,630	361,343

Cash at end of year	$163,548	$50,630

See accompanying notes to financial statements

ATCG Technology Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 1 - NATURE OF OPERATIONS

ATCG Technology Solutions, Inc. (the "Company") was formed in the State of Delaware on December 23, 2011. The Company provides clients with a wide range of SAP development, consultancy and management services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FOREIGN OPERATIONS AND FOREIGN CURRENCY

The operations of the Company’s foreign subsidiary, Ameritas Technologies India Private Limited, a company formed and operating under the laws of India (the “Subsidiary”), are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls and restrictions on foreign exchange. Cash held in foreign based bank accounts as of December 31, 2016 was approximately $23,428.

The Subsidiary transacts business in its local currency. The financial statements reflect the translation of the functional currency statements to U.S. Dollars. Financial statements use end of period exchange rates for assets and liabilities, weighted average exchange rates for revenue and expenses. The resulting foreign currency translation adjustment is recorded in accumulated other comprehensive income (loss) as a component of equity.

BASIS OF PRESENTATION

The Company has adopted the Financial Accounting Standards Board ("FASB") Codification ("Codification" or "ASC"). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America ("U.S. GAAP") recognized by the FASB to be applied by nongovernmental entities. All of the Codification's content carries the same level of authority.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 985-605-25-79. Revenue is derived from time and expense contracts and is recognized as the services are performed. Revenue received as reimbursements of billable expenses are reported gross within revenue and the related expenses are recorded in operating expenses. Unbilled revenue comprises of revenue recognized in relation to efforts incurred on time and expense contracts not billed at period end where services are performed in accordance with agreed terms. Customer advances represent payments received in advance of an engagement and are deferred until the service is performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ATCG Technology Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

ACCOUNTS RECEIVABLE

The Company routinely assesses the financial strength of its customers and debtors and believes that its accounts receivable credit risk exposure is limited. Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. An allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables. This evaluation takes into consideration a customer's financial condition and credit history, as well as current economic conditions. Accounts receivable are considered delinquent when they are over 90 days past due and are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded in income when received.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon, is eliminated from the property and reserve accounts, and gains and losses are reflected in the consolidated statements of operations.

INCOME TAXES

The Company accounts for the effect of any uncertain tax positions based on a more likely than not threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a cumulative probability assessment that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense.

The Company has evaluated its tax positions and determined no uncertainty requires recognition. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions, as well as the required foreign countries. The Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.

ATCG Technology Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2016 and 2015 are summarized as follows:

Amounts due for services rendered and billed:	2016	2015
Outstanding less than 90 days	$787,812	$277,194
Outstanding more than 90 days	—
	787,812	277,194
Less: allowance for doubtful accounts	—	—
Amounts due for services rendered and billed, net	787,812	277,194
Amounts due for services rendered not billed:	—	—
Accounts receivable, net	$787,812	$277,194

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31,

	2016	2015

Office equipment	$148,172	$129,283
Leasehold Improvements	163,290	163,290
Fixed assets, gross	311,462	286,047
Less: accumulated depreciation	(283,741)	(269,620)
Fixed assets, net	$27,721	$16,427

Depreciation expense for the years ended December 31, 2016 and 2015 were $8,386 and $146,157, respectively. The depreciation expense for year ended December 31, 2015 includes the write off of the balance of leasehold improvements.

ATCG Technology Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 5 - INCOME TAXES

The Company accounts for income taxes under the provisions of the FASB ASC 740, Income Taxes. Although the Company's management believes that their tax estimates are reasonable, there is no assurance that the final determination of tax liability will not be different from what is reflected in the Company's income tax provisions and accruals.

NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS

On May 28, 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), with an effective date for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, for public business entities, certain not-for-profit entities, and certain employee benefit plans. The effective date for all other entities was for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The amendments in this Update defer the effective date of Update 2014-09. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Earlier application is permitted only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in Update 2014-09. The Company does not believe the effect of implementing the above statement will have a material impact on its financial statements.

ATCG Technology Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 7 - OPERATING LEASES

The Company leases its principal office space in Folsom, California and Noida in India under net operating lease agreements. Lease expense for leased property has been accounted for under the operating lease method where ownership of the asset does not transfer to the lessee.

Operating lease expense was $95,517 and $249,678 for the years ended December 31, 2016 and 2015, respectively.

NOTE 8 - CONCENTRATION OF CREDIT RISK

For the years ended December 31, 2016 and 2015, approximately 87% and 64%, respectively, of the Company's revenue was derived from four and two customers, respectively. As of December 31, 2016 and 2015, approximately 86% and 95%, respectively, of the Company's accounts receivable were due from five customers.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 18, 2017, the date the financial statements were available to be issued.

On March 10, 2017, the Company entered into a purchase agreement with Ameri Holdings Inc (“Ameri”) which is based in Princeton, New Jersey, for the purchase of all of the outstanding shares of the Company. The aggregate purchase price for the acquisition of the Company was $8,784,533, consisting of:

(a)	576,923 shares of our common stock;

(b)	Unsecured promissory notes for the aggregate amount of $3,750,000 (which notes bear interest at a rate of 6% per annum with a payment schedule of 50% on December 31, 2017 and 50% on June 30, 2018);

(c)	Earn-out payments in shares of our common stock (up to an aggregate value of $1,200,000 worth of shares) to be paid, if earned, in each of 2018 and 2019; and

(d)	An additional cash payment of $55,687 for cash that was left in ATCG at closing.

The total purchase price of $8,784,533 was allocated to intangibles of $3.75 million, taking into consideration projected revenue from the acquired list of ATCG customers over a period of three years, and goodwill. The excess of total purchase price over the intangibles allocation has been allocated to goodwill.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On March 10, 2017, Ameri Holdings, Inc. (the ''Company,'' ''we,'' ''our'' or ''us'') completed the acquisition of ATCG Technology Solutions, Inc. (“ATCG”). The accompanying unaudited pro forma condensed consolidated combined statements of operations for the fiscal year ended December 31, 2016 present the combined results of our operations with ATCG as if the acquisition and the financing for the acquisition had occurred on January 1, 2016. The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results. The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition. The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company's future financial position or operating results of the combined company.

The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our consolidated financial statements for year ending December 31, 2016 and ATCG audited financial statements as of and for the years ended December 31, 2016.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11. Accordingly, our cost to acquire ATCG of approximately $8.75 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

AMERI HOLDINGS, INC.

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2016

	Ameri Holdings, Inc.	ATCG Technology Solutions Inc.	Combined Historical	Pro Forma Adjustments	Pro Forma Combined
Revenue	$36,145,589	5,968,330	42,113,919		42,113,919
Cost of revenue	29,608,932	4,443,335	34,052,267		34,052,267
Gross profit
Operating expenses:
Selling and marketing expenses	417,249	48,258	465,507		465,507
General and administration expenses	8,552,966	2,540,820	11,093,786		11,093,786
Acquisition related expenses	1,585,136		1,585,136		1,585,136
Depreciation and Amortization	1,361,169	8,386	1,369,555		1,369,555
	11,916,520	2,598,150	14,514,670		14,514,670
Income before other income / (expenses)	(5,379,863)	(1,072,469)	(6,452,332)		(6,452,332)

Net Interest expense	(751,704)	(4,664)	(755,738)		(755,738)
Other income (expense)	16,604	15,000	31,604		31,604
Changes due to estimate correction	(410,817)		(410,817)		(410,817)
Loss on sale of fixed assets		1,736	1,736		1,736

Net income before income tax	(6,525,150)	(1,060,397)	(7,585,547)		(7,585,547)
Provision for income taxes	3,747,846	(687)	3,747,159		3,747,159

Net Income (loss)	(2,777,304)	(1,061,084)	(3,841,859)		(3,838,338)

Unrealized foreign currency translation income	(7,426)	(2,200)	(9,626)		(9,626)
Non-controlling Interest	(3,382)	5,112	1,730		1,730

Net and comprehensive income for the period	$(2,788,112)	(1,058,172)	(3,846,284)		(3,846,284)

See notes attached to the proforma financial statements

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Ameri Holdings, Inc. (the "Company") and ATCG Technology Solutions Inc. ("ATCG”) historical consolidated financial statements as adjusted to give effect to the acquisition of ATCG by the Company. The unaudited pro forma combined statements of operations for the year ended December 31, 2016 give effect to the ATCG acquisition as if it had occurred on January 1, 2016.

Note 2 — Preliminary purchase price allocation

On March 10, 2017, the Company acquired ATCG for total consideration of approximately $8.75 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of ATCG based on management's best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for ATCG to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Total purchase price	$8,784,533

Cash and cash equivalents	163,548
Accounts receivable	787,812
Deposit and other expense	487,852
Tangible Assets	27,752
Intangible Asset	1,027,500
Other - Customer Lists	3,750,000
Total identifiable assets	6,244,464

Accounts payable and accrued expenses	1,205,943
Taxes Payable	—
Other payable	—
Total liabilities assumed	1,205,943

Net assets acquired	5,038,251

Total pro forma goodwill	$3,746,012

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) Reflect the investment in a subsidiary and the payment of the purchase price; and

(2) Reflect the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of ATCG identifiable assets acquired and liabilities assumed as shown in Note 2.

_________ Shares

WARRANTS to purcHase ________ shares

Common Stock

PROSPECTUS

Sole Bookrunner Northland Capital Markets
Co-Manager Barrington Research

______________, 2017

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$2,224
FINRA filing fee	1,700
Nasdaq listing fee and expenses	100,000
Printing and EDGAR expenses	25,000
Legal fees and expenses	150,000
Underwriters’ expense reimbursement	100,000
Accounting fees and expenses	100,000
Transfer Agent and Registrar fees and expenses	15,000
Financial and Accounting Consultants	200,000
Miscellaneous	106,058
Total	$800,000

We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The selling security holder, however, will bear all commissions and discounts, if any, attributable to its sale of securities.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past two years, we sold the following securities without registration under the Securities Act:

Lone Star Value

For the purpose of financing the ongoing business and operations of our company following the Merger, on May 26, 2015 we completed the Private Placement, issuing the Convertible Note in the principal amount of $5,000,000, together with the Original Warrant, pursuant to the terms of the Securities Purchase Agreement with LSVI. The Convertible Note was unsecured and was to become due on May 26, 2017, the second anniversary of the issue date. Prior to maturity, the Convertible Note bore interest at 5% per annum, with interest being paid semiannually on the first day of each of the first and third calendar quarters. From and after an event of default and for so long as the event of default was continuing, the Convertible Note was to bear default interest at the rate of 10% per annum. The Convertible Note could be prepaid by us at any time without penalty.

The Convertible Note was convertible into shares of our common stock at a conversion price of $1.80 per share, or an aggregate of 2,777,778 shares of common stock, subject to adjustment under certain circumstances. The Convertible Note ranked senior to all of our other obligations, except for trade payables in the ordinary course of business, purchase money asset financing and any inventory or receivables-based credit facility that we may obtain in the future, provided that the amount of the credit facility does not exceed 50% of eligible inventory and 80% of eligible receivables. The Convertible Note also included certain negative covenants including, without LSVI’s approval, restrictions on debt and security interests, mergers and the purchase and sale of assets, dividends and other restricted payments, and investments.

The Original Warrant issued in the Private Placement gave LSVI the right to purchase up to 2,777,777 shares of common stock (equivalent to 100% warrant coverage in respect of the shares underlying the Convertible Note) at an exercise price equal to $1.80 per share. The Original Warrant may be exercised on a cashless-exercise basis, meaning that, upon exercise, the holder would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares issuable upon exercise of the Original Warrant over the exercise price of the Warrant. The Original Warrant expires on May 26, 2020.

On May 13, 2016, LSVI completed an early partial exercise of its Original Warrant for 1,111,111 shares of our common stock at a price of $1.80 per share, for total consideration to us of $2,000,000, and LSVI was issued the Replacement Warrant for the remaining 1,666,666 shares under the Original Warrant on the same terms as the Original Warrant. LSVI also agreed to an amendment of the Convertible Note to extend the maturity of the Convertible Note for two years in exchange for (i) the right to request that the Board expand the size of the Board to nine directors from the current eight, with LSVI having the right to designate up to four of the nine directors, and (ii) the issuance of the Additional Warrant for the purchase of 1,000,000 shares of the Company’s common stock at a price of $6.00 per share, on substantively the same terms as the Original Warrant, except the Additional Warrant may only be exercised for cash. LSVI’s Registration Rights Agreement, dated May 26, 2015, with the Company was also amended and restated to include the shares of common stock issuable under the Additional Warrant.

On December 30, 2016, the Company entered into the Exchange Agreement with LSVI, pursuant to which the Convertible Note was returned to the Company and cancelled in exchange for 363,611 shares of the Company’s Series A Preferred Stock, which is non-convertible and perpetual preferred stock of the Company. As a result of the exchange transaction, no principal or interest remained outstanding or payable under the Convertible Note and the Convertible Note was no longer convertible into shares of common stock of the Company. The Company issued 10,097 and 10,277 shares of Series A Preferred Stock to LSVI in May 2017 and September 2017, respectively, as payments of a dividend on the shares of Series A Preferred Stock held by LSVI as of March 31, 2017 and June 30, 2017, respectively.

On September 26, 2017, LSVI completed a cashless exercise of the full Replacement Warrant, of which there was a total of 1,666,666 shares of common stock underlying, in exchange for the issuance of 1,205,837 shares of our common stock.

2015 and 2016 Issuances

On November 20, 2015, we issued 235,295 restricted shares of our common stock to the two former shareholders of Ameri Georgia as part of the total consideration for the acquisition of Ameri Georgia. The former shareholders and officers of Ameri Georgia made representations to us regarding their knowledge and experience, ability to bear economic risk and investment purpose with respect to the restricted shares they received.

On April 20, 2016, we entered into a Stock Purchase Agreement with Dhruwa N. Rai, an investor identified by the Company and who subsequently became a director of the Company, pursuant to which Mr. Rai purchased 500,000 restricted shares of our common stock from us at a price per share of $6.00 for aggregate consideration to us of $3,000,000. Mr. Rai made representations to us regarding his knowledge and experience, ability to bear economic risk and investment purpose with respect to the restricted shares he purchased.

On June 23, 2016, we entered into a definitive agreement to purchase Bigtech. The acquisition of Bigtech was effective as of July 1, 2016, and as part of the consideration paid for the acquisition, we delivered to Bigtech’s two former shareholders and officers warrants for the purchase of an aggregate 51,000 restricted shares of our common stock. Pursuant to the terms of the warrants, the former Bigtech shareholders acknowledged that the warrants represented unregistered securities that may not be sold or offered except pursuant to an effective registration statement and that any shares issued upon exercise of the warrants would be restricted and held for each such former shareholder’s own account.

On July 22, 2016, we issued 101,250 restricted shares of our common stock to the former sole member and chief executive officer of Virtuoso as part of the total consideration for the acquisition of Virtuoso .The shares were issued with a value of $6.51 per share. The former sole member of Virtuoso made representations to us regarding his knowledge and experience, ability to bear economic risk and investment purpose with respect to the restricted shares he received.

On July 29, 2016, we became obligated to issue 1,600,000 restricted shares of our common stock to the three former members and managing partners of Ameri Arizona as part of the total consideration for the acquisition of Ameri Arizona. The restricted shares are to be issued on July 29, 2018 or upon a change of control of the Company (whichever occurs earlier). The former members of Ameri Arizona made representations to us regarding their knowledge and experience, ability to bear economic risk and investment purpose with respect to the restricted shares they received.

On September 1, 2016, we issued 299,250 restricted shares of common stock to Srinidhi “Dev” Devanur, our Executive Chairman, in connection with the completion of our acquisition of Ameri India on July 1, 2016, pursuant to the terms of a Stock Purchase Agreement dated May 26, 2015. Mr. Devanur previously made representations to us regarding his knowledge and experience, ability to bear economic risk and investment purpose with respect to the restricted shares he acquired.

2017 Issuances

On January 27, 2017, the Company issued 33,333 restricted shares of its common stock its legal counsel, Olshan Frome Wolosky LLP (“Olshan”), in exchange for the cancellation of a portion of accrued and unpaid legal fees owed by the Company to Olshan. Each of the Olshan partners who received restricted shares is a sophisticated investor with knowledge and experience of financial and business matters related to an investment in the Company’s securities. In addition, restricted shares bear transfer restrictions and the recipients acquired such securities for their own respective accounts without a view to resell or distribute them.

On March 7, 2017, we completed the sale and issuance of an aggregate of $1,250,000 in 8% Convertible Unsecured Promissory Notes (the “2017 Notes”) to four accredited investors, including one of the Company’s directors, Dhruwa N. Rai. The 2017 Notes were issued pursuant to Securities Purchase Agreements with each investor, pursuant to which each investor purchased its 2017 Note from the Company. The 2017 Notes will bear interest at 8% per annum until maturity in March 2020, with interest being paid annually on the first, second and third anniversaries of the issuance of the 2017 Notes beginning in March 2018. From and after an event of default and for so long as the event of default is continuing, the 2017 Notes will bear default interest at the rate of 10% per annum. The 2017 Notes can be prepaid by us at any time without penalty.

The 2017 Notes are convertible into shares of our common stock at a conversion price equal to $_____ (equal to 68% of the price per share of the common stock sold in this offering). Upon the effectiveness of this registration statement, the holders of the 2017 Notes have the right, at their option, at any time and from time to time to convert, in part or in whole, the outstanding principal amount and all accrued and unpaid interest under the 2017 Notes into shares of the Company’s common stock at the then applicable conversion price.

The 2017 Notes rank junior to our secured credit facility with Sterling National Bank. The 2017 Notes also include certain negative covenants including, without the investors’ approval, restrictions on dividends and other restricted payments and reclassification of its stock. The 2017 Notes purchasers made representations to us regarding their knowledge and experience, ability to bear economic risk and investment purpose with respect to the 2017 Notes they purchased. Pursuant to the terms of the 2017 Notes purchase agreement, the purchasers acknowledged that the 2017 Notes represented unregistered securities that may not be sold or offered except pursuant to an effective registration statement and that any shares issued upon conversion of the 2017 Notes would be restricted and held for each holder’s own account.

On March 10, 2017, we issued 576,923 restricted shares of our common stock to the nine former stockholders of Ameri California as part of the total consideration for the acquisition of Ameri California. The shares were issued with a value of $6.50 per share. The former shareholders of Ameri California made representations to us regarding their knowledge and experience, ability to bear economic risk and investment purpose with respect to the restricted shares they received.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act as sales by an issuer not involving a public offering. None of the foregoing issuances were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. In each case, the issuances were made, without any general solicitation or advertising, to a limited number of sophisticated investors with knowledge and experience of financial and business matters related to an investment in the Company’s securities. In addition, the securities issued in the foregoing issuances were restricted securities bearing transfer restrictions and the recipients acquired such securities for their own respective accounts without a view to resell or distribute them. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same. Accordingly, the foregoing issuances are subject to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on November 6, 2017.

Ameri Holdings, Inc.
(Registrant)

By:	/s/ Giri Devanur
Name	Giri Devanur
Title:	Ameri Holdings, Inc. (Principal Executive Officer)

By:	/s/ Viraj Patel
Name	Viraj Patel
Title:	Ameri Holdings, Inc. (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, as amended, has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Giri Devanur	President, Chief Executive Officer	November 6, 2017
Giri Devanur	and Director
(Principal Executive Officer)

/s/ Viraj Patel	Chief Financial Officer	November 6, 2017
Viraj Patel	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dimitrios J. Angelis*	Director	November 6, 2017
Dimitrios J. Angelis

/s/ Venkatraman Balakrishnan*	Director	November 6, 2017
Venkatraman Balakrishnan

/s/ Srinidhi Devanur*	Director	November 6, 2017
Srinidhi Devanur

/s/ Jeffrey E. Eberwein*	Director, Chairman	November 6, 2017
Jeffrey E. Eberwein

/s/ Dr. Arthur M. Langer*	Director	November 6, 2017
Dr. Arthur M. Langer

/s/ Robert G. Pearse*	Director	November 6, 2017
Robert G. Pearse

/s/ Dhruwa N. Rai*	Director	November 6, 2017
Dhruwa N. Rai

*By:	/s/ Giri Devanur	November 6, 2017
Giri Devanur
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1+	Form of Underwriting Agreement.

2.1	Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015, among Spatializer Audio Laboratories, Inc., Ameri100 Acquisition, Inc. and Ameri & Partners Inc. (filed as Exhibit 2.1 to AMERI Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 26, 2015 and incorporated herein by reference).

2.2	Stock Purchase Agreement by and between Ameri Holdings, Inc. and the shareholders of Ameri Consulting Service Private Limited. (filed as Exhibit 10.3 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

2.3	Share Purchase Agreement, dated as of November 20, 2015, by and among Ameri Holdings, Inc., Bellsoft, Inc., and all of the shareholders of Bellsoft (filed as Exhibit 2.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on November 23, 2015 and incorporated herein by reference).

2.4	Agreement of Merger and Plan of Reorganization, dated as of July 22, 2016, by and among Ameri Holdings, Inc., Virtuoso Acquisition Inc., Ameri100 Virtuoso Inc., Virtuoso, L.L.C. and the sole member of Virtuoso, L.L.C. (filed as Exhibit 2.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on July 27, 2016 and incorporated herein by reference).

2.5	Membership Interest Purchase Agreement, dated as of July 29, 2016, by and among Ameri Holdings, Inc., DC&M Partners, L.L.C., all of the members of DC&M Partners, L.L.C., Giri Devanur and Srinidhi “Dev” Devanur (filed as Exhibit 2.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on August 1, 2016 and incorporated herein by reference).

2.6	Share Purchase Agreement, dated as of March 10, 2017, by and among Ameri Holdings, Inc., ATCG Technology Solutions, Inc., all of the stockholders of ATCG Technology Solutions, Inc., and the stockholders’ representative (filed as Exhibit 2.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 13, 2017 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Ameri Holdings, Inc. (filed as Exhibit 3.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 23, 2016 and incorporated herein by reference).

3.2	Certificate of Designation of Rights and Preferences of 9.00% Series A Cumulative Preferred Stock (filed as Exhibit 3.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 4, 2017 and incorporated herein by reference).

3.3	Corrected Certificate of Designation of Rights and Preferences of 9.00% Series A Cumulative Preferred Stock (filed as Exhibit 3.3 to Ameri Holdings, Inc.’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on April 18, 2017 and incorporated herein by reference).

3.4	Amended and Restated Bylaws of Ameri Holdings, Inc. (filed as Exhibit 3.2 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 23, 2016 and incorporated herein by reference).

4.1+	Form of Warrant Agent Agreement (includes form of warrant).

4.2	Form of Certificate Representing Shares of Common Stock of Registrant (filed as Exhibit 4.1 to Ameri Holdings, Inc.’s Registration Statement on Form S-8 filed with the SEC on December 17, 2015 and incorporated herein by reference).

4.3	Form of Common Stock Purchase Warrant issued by Ameri Holdings, Inc. to Lone Star Value Investors, LP, dated May 26, 2015 (filed as Exhibit 4.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

4.4	Common Stock Purchase Warrant, dated May 12, 2016, issued by Ameri Holdings, Inc. to Lone Star Value Investors, LP, dated May 12, 2016 (filed as Exhibit 4.3 to Ameri Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016 and incorporated herein by reference).

4.5	Amended and Restated Registration Rights Agreement, dated May 12, 2016, by and between Ameri Holdings, Inc. and Lone Star Value Investors, LP (filed as Exhibit 10.3 to Ameri Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016 and incorporated herein by reference).

4.6	Form of 8% Convertible Unsecured Promissory Note due March 2020 (filed as Exhibit 10.2 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 8, 2017 and incorporated herein by reference).

4.7	Form of Registration Rights Agreement for 2017 Notes Investors (filed as Exhibit 10.3 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 8, 2017 and incorporated herein by reference).

4.8	Form of 6% Unsecured Promissory Note (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 13, 2017 and incorporated herein by reference).

5.1+	Opinion of Olshan Frome Wolosky LLP.

10.1	Securities Purchase Agreement, dated as of May 26, 2015, by and between Ameri Holdings, Inc. and Lone Star Value Investors, LP. (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

10.2	Stock Purchase Agreement by and between Ameri Holdings, Inc. and the shareholders of Ameri Consulting Service Private Limited. (filed as Exhibit 10.3 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

10.3	Employment Agreement, dated as of May 26, 2015, between Giri Devanur and Ameri Holdings, Inc. (filed as Exhibit 10.4 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

10.4	Employment Agreement, dated as of May 26, 2015, between Srinidhi “Dev” Devanur and Ameri Holdings, Inc. (filed as Exhibit 10.5 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

10.5	Form of Indemnification Agreement. (filed as Exhibit 10.6 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

10.6	Form of Option Grant Letter. (filed as Exhibit 10.7 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

10.7*	2015 Equity Incentive Award Plan. (filed as Exhibit 10.8 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 1, 2015 and incorporated herein by reference).

10.8	Form of Restricted Stock Unit Agreement (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 23, 2015 and incorporated herein by reference).

10.9	Securities Purchase Agreement, dated as of April 20, 2016, by and between Ameri Holdings, Inc. and Dhruwa N. Rai (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on April 21, 2016 and incorporated herein by reference).

10.10	Loan and Security Agreement, dated as of July 1, 2016, by and among Ameri and Partners Inc, Bellsoft, Inc., Ameri Holdings, Inc., Linear Logics, Corp., Winhire Inc, Giri Devanur, the lenders which become a party to the Loan and Security Agreement, and Sterling National Bank, N.A. (a lender and as agent for the lenders) (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on July 7, 2016 and incorporated herein by reference).

10.11	Exchange Agreement, dated as of December 30, 2016, between Ameri Holdings, Inc. and Lone Star Value Investors, LP (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 4, 2017 and incorporated herein by reference).

10.12	Form of Securities Purchase Agreement for 2017 Notes Investors (filed as Exhibit 10.1 to Ameri Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on March 8, 2017 and incorporated herein by reference).

10.13	Employment Letter, dated April 24, 2016, between Ameri and Partners Inc and Viraj Patel (filed as Exhibit 10.1 to Ameri Holdings, Inc.'s Current Report on Form 8-K filed with the SEC on April 25, 2017 and incorporated herein by reference).

21.1+	List of Subsidiaries.

23.1+	Consent of Ram Associates.

23.2+	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

24.1**	Power of Attorney.

#101.INS	XBRL Instance Document.

#101.SCH	XBRL Taxonomy Extension Schema Document.

#101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

#101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

#101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

#101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

# Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

* Includes compensatory plan or arrangement.

** Previously filed.

+ Filed herewith.

++ To be filed by amendment.

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